                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY

               ALTERNATE TOLLING AND OPTIONAL REDEMPTION AGREEMENT

                            DATED AS OF MAY 31, 2005

                                  BY AND AMONG

                  COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.,

                              MOC HOLDCO II, INC.,

                             TWE HOLDINGS II TRUST,

                               CABLE HOLDCO INC.,

                             TIME WARNER CABLE INC.

                                       AND

                         THE OTHER PARTIES NAMED HEREIN


                                TABLE OF CONTENTS

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                                                                                                     PAGE
                                                                                                     ----
ARTICLE 1 Definitions..............................................................................     3
   Section 1.1     Terms Defined in this Section...................................................     3
   Section 1.2     Other Definitions...............................................................    15
   Section 1.3     Rules of Construction...........................................................    20

ARTICLE 2 Option Exercise; Redemptions; Tolling....................................................    21
   Section 2.1     Option; Redemptions.............................................................    21
   Section 2.2     Assumed Liabilities.............................................................    27
   Section 2.3     Registration Rights Agreement...................................................    27
   Section 2.4     Estimated Closing Adjustment Amount.............................................    28
   Section 2.5     Final-Closing Adjustment Amount.................................................    28

ARTICLE 3 Related Matters..........................................................................    33
   Section 3.1     Employees.......................................................................    33
   Section 3.2     Use of Names and Logos..........................................................    40
   Section 3.3     Transfer Laws...................................................................    41
   Section 3.4     Transfer Taxes and Fees.........................................................    41

ARTICLE 4 Comcast Trust's Representations and Warranties...........................................    41
   Section 4.1     Organization and Qualification of Comcast Trust.................................    41
   Section 4.2     Authority.......................................................................    42
   Section 4.3     No Conflict; Required Consents..................................................    42
   Section 4.4     Litigation......................................................................    42
   Section 4.5     Ownership of Redemption Securities..............................................    43
   Section 4.6     Brokers.........................................................................    43

ARTICLE 5 Comcast Subsidiary's Representations and Warranties......................................    43
   Section 5.1     Organization and Qualification of Comcast Subsidiary............................    43
   Section 5.2     Authority.......................................................................    43
   Section 5.3     No Conflict; Required Consents..................................................    44
   Section 5.4     Litigation......................................................................    44
   Section 5.5     Brokers.........................................................................    44
   Section 5.6     Comcast Balance Sheet...........................................................    44
   Section 5.7     Tolling.........................................................................    44

ARTICLE 6 Time Warner Cable's Representations and Warranties.......................................    45
   Section 6.1     Organization and Qualification of Time Warner Cable.............................    45
   Section 6.2     Authority.......................................................................    45
   Section 6.3     No Conflict; Required Consents..................................................    45
   Section 6.4     Sufficiency of Assets; Title....................................................    46

   Section 6.5     Transferred System Franchises, Transferred System Licenses, Transferred
                   Systems Contracts, Owned Property and Real Property Interests...................    47
   Section 6.6     Employee Benefits...............................................................    49
   Section 6.7     Litigation......................................................................    49
   Section 6.8     Transferred Systems Information.................................................    50
   Section 6.9     Compliance with Legal Requirements..............................................    50
   Section 6.10    Real Property...................................................................    50
   Section 6.11    Financial Statements; No Adverse Change; Telephony Budget.......................    51
   Section 6.12    Employees.......................................................................    52
   Section 6.13    Transactions with Affiliates....................................................    53
   Section 6.14    Undisclosed Material Liabilities................................................    53
   Section 6.15    Holdco; TWE Holdco I............................................................    53
   Section 6.16    Insurance.......................................................................    54
   Section 6.17    Intellectual Property...........................................................    55
   Section 6.18    Brokers.........................................................................    55
   Section 6.19    Transferred Systems Options.....................................................    55
   Section 6.20    Transferred Systems Proprietary Rights..........................................    55
   Section 6.21    Promotional Campaigns...........................................................    55
   Section 6.22    Environmental...................................................................    56
   Section 6.23    Taxes...........................................................................    57
   Section 6.24    Tax Matters Agreement Representations...........................................    57

ARTICLE 7 Covenants ...............................................................................    57
   Section 7.1     Certain Affirmative Covenants of Time Warner Cable..............................    57
   Section 7.2     Certain Negative Covenants of Time Warner Cable.................................    61
   Section 7.3     Certain Additional Covenants Regarding Required Consents; HSR Act Filing........    64
   Section 7.4     Confidentiality and Publicity...................................................    66
   Section 7.5     Retransmission Consent Agreements...............................................    67
   Section 7.6     Title Insurance Commitments.....................................................    67
   Section 7.7     Intentionally Omitted...........................................................    69
   Section 7.8     Post-Closing Obtaining of Consents..............................................    69
   Section 7.9     Transitional Services...........................................................    69
   Section 7.10    Cooperation Upon Inquiries as to Rates..........................................    70
   Section 7.11    Updated Schedules...............................................................    71
   Section 7.12    Commercially Reasonable Efforts; Further Assurances.............................    72
   Section 7.13    Post Closing Access to Personnel Records........................................    72
   Section 7.14    [Intentionally Omitted].........................................................    73
   Section 7.15    Tax Returns with respect to Applicable Taxes....................................    73
   Section 7.16    Environmental Reports...........................................................    73
   Section 7.17    Certain Notices.................................................................    73
   Section 7.18    Franchise Expirations...........................................................    73
   Section 7.19    Insurance.......................................................................    74
   Section 7.20    Second Stage Review.............................................................    74
   Section 7.21    [Intentionally Omitted].........................................................    76

   Section 7.22    Promotional Campaigns...........................................................    76
   Section 7.23    Launch Support..................................................................    76
   Section 7.24    Section 338(h)(10) Election.....................................................    77
   Section 7.25    Pre-Closing Access..............................................................    78
   Section 7.26    Ordinary Course from Closing to Closing Time....................................    79

ARTICLE 8 Conditions Precedent.....................................................................    79
   Section 8.1     Conditions to the Comcast Parties' Obligations..................................    79
   Section 8.2     Conditions to Time Warner Cable's Obligations...................................    82

ARTICLE 9 Closing..................................................................................    83
   Section 9.1     Closing; Time and Place.........................................................    83
   Section 9.2     Time Warner Cable's Obligations.................................................    83
   Section 9.3     Comcast Trust's Obligations.....................................................    85

ARTICLE 10 Termination and Default.................................................................    86
   Section 10.1    Termination Events..............................................................    86
   Section 10.2    Effects of Termination..........................................................    87

ARTICLE 11 Indemnification.........................................................................    87
   Section 11.1    Indemnification by Time Warner Cable............................................    87
   Section 11.2    Indemnification by Holdco.......................................................    88
   Section 11.3    Procedure for Certain Indemnified Claims........................................    88
   Section 11.4    Determination of Indemnification Amounts and Related Matters....................    89
   Section 11.5    Time and Manner of Certain Claims...............................................    91
   Section 11.6    Other Indemnification...........................................................    91
   Section 11.7    Exclusivity.....................................................................    91
   Section 11.8    Release.........................................................................    92
   Section 11.9    Indemnification for Income Taxes................................................    92
   Section 11.10   Tax Treatment of Indemnification Payments.......................................    92
   Section 11.11   Guaranteed Obligations of Comcast...............................................    93

ARTICLE 12 Miscellaneous Provisions................................................................    94
   Section 12.1    Expenses........................................................................    94
   Section 12.2    Attorneys' Fees.................................................................    94
   Section 12.3    Waivers.........................................................................    95
   Section 12.4    Notices.........................................................................    95
   Section 12.5    Entire Agreement; Prior Representations; Amendments.............................    97
   Section 12.6    Specific Performance............................................................    97
   Section 12.7    Jurisdiction....................................................................    97
   Section 12.8    WAIVER OF JURY TRIAL............................................................    98
   Section 12.9    Binding Effect; Benefits........................................................    98
   Section 12.10   Headings and Schedules..........................................................    98
   Section 12.11   Counterparts....................................................................    98
   Section 12.12   GOVERNING LAW...................................................................    98

Section 12.13   Severability.......................................................................    98
Section 12.14   Third Parties; Joint Ventures......................................................    99
Section 12.15   Construction.......................................................................    99
Section 12.16   Risk of Loss; Governmental Taking..................................................    99
Section 12.17   Commercially Reasonable Efforts....................................................   100
Section 12.18   Time...............................................................................   101

EXHIBITS

A     Form of Second Stage Bringdown Certificate

B     Form of Tax Matters Agreement

C     Form of GP Redemption and Amendment Agreement

D     Protective Election Legend

               ALTERNATE TOLLING AND OPTIONAL REDEMPTION AGREEMENT

            This ALTERNATE TOLLING AND OPTIONAL REDEMPTION AGREEMENT (this "Agreement"), dated as of May 31, 2005 and effective as of September 24, 2004, is by and among Comcast Cable Communications Holdings, Inc., a Delaware corporation ("Comcast"), MOC Holdco II, Inc., a Delaware corporation ("Comcast Subsidiary"), TWE Holdings I Trust, a Delaware statutory trust ("Comcast Trust I"), but solely for purposes of Section 2.1(b)(iv), TWE Holdings II Trust, a Delaware statutory trust ("Comcast Trust"), Comcast Corporation, a Pennsylvania corporation ("Comcast Parent"), but solely for purposes of Section 2.3 and the last sentence of Section 12.5, Cable Holdco Inc., a Delaware corporation ("Holdco"), TWE Holding I LLC, a Delaware limited liability company ("TWE Holdco I") and Time Warner Cable Inc., a Delaware corporation ("Time Warner Cable") and Time Warner Inc., a Delaware corporation, but solely for purposes of the last sentence of Section 12.5. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article 1.

                                    RECITALS

            A. Comcast Trust, Time Warner Inc., a Delaware corporation ("Time Warner"), and Time Warner Cable are parties to that certain Registration Rights Agreement, dated as of March 31, 2003, as amended on the date hereof (the "Registration Rights Agreement").

            B. The parties entered into the Tolling and Optional Redemption Agreement, dated as of September 24, 2004, as amended by Amendment No. 1, dated as of February 17, 2005, by Amendment No. 2, dated as of the Amendment Date, and the letter agreement dated May 10, 2005 (as so amended, and as further amended from time to time, the "Tolling Agreement"), by and among Comcast, Comcast Subsidiary, Comcast Trust, Holdco, TWE Holdco I, Time Warner Cable and, for certain limited purposes Comcast Trust I, Comcast Parent and Time Warner Inc., a Delaware corporation.

            C. Time Warner Cable, Comcast Parent, Comcast Trust and Comcast Trust I have agreed pursuant to the Alternate Tolling Transaction Letter to enter into this Agreement.

            D. The parties have agreed that from and after the date hereof until the Tolling Termination Date Comcast Trust will not exercise its demand registration rights under the Registration Rights Agreement.

            E. Time Warner Cable indirectly through one or more of its Subsidiaries owns and operates the cable communications systems serving the communities identified on Schedule A (the "Transferred Systems").

            F. Comcast Trust has agreed to toll its demand registration rights under the Registration Rights Agreement, and Time Warner Cable has agreed, at the option of Comcast Subsidiary, to (i) transfer to Holdco the Transferred Assets and (ii) transfer all of the issued and outstanding securities of Holdco to Comcast Trust or Comcast Subsidiary in exchange for and in redemption of the Redemption Securities.

            G. The parties intend that, for federal Income Tax purposes, (i) the Holdco Transaction and TWC Redemption shall be governed by Sections 355, 361(c) and 368(a)(1)(D) of the Internal Revenue Code of 1986 (the "Code"), (ii) that all of the shares of Holdco shall qualify as "qualified property" for purposes of Section 355(c)(2) and 361(c) of the Code and (iii) that no share of Holdco constitutes "other property" for purposes of Section 355(a)(3)(B) of the Code.

            H. The parties have entered into this Agreement effective as of September 24, 2004. As used in this Agreement, the parties intend that the phrases "the date hereof" and "the date of this Agreement", and any substantially similar phrase, shall be deemed to refer to September 24, 2004.

                                   AGREEMENTS

            In consideration of the mutual covenants and promises set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

                  Section 1.1 Terms Defined in this Section. In addition to terms defined elsewhere in this Agreement, the following terms with initial capital letters, when used in this Agreement, shall have the meanings set forth below:

            "Actually Realized" shall have the meaning set forth below.
For purposes of this Agreement, (i) a Tax cost shall be treated as Actually Realized by any Person at the time at which the amount of Taxes payable by such Person is increased above the amount of Taxes that such Person would be required to pay (or the Refund to which such Person is entitled is reduced below the Refund to which such Person otherwise would have been entitled) but for such incremental Tax cost, and (ii) a Tax benefit shall be treated as Actually Realized by any Person at the time at which the amount of Taxes payable by such Person is reduced below the amount of Taxes that such Person would be required to pay (or the Refund to which such Person is entitled is increased above the Refund to which such Person otherwise would have been entitled) but for such incremental Tax benefit.

            "Actuarial Amount" means an amount equal to the present value, as of the last day of the calendar month immediately prior to the Closing Date, of the aggregate actuarially determined cost of providing coverage (including administrative fees associated therewith) under the applicable long-term disability, retiree medical or retiree life plan as contemplated by Section 3.1(g)(v), less the portion of such amount (if any) that is provided by recipient contributions, calculated in good faith by Time Warner Cable's enrolled actuaries utilizing reasonable actuarial methods and assumptions consistent with GAAP, which calculation and assumptions shall be subject to the review and approval by Comcast Subsidiary's designated actuaries, such approval not to be unreasonably withheld or delayed.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided, that for purposes of this definition and the definition of "Controlled Affiliate", "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity securities, by Contract or otherwise provided, further, that solely for purposes of the definitions of "Affiliate" and "Controlled Affiliate", Comcast Trust (and its Controlled Affiliates) will be deemed to be controlled by Comcast and any Person who controls Comcast. For purposes of this Agreement, (i) Comcast and

Comcast Trust and Comcast Subsidiary, on the one hand, and Time Warner Cable, on the other hand, shall not be deemed to be Affiliates of one another, (ii) after the Closing Time Warner Cable, on the one hand, and Holdco, on the other hand, shall not be deemed to be Affiliates of one another and (iii) prior to the completion of the Closing Comcast and its Affiliates, on the one hand, and Holdco, on the other hand, shall not be deemed to be Affiliates of one another.

            "Affiliated Group" means any affiliated, consolidated, combined or unitary group for Tax purposes under any federal, state, local or foreign law (including regulations promulgated thereunder) including (without limitation) any affiliated group within the meaning of Section 1504(a) of the Code.

            "Alternate Transaction Letter" means the letter agreement dated the Amendment Date, as amended from time to time, among Time Warner Cable, Comcast Parent, Comcast Trust and Comcast Trust I, regarding this Agreement.

            "Amendment Date" means April 20, 2005.

            "Applicable Taxes" means Taxes that are Assumed Liabilities.

            "Applicable Tax Return" shall mean any Tax Return relating to Applicable Taxes.

            "Authorization" means any waiver, amendment, consent, approval, license, franchise, permit (including construction permits), certificate, exemption, variance or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) or other action by, or notice, filing, registration, qualification, declaration or designation with, any Person (including any Governmental Authority).

            "Balance Sheet Date" means June 30, 2004 or, to the extent relating to a Designated System, December 31, 2004.

            "Base Interest Rate" means the rate of interest charged in respect of borrowings by Time Warner Cable under its senior bank credit facilities.

            "Business Day" means any day other than a Saturday or Sunday or a day on which banks in New York, New York are authorized or required to be closed.

            "Cable Act" means Title VI of the Communications Act, 47 U.S.C.
Section 521, et seq.

            "Cash Amount" means an amount of cash equal to (i) $422,000,000 plus
(ii) an amount equal to the Estimated Closing Adjustment Amount (which may be a positive or a negative number) minus (iii) the Actuarial Amount (but only if Comcast Subsidiary or its Affiliate shall have made the request referred to in
Section 3.1(g)(v)).

            "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Time Warner Cable.

            "Closing Date" means the date on which the Closing occurs.

            "Closing Time" means, with respect to each Transferred System, 11:59 p.m., local time in the location of such Transferred System, on the Closing Date.

            "Comcast Benefit Plan" means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which Comcast Subsidiary or any of its ERISA Affiliates is the owner, the beneficiary, or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance or fringe benefit plan, program, policy or arrangement whether written or oral, including, without limitation, any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA or (ii) other employee benefit plan, agreement, program, policy, arrangement or payroll practice, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise) which Comcast Subsidiary or any of its ERISA Affiliates maintains or contributes to or in respect of which Comcast Subsidiary or any of its ERISA Affiliates has any obligation to maintain or contribute, or have any direct or indirect liability, whether contingent or otherwise, with respect to which any employee or former employee of Comcast Subsidiary or any of its ERISA Affiliates has any present or future right to benefits.

            "Comcast Parties" means Comcast, Comcast Subsidiary and Comcast
Trust.

            "Communications Act" means the Communications Act of 1934.

            "Confidentiality Agreements" means (i) the letter agreement dated November 9, 2004, as amended, between Time Warner and Comcast Parent and (ii) the letter agreement dated August 26, 2004 between Time Warner Cable and Comcast, in each case regarding confidential information of Time Warner and its Affiliates.

            "Contract" means any written agreement, contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, and any oral obligation, right or agreement.

            "Controlled Affiliate" means, with respect to any Person, any Affiliate of such Person that is controlled by such Person.

            "Designated Systems" means the Transferred Systems serving the communities identified in Schedule 1.1(a).

            "Digital Subscriber" means a paying customer who has been installed and receives any level of video service offered by a Transferred System and received via digital technology, including without limitation, the digital guide tier, the digital basic tier, digital sports tiers and digital movie tiers.

            "DMA" means a geographic area established by Nielsen Media Research for the purpose of rating the viewership of commercial television stations.

            "Environmental Law" means any Legal Requirement whether now or hereafter in effect concerning the environment, including Legal Requirements relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, air (including both ambient and within buildings and other structures), surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, presence, disposal, transport or handling of Hazardous Substances.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means, as to any Person, any trade or business, whether or not incorporated, which together with such Person would be deemed a single employer within the meaning of Section 4001 of ERISA.

            "Excluded SMATV Acquisition" means in respect to the Transferred Systems any SMATV Acquisition consummated after the Amendment Date and prior to the Closing Time in respect of which the Total SMATV Consideration (A) exceeds $2,500,000 or (B) exceeds $3,700,000 when aggregated with the Total SMATV Consideration paid in all previous such SMATV Acquisitions consummated after the Amendment Date and prior to the Closing Time.

            "Excluded Tax Liabilities" means all Income Taxes relating to or arising out of, or resulting from the ownership or operation of the Transferred Systems for taxable periods, or portions thereof, ending on or prior to the Closing, other than Income Taxes suffered by Comcast or any of its Affiliates as a partner in TWE.

            "FCC" means the Federal Communications Commission.

            "FCC Trust Requirements" means rules, regulations, orders, requirements, or procedures adopted by the FCC in Applications for Consent to the Transfer of Control of Licenses from Comcast Corporation and AT&T Corp., Transferors, to AT&T Comcast Corporation, Transferee, Memorandum Opinion & Order, 17 FCC Rcd 23,246 (2002), and the trust agreements adopted pursuant to
Section III of Appendix B of that order, including any related clarifications, amendments, modifications, and waivers authorized or approved by the FCC.

            "Franchise" shall have the meaning assigned to such term in Section 602(9) of the Communications Act.

            "Franchising Authority" shall have the meaning assigned to such term in Section 602(10) of the Communications Act.

            "GAAP" means generally accepted accounting principles in the United States in effect from time to time applied on a consistent basis.

            "GAAP Adjustments" means with respect to the preparation of any relevant financial statement, the exclusion of the items described in the proviso to the second sentence of Section 6.11(a) (other than clauses (v), (vii), (xi) and (xii) of such proviso) in each case consistent with the practices used in preparation of the Transferred System Financial Statements.

            "Governmental Authority" means (a) the United States of America, (b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities, provinces, parishes and the like), (c) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof and (d) any court, quasi-governmental authority, tribunal, department, commission, board, bureau, agency, authority or instrumentality of any of the foregoing.

            "GP Redemption" means the transactions contemplated by the GP Redemption and Amendment Agreement.

            "GP Redemption and Amendment Agreement" means the GP Redemption and Amendment Agreement, in the form attached hereto as Exhibit C, as amended from time to time; provided that any such amendments which would adversely affect Comcast Trust or its Affiliates are approved by Comcast Trust.

            "Hazardous Substances" means (a) any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive or otherwise hazardous substance, waste or material, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. Sections 6901 et seq.); (c) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) (42 U.S.C. Sections 9601, et. seq.); (d) any substance regulated by the Toxic Substances Control Act of 1976 (TSCA) (15 U.S.C. Section 2601 et seq.); (e) asbestos or asbestos-containing material of any kind or character; (f) polychlorinated biphenyls; (g) any substance the presence, use, treatment, storage or disposal of which is prohibited by or regulated under any Legal Requirement; and (h) any other substance which by any Legal Requirement requires special handling, reporting or notification of or to any Governmental Authority in its collection, storage, use, treatment, presence or disposal.

            "High Speed Data Subscriber" means a customer who subscribes to at least the lowest level of Internet service offered by a Transferred System, excluding courtesy accounts.

            "Holdco Transaction Liabilities" means any and all Liabilities of Holdco arising under Section 3.4 or Article 11 of this Agreement.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "Income Taxes" means any Tax which is based upon, measured by, or computed by reference to net income or profits (including alternative minimum
Tax) in the case of Time Warner Cable and its subsidiaries with respect to any payments in respect of Taxes that are governed by the Time Warner Tax Matters Agreement, Income Taxes shall mean any amounts payable by or to Time Warner Cable under the Time Warner Tax Matters Agreement.

            "Individual Subscriber" means, as of any given date, the aggregate of all of the following Subscribers (or Retained Subscribers, as the case may be): (a) private residential customer accounts that are billed by individual unit (regardless of whether such accounts are in single family homes or in individually billed units in apartment houses and other multi-unit buildings) (excluding "second connects" or "additional outlets," as such terms are commonly understood in the cable industry), each of which shall be counted as one Individual Subscriber, (b) bulk bill residential accounts not billed by individual unit, such as apartment houses and multi-family homes, provided each unit in such apartment house or multi-family home shall be counted as one Individual Subscriber and (c) commercial bulk accounts such as hotels, motels and restaurants, provided each commercial account shall count as one Individual Subscriber; provided that, in all such cases, Individual Subscribers shall not include any free accounts.

            "Judgment" means any judgment, judicial decision, writ, order, injunction, award or decree of or by any Governmental Authority or any arbitration panel or authority whose decision is binding and enforceable.

            "Leased Property" means the premises demised under the Leases.

            "Legal Requirement" means applicable common law and any statute, ordinance, code, law, rule, regulation, order, technical or other written standard, requirement or procedure enacted, adopted, promulgated, applied or followed by, or any agreement entered into by, any Governmental Authority, including any Judgment.

            "Liabilities" means any and all liabilities, losses, charges, indebtedness, demands, actions, damages, obligations, payments, costs and expenses, bonds, indemnities and similar obligations, covenants, and other liabilities, including all Contractual obligations, whether due or to become due, absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, determined or determinable, whenever arising, and including those arising under any Legal Requirement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

            "Lien" means, with respect to any property or asset, any security agreement, financing statement filed with any Governmental Authority, conditional sale agreement, capital lease or other title retention agreement relating to such property or asset, any lease, consignment or bailment given for purposes of security, any right of first refusal, equitable interest, lien, mortgage, indenture, pledge, option, charge, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, survey defects, easements, rights-of-way, restrictive covenants, leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, any Contract or otherwise.

            "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

            "Local Retransmission Consent Agreement" means any retransmission consent agreement that covers a signal carried by a Transferred System that does not also cover a signal carried by a Time Warner Cable Retained Cable System.

            "Losses" means any claims, losses, damages, penalties, costs and expenses, including interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts and the reasonable cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought, but shall in no event include incidental, punitive or consequential damages except to the extent required to be paid to a third party. For the avoidance of doubt, an item that is included in the definition of "Losses" shall be included regardless of whether it arises as a result of the negligence, strict liability or any other liability under any theory of law or equity of, or violation of any Law.

            "Master Pre-Closing Liabilities" means all Liabilities of Time Warner Cable and its Affiliates arising out of, resulting from or associated with the use, ownership or operation of the Excluded Assets described in clauses
(i), (ii), (vi), (vii), (viii), or (ix) (except, with respect to clause (ix), to the extent related to inventory included in the definition of "Excluded Assets" pursuant to clause (xiii) thereof) in each case to the extent such Liability primarily relates to goods or services provided to or used by the Transferred Business prior to Closing in the ordinary course of business consistent with past practice; provided that the amount of such Liabilities (in total and for each of the categories described above) is identified to Comcast Subsidiary in writing from Time Warner Cable on or prior to the date that is 60 days after Closing.

            "Material Adverse Effect" means a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Transferred Systems taken as a whole, excluding any such effect to the extent resulting from or arising in connection with: (i) except to the extent relating to Section 6.3, the execution of this Agreement and the announcement thereof; (ii) changes or conditions generally affecting the cable television industry; (iii) changes in the economy or financial markets in general; (iv) changes in general regulatory, political or national security (e.g., changes resulting from military conflicts or acts of foreign or domestic terrorism) conditions; (v) changes in the business, operations or conditions of Time Warner Cable that similarly affect the Time Warner Cable Retained Cable Systems, taken as a whole; or (vi) as described on
Schedule 1.1(b).

            "Option Commencement Date" means December 1, 2004.

            "Option Expiration Date" means the earlier of (i) the date that is 40 days following the Amendment Date and (ii) the Option Decision Date; provided that if Time Warner Cable does not comply in all material respects with it obligations under Section 7.20, the Option Expiration Date shall be the later of such dates.

            "Original Systems" means the Transferred Systems serving the communities identified in Schedule 1.1(d).

            "Party" or "party" means either Comcast, Comcast Trust, Comcast Subsidiary, Holdco or Time Warner Cable.

            "Permitted Lien" means (a) any Lien securing Taxes, assessments and governmental charges not yet due and payable or being contested in good faith (and for which adequate accruals or reserves have been established), (b) any zoning law or ordinance or any similar Legal Requirement, (c) any right reserved to any Governmental Authority, including any Franchising Authority, to regulate the affected property, (d) as to all Owned Property and Real Property Interests, any Lien (other than Liens securing indebtedness or arising out of the obligation to pay money) which does not individually or in the aggregate with one or more other Liens interfere in any material respect with the right or ability to own, use, enjoy or operate the Owned Property or Real Property Interests as they are currently being used or operated, or to convey good and indefeasible fee simple title to the same (with respect to Owned Property), (e) in the case of Leased Property, any right of any lessor or any Lien granted by any lessor of Leased Property or by any other party having an interest in such leased property which is superior to that which is demised under the applicable Lease (or to which the fee interest in Leased Property or any other interest superior to that which is demised under the applicable Lease is otherwise subject), (f) any materialmen's, mechanic's, workmen's, repairmen's or other like Liens arising in the ordinary course of business, (g) any Lien described on
Schedule 1.1(e) and (h) non-material leases, subleases, licenses or sublicenses in favor of third parties; provided, that "Permitted Liens" shall not include any Lien (other than any Lien described in clause (e) above) (i) in the case of a non-monetary claim, which is reasonably likely to prevent or interfere in any material respect with the conduct of the business of the affected Transferred System as it is currently being conducted or (ii) in the case of a monetary claim or debt, including those described in clauses (a), (d) and (f) above, except to the extent the same is reflected in the Closing Net Liabilities Amount used in calculating the Final Adjustment Amount.

            "Person" means any human being, Governmental Authority, corporation, limited liability company, general or limited partnership, joint venture, trust, association or unincorporated entity of any kind.

            "Redemption Securities" means 42.602 shares of Class A Common Stock owned by Comcast Trust (as such number may be appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to the capital stock of Time Warner Cable).

            "Refund" shall mean, with respect to any Person, any refund of Income Taxes including any reduction in Income Tax liabilities by means of a credit, offset or otherwise.

            "Retained Subscriber" means a paying customer who subscribes to at least the lowest level of video programming offered by a Time Warner Cable Retained Cable System.

            "Second Stage Bringdown Certificate" means the certificate to be delivered by Time Warner Cable in the form attached hereto as Exhibit A.

            "Second Stage Documents" means (i) any Contract, list or other item (and all material information relating thereto that is available to Time Warner Cable) added to the Schedules for Sections 6.3(c), 6.3(f) or 6.5 pursuant to
Section 7.20 and (ii) any other documents or other information to be provided by Time Warner Cable pursuant to Section 7.20(d).

            "Service Area" means any geographic area in which the Transferred Systems are authorized to provide cable television service pursuant to a Transferred Systems Franchise or in which such Transferred Systems provide cable television service for which a Franchise or other Authorization is not required pursuant to applicable Legal Requirements.

            "SMATV Acquisition" means any acquisition, within or within close geographical proximity to the Service Area of a Transferred System, of multi-channel video subscribers from a private cable communications system operator (including any owner of a Dwelling, a "SMATV Seller") in respect of any one or more apartment houses or multi-unit buildings, complexes or private communities, hotels or motels or similar facilities (each a "Dwelling") pursuant to which any payment is required to be made to the SMATV Seller to transfer or terminate its existing cable service agreement with the owner or manager of such Dwelling or, if the SMATV Seller is the owner of the Dwelling, to terminate the owner's provision of cable services to the Dwelling; provided that the payment, in the ordinary course of business, of door fees, commissions, revenue sharing and similar amounts to any owner or manager of any Dwelling in connection with the provision of multi-channel video service to such Dwelling shall not constitute a SMATV Acquisition.

            "SMATV Purchase Price Per Subscriber" means, in respect of any SMATV Acquisition, the Total SMATV Consideration payable in respect of such

SMATV Acquisition divided by the number of Individual Subscribers acquired pursuant to such SMATV Acquisition.

            "Specified Division" means the division of Time Warner Cable specified on Schedule 1.1(f).

            "Specified Launch Support Liabilities" means any Liabilities of Time Warner Cable and its Affiliates under agreements with third parties in effect (and on the terms in effect) as of the date hereof (or, with respect to the Designated Systems, the Amendment Date), to repay launch support payments received by Time Warner Cable or its Affiliates prior to the date hereof (or, with respect to the Designated Systems, the Amendment Date), up to a maximum of
(i) $783,000 in the aggregate with respect to the Original Systems and (ii) $1,428,000 in the aggregate with respect to the Designated Systems, in each case arising out of, resulting from or associated with any failure by the Transferred Systems to continue to carry after Closing any channels for which launch support payments were received by Time Warner Cable or its Affiliates prior to the date hereof (or, with respect to the Designated Systems, the Amendment Date), but only to the extent such Liabilities result from either the deletion of the applicable channel, change in channel placement of the applicable channel, or the transfer of such channel to a different tier of service, in any such case after the Closing Date and prior to the fifth anniversary of the date hereof (or, with respect to the Designated Systems, the Amendment Date).

            "SSBC Systems" means the Transferred Systems serving the communities identified in Schedule 1.1(i).

            "Straddle Period" shall mean any taxable period that begins on or before, and ends after, the Closing Date.

            "Subscriber" means a paying customer who subscribes to at least the lowest level of video programming offered by a Transferred System.

            "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person.

            "Subsidiary Transfers" means the transfers by the Transferring Persons of the Transferred Systems to Time Warner Cable.

            "Taxes" means all levies and assessments of any kind or nature imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, F.I.C.A., excise or property taxes, levies, and any payment required to be made to any state abandoned property administrator or other public official pursuant to an abandoned property, escheat or similar law, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto and, in the case of Time Warner

Cable, any amounts payable by or to Time Warner Cable under the Time Warner Tax Matters Agreement.

            "Tax Matters Agreement" means the Holdco Tax Matters Agreement, by and between Time Warner, Time Warner Cable, Comcast Parent, Comcast and Holdco substantially in the form attached hereto as Exhibit B, as such agreement may be modified pursuant to Section 7.11 of this Agreement or as such Agreement may be amended after the Closing, and any successor agreement.

            "Tax Law" means the Code, final, temporary or proposed Treasury regulations, published pronouncements of the U.S. Treasury Department or Internal Revenue Service, published court decisions or other relevant binding legal authority.

            "Tax Return" shall mean any report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including (without limitation) an information return, claim for refund, amended return, declaration, or estimated Tax return, in connection with the determination, assessment, collection or administration of any Tax.

            "Telephony Subscriber" means a customer who subscribes to at least the lowest level of telephone service offered by a Transferred System, excluding courtesy accounts.

            "Time Warner Cable Benefit Plan" means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which Time Warner Cable or any of its Affiliates is the owner, the beneficiary, or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance or fringe benefit plan, program, policy or arrangement whether written or oral, including, without limitation, any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA or (ii) other employee benefit plan, agreement, program, policy, arrangement or payroll practice, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise) which Time Warner Cable or any of its Affiliates maintains or contributes to or in respect of which Time Warner Cable or any of its Affiliates has any obligation to maintain or contribute, or have any direct or indirect liability, whether contingent or otherwise, with respect to which any Transferred System Employee has any present or future right to benefits.

            "Time Warner Cable Required Consents" means (a) any and all consents, authorizations and approvals (other than any approval of any Franchising Authority consent) the failure of which to obtain in connection with the GP Redemption, Subsidiary

Transfers, Holdco Transaction, TWC Redemption and/or Comcast Subsidiary Transfer would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) any other consents, authorizations and approvals set forth on Schedule 6.3 and designated thereon as Time Warner Cable Required Consents.

            "Time Warner Cable Retained Cable Systems" means all cable communications systems operated directly or indirectly by Time Warner Cable and its Affiliates (in each case to the extent the results of such systems are included in the consolidated results of Time Warner Cable) at the Closing other than the Transferred Systems and any systems acquired after the date hereof.

            "Time Warner Tax Matters Agreement" means the Tax Matters Agreement, by and between Time Warner and Time Warner Cable, dated as of March 31, 2003, as such agreement may be amended from time to time and any successor agreement; provided, however, that for purposes of this Agreement, no such amendment or successor agreement shall be taken into account unless it was made or entered into with the consent of Comcast Subsidiary, not to be unreasonably withheld or delayed.

            "Tolling Termination Date" means the Amendment Date.

            "Total SMATV Consideration" means, in respect of any SMATV Acquisition, the total consideration payable to the SMATV Seller and its Affiliates in respect of such SMATV Acquisition plus the amount of any net liabilities assumed by the acquiror.

            "Transaction Documents" means (i) the instruments and documents described in Sections 9.2 and 9.3 which are being executed and delivered by or on behalf of Comcast Trust, Comcast Subsidiary, Comcast Trust I, Holdco or Time Warner Cable, as the case may be, or any Affiliate of any of them in connection with this Agreement or the transactions contemplated hereby, (ii) the instruments and documents required to effect the Comcast Subsidiary Transfer, if applicable and (iii) the Second Stage Bringdown Certificate.

            "Transactions" means the GP Redemption, the Subsidiary Transfers, the Holdco Transaction and the TWC Redemption.

            "Transferable Service Area" means a Service Area with respect to which: (a) no Franchise or similar Authorization is required or issued for the provision of cable television service in such Service Area, (b) no consent of a Franchising Authority is necessary for the transfer of any Transferred Systems Franchise for such Service Area in connection with the consummation of the transactions contemplated by this Agreement, (c) if a consent of a Franchising Authority is necessary for the transfer of any Transferred Systems Franchise for such Service Area in connection with the consummation of the transactions contemplated by this Agreement, an effective consent or approval (on terms reasonably satisfactory to Comcast Subsidiary) has been obtained (and is in effect) or (d) if a consent of a Franchising Authority is necessary for the transfer of any Transferred Systems Franchise for such Service Area in connection with the consummation of the transactions contemplated by this Agreement, the applicable Franchising Authority does not expressly deny a request for approval to transfer such Systems Franchise within the 120--day review period provided under FCC regulation (plus such extensions of time as are mutually agreed upon by Comcast Subsidiary and Time Warner Cable). Any Service Area in which a Person has a Transferred Systems Option that has not been waived in respect of the transactions contemplated by this Agreement and the Transaction Documents shall not be considered a Transferable Service Area.

            "Transferred Business" means the businesses conducted with the Transferred Assets, including the operation of the Transferred Systems.

            "Transferred System Employee" means any individual who, as of the consummation of the Holdco Transaction, either (a) (x) is then a current or former employee of (including any full-time, part-time, temporary employee or an individual in any other employment relationship with), or then on a leave of absence (including, without limitation, paid or unpaid leave, disability, medical, personal, or any other form of authorized leave) from, Time Warner Cable or any of its Subsidiaries and (y) who is, or at the time of termination of employment was, primarily employed in connection with the Transferred Systems by Time Warner Cable or any of its Subsidiaries, or (b) has been designated by mutual written agreement of Comcast and Time Warner Cable as a Transferred System Employee prior to the Closing Date. Unless the context clearly indicates otherwise, "Transferred System Employee" shall include any person claiming benefits or rights under or through any Transferred System Employee, including the dependents or beneficiaries of any Transferred System Employee.

            "TWC Participant" means each Transferring Person and Holdco.

            "TWC Redemption Agreement" means the Redemption Agreement dated as of April 20, 2005, as amended from time to time, by and among Comcast, Comcast Subsidiary, Comcast Trust, Cable Holdco II Inc., a Delaware corporation, Time Warner Cable and the other parties named therein.

            "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

            "TWE Redemption Agreement" means the Redemption Agreement, dated April 20, 2005, as amended from time to time, by and among TWE, Comcast, MOC Holdco I, LLC, a Delaware limited liability company, Comcast Trust I, Cable Holdco III LLC, and the other parties named therein.

            "Variable Expense Item" means the items identified as variable expense items on the 2004 Operating Budget and the 2005 Operating Budget (consistent in type with the items so identified in the 2005 Operating Budget), as applicable.

            "$" means the U.S. dollar.

            Section 1.2 Other Definitions. The following terms are defined in the Section or Exhibit indicated:

                   TERM                              SECTION OR EXHIBIT
---------------------------------------------------  ------------------
338(h)(10) Election                                      7.24(a)

2004 Budgets                                             7.1(i)

2004 Capital Budget                                      7.1(i)

2004 Operating Budget                                    7.1(i)

2005 Budgets                                             7.1(i)

2005 Capital Budget                                      7.1(i)

2005 Operating Budget                                    7.1(i)

Accounting Referee                                       2.5(c)

Affirmative Third Party Firm Determination               7.24(b)

Agreement                                                Preamble

Adjustment Payment                                       2.5(f)(i)

Assumed Liabilities                                      2.2

Books and Records                                        2.1(c)(vii)

Cap                                                      11.4(a)

CARS                                                     2.1(c)(iv)

Closing                                                  9.1(a)

Closing Adjustment Amount                                2.5(d)

Closing Net Liabilities Amount                           2.5(g)

Closing Net Liabilities Adjustment Amount                2.5(g)

COBRA                                                    3.1(i)

Code                                                     Recitals

Comcast                                                  Preamble

Comcast 401(k) Plan                                      3.1(e)

Comcast Balance Sheet                                    5.6

Comcast Health or Welfare Plan                           3.1(g)(iii)

Comcast Parent                                           Preamble

Comcast Reimbursement Plan                               3.1(h)

Comcast Statement                                        2.5(a)

Comcast Subsidiary                                       Preamble

Comcast Subsidiary Transfer                              2.1(b)(iii)

Comcast Transferred System Employees                     3.1(a)

                                                                              17

Comcast Trust                                        Preamble

Comcast Trust I                                      Preamble

Comcast Trust Releasing Parties                      11.8

Confidential Information                             7.4(a)

Delayed Transfer Asset                               2.1(e)(i)

Delivery Date                                        2.5(a)

Designated Offices                                   7.20(a)

Designated Relative Percentage Amount                2.5(h)

Designated Retained Base Subscriber Number           2.5(h)

Designated Retained Percentage                       2.5(h)

Designated Transferred Base Subscriber Number        2.5(h)

Designated Transferred Closing Subscriber Number     2.5(h)

Designated Transferred Percentage                    2.5(h)

Determination                                        7.24(b)

Determination Deadline                               7.24(b)

Diligence Request Date                               7.4(c)

Disclosure Letter                                    1.3

ERISA Group Liabilities                              6.15(b)

Estimated Closing Adjustment Amount                  2.4

Estimated Closing Net Liabilities Adjustment Amount  2.4

Estimated Subscriber Adjustment Amount               2.4

Exchange Act                                         4.3

Excluded Assets                                      2.1(d)

Excluded Liabilities                                 2.2

Excluded Transferred Cash                            2.1(d)

Final Closing Adjustment Amount                      2.5(d)

Franchise Matter                                     11.3

Good Faith Notice                                    7.20(b)

Guaranteed Parties                                   11.11(a)

                                                                              18

Guaranteed Obligations                               11.11(a)

Holdco                                               Preamble

Holdco Adjustment Payment                            2.5(f)(i)

Holdco Indemnification Payment                       11.10(a)

Holdco Indemnified Liabilities                       6.15(b)

Holdco Shares                                        2.1(b)(ii)

Holdco Transaction                                   2.1(b)(i)

Indemnification Payment                              11.10(a)

Indemnitee                                           11.3

Indemnitor                                           11.3

Joint Determination                                  7.24(b)

Knowledge                                            1.3

Leases                                               6.10

Option                                               2.1(a)

Option Decision Date                                 7.20(a)

Option Exercise Date                                 2.1(a)(i)

Option Exercise Notice                               2.1(a)(i)

Original Relative Percentage Amount                  2.5(h)

Original Retained Base Subscriber Number             2.5(h)

Original Retained Percentage                         2.5(h)

Original Transferred Base Subscriber Number          2.5(h)

Original Transferred Closing Subscriber Number       2.5(h)

Original Transferred Percentage                      2.5(h)

Outside Closing Date                                 10.1(a)

Owned Property                                       2.1(c)(ii)

POFS                                                 7.1(h)(ii)

Post Closing Consent                                 7.8

Previous Request                                     2.3(a)

QSP                                                  7.24(b)

Rate Regulatory Matter                               7.10(d)

Real Property Interests                              2.1(c)(ii)

Registration Rights Agreement                        Recitals

Retained Closing Subscriber Number                   2.5(h)

Required Threshold                                   8.1(h)

Retained Employees                                   3.1(a)

Securities Act                                       4.3

Selected Employees                                   3.1(g)(v)

Subscriber Adjustment Amount                         2.5(h)

Surveys                                              7.6(a)

Taking                                               12.16(b)

Tangible Personal Property                           2.1(c)(i)

Third Party Firm                                     7.24(b)

Threshold Damage Requirement                         11.4(a)

Time Warner                                          Recitals

Time Warner Cable                                    Preamble

Time Warner Cable Adjustment Payment                 2.5(f)(i)

Time Warner Cable FCC Counsel Opinion                8.1(j)

Time Warner Cable 401(k) Plan                        3.1(e)

Time Warner Cable Health or Welfare Plan             3.1(g)(i)

Time Warner Cable Indemnification Payment            11.10(a)

Time Warner Cable Marks                              3.2

Time Warner Cable Statement                          2.5(a)

Time Warner Cable Reimbursement Plan                 3.1(h)

Time Warner Cable Pension Plans                      3.1(f)

Time Warner Cable Released Parties                   11.8(a)

Time Warner Cable Title Policies                     8.1(o)

Title Commitment Notice                              7.6(a)

Title Commitments                                    7.6(a)

Title Company                                        7.6(a)

Title Defect                                         7.6(a)

Tolling Agreement                                    Preamble

Transferred Assets                                   2.1(c)

Transferred Systems                                  Recitals

Transferred Systems Contracts                        2.1(c)(v)

Transferred Systems Financial Statements             6.11(a)

Transferred Systems Franchises                       2.1(c)(iii)

Transferred Systems Licenses                         2.1(c)(iv)

Transferred Systems Option                           6.19

Transferring Person                                  6.1

Transitional Services                                7.9

TWC Redemption                                       2.1(b)(ii)

TWE Holdco I                                         Preamble

WARN                                                 3.1(j)

                  Section 1.3 Rules of Construction. References to one or more schedules or Schedules shall be references to schedules included in that separate disclosure letter (the "Disclosure Letter") delivered by Time Warner Cable to Comcast Trust and Comcast Subsidiary on May 31, 2005 (and deemed to have been delivered on the Amendment Date) in connection with this Agreement, as such Schedules may be updated pursuant to Sections 7.11 and 7.20 (but, in such case, subject to the provisions of such Sections). It is understood that the representations and warranties set forth in Articles 4 and 5 are qualified by the disclosure letter delivered by Comcast Subsidiary to Time Warner Cable on the Amendment Date in connection with the Tolling Agreement, which disclosure letter will be deemed to have also been delivered in connection with this Agreement, mutatis mutandis. Unless otherwise expressly provided in this
Agreement: (a) accounting terms used in this Agreement shall have the meaning ascribed to them under GAAP; (b) words used in this Agreement, regardless of the gender used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, as the context requires; (c) the word "include" or "including" is not limiting, and the word "or" is not exclusive; (d) the capitalized term "Section" refers to sections of this Agreement; (e) references to a particular Section include all subsections thereof, (f) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case as from time to time in effect; (g) references to a Person include such Person's successors and assigns to the extent not prohibited by this Agreement; (h) references to a "day" or number of "days" (without the explicit qualification "Business") shall be interpreted as a reference to a calendar day or number of calendar days; and (i) the phrases "the date hereof" and "the date of this Agreement", and any substantially similar phrase, shall be deemed to refer to September 24, 2004. "Knowledge" (whether or not capitalized) and words of similar import, when used with reference to Time Warner Cable, means the actual knowledge of a particular matter of any of the individuals listed on Schedule 1.3(A), and, from and after delivery of the Second Stage Bringdown Certificate but solely with respect to Sections 6.3(c), 6.3(f) and 6.5 and solely to the extent such Sections relate to the SSBC Systems, the additional individuals identified on Schedule 1.3(B). This Agreement shall be interpreted on the basis that it was effective on September 24, 2004.

                                    ARTICLE 2
                      OPTION EXERCISE; REDEMPTIONS; TOLLING

                  Section 2.1 Option; Redemptions.

                  (a) Option.

                        (i) Notwithstanding anything to the contrary set forth herein, in no event shall any party hereto have any obligation to consummate the transactions contemplated to occur at the Closing, including the GP Redemption, the Holdco Transaction and the TWC Redemption, unless and until Comcast Subsidiary shall deliver a written notice (the "Option Exercise Notice") to Time Warner Cable during the period commencing on the Option Commencement Date and expiring at 5:00 p.m. (NYT) on the Option Expiration Date specifying that it is irrevocably exercising its option (the "Option") to cause such transactions to be consummated in accordance with the terms and conditions herein set forth. The delivery of the Option Exercise Notice (as defined under the Tolling Agreement) shall be deemed to be a delivery of the Option Exercise Notice under this Agreement. The date on which the Option Exercise Notice, if any, is received by Time Warner Cable is herein referred to as the "Option Exercise Date." For the avoidance of doubt, TWC acknowledges that the Option Exercise Notice (as defined in the Tolling Agreement) was delivered to TWC on May 20, 2005.

                        (ii) The Option shall be non-transferable and is solely for the benefit of Comcast Subsidiary.

                        (iii) The Option, if not yet exercised, shall automatically terminate and be null and void and of no further force or effect at 5:00 p.m. (NYT) on the Option Expiration Date (so long as prior thereto Comcast Subsidiary did not deliver the Option Exercise Notice in accordance with Sections 2.1(a)(i) and 12.4).

                        (iv) From and after the Option Exercise Date, if any, consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions set forth in Sections 8.1, 8.2 and 9.1.

                        (v) The valid exercise of the Option (as defined in the Tolling Agreement) will be deemed a valid exercise of the Option hereunder.

                  (b) GP Redemption; Holdco Transaction; TWC Redemption. Subject to the terms and conditions set forth in this Agreement, including exercise of the Option:

                        (i) Subject to Section 2.1(e), prior to the consummation of the Holdco Transaction, (a) pursuant to the terms and conditions of the GP Redemption and Amendment Agreement, the GP Redemption shall be effected and (b) the Subsidiary Transfers shall be effected. Subject to Section 2.1(e), following the consummation of the GP Redemption and the Subsidiary Transfers and prior to the consummation of the TWC Redemption, (a) Time Warner Cable shall (or shall cause its Affiliates to) assign, transfer, convey and deliver to Holdco and Holdco shall accept from Time Warner Cable (and its Affiliates), all of its (and their) right, title and interest in and to the Transferred Assets and (b) Holdco shall assume and agree to pay and discharge, as and when they become due, the Assumed Liabilities. The transactions contemplated by clauses (a) and (b) of the immediately preceding sentence are referred to together as the "Holdco Transaction" and shall be consummated pursuant to one or more Bills of Sale and Assignment and Instrument of Assumption in form and substance reasonably acceptable to Time Warner Cable and Comcast Subsidiary, and such other instruments of transfer or assignment as may be reasonably necessary to effect the Holdco Transaction, in each case in form and substance satisfactory to Comcast Subsidiary. For the avoidance of doubt, both the GP Redemption and the Holdco Transaction shall take place prior to the Closing.

                        (ii) At the Closing, (a) Time Warner Cable shall transfer to Comcast Trust (or, if such transfer would be permitted under applicable FCC Trust Requirements, to Comcast Subsidiary) all outstanding securities of Holdco (the "Holdco Shares") in exchange for and in complete redemption of the Redemption Securities and (b) Comcast Trust shall deliver to Time Warner Cable a stock certificate evidencing the Redemption Securities which shall be in definitive form and registered in the name of Comcast Trust, in proper form for transfer and, if requested by Time Warner Cable, execute, acknowledge and deliver a stock power or such other customary instruments of transfer as Time Warner Cable may reasonably request. The transactions contemplated by the preceding sentence are referred to as the "TWC Redemption."

                        (iii) If the Holdco Shares are delivered to Comcast Trust (rather than Comcast Subsidiary) pursuant to Section 2.1(b)(ii), then immediately after such transaction, Comcast Trust will transfer the Holdco Shares to Comcast Subsidiary (the "Comcast Subsidiary Transfer"). For purposes of Section 2.1(e)(i) and all Authorizations required or obtained in connection with the transactions contemplated by this Agreement at the Closing, the Comcast Subsidiary Transfer will be considered as part of such transactions so that such Authorizations will allow such transfer.

                        (iv) Each of the parties hereto hereby agrees that its execution of this Agreement shall constitute its consent and approval of the GP Redemption, the Holdco Transaction, the TWC Redemption and the Comcast Subsidiary Transfer, if any, for all purposes. Without limiting the foregoing, Comcast Trust I hereby agrees to execute and deliver the GP Redemption and Amendment Agreement at such time prior to the Closing as Time Warner Cable shall request.

                  (c) Transferred Assets. "Transferred Assets" means the Cash Amount, an amount of cash equal to the cash excluded from Excluded Assets pursuant to clause (iv) of the definition thereof (other than the Cash Amount) and all of Time Warner Cable's and its Affiliates' right, title and interest in the assets and properties, real and personal, tangible and intangible, owned, held for use, leased, licensed or used by Time Warner Cable or its Affiliates primarily in the operation of the Transferred Systems as of the Closing Time (that are not Excluded Assets), which Cash Amount and right, title and interest shall be owned by Holdco as of the Closing (other than as contemplated by Section 2.1(e)(i)). The Transferred Assets shall include the following types of assets and properties:

                        (i) Tangible Personal Property. All tangible personal property, including towers, tower equipment, aboveground and underground cable, distribution systems, headend equipment, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, furniture, fixtures, supplies, inventory and other physical assets (the "Tangible Personal Property"), including the Tangible Personal Property described on Schedule 2.1(c)(i);

                        (ii) Real Property. All fee interests in real property (including improvements thereon) (the "Owned Property"), including the interests described as Owned Property on Schedule 2.1(c)(ii)), and all leases, easements, rights of access and other interests (not including fee interests) in real property (the "Real Property Interests"), including the Real Property Interests described on Schedule 2.1(c)(ii);

                        (iii) Franchises. All franchises and similar authorizations or similar permits issued by any Governmental Authority, (the "Transferred Systems Franchises"), including the Transferred Systems Franchises described on Schedule 2.1(c)(iii);

                        (iv) Licenses. All cable television relay service ("CARS"), business radio and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority (other than the Transferred Systems Franchises) (the "Transferred Systems Licenses"), including the Transferred Systems Licenses described on Schedule 2.1(c)(iv);

                        (v) Contracts. All pole line or joint line agreements, underground conduit agreements, crossing agreements, bulk service, commercial service or multiple dwelling agreements, access agreements, system specific programming agreements or signal supply agreements, agreements with community groups, commercial leased access agreements, capacity license agreements, partnership, joint venture or other similar agreements or arrangements, advertising representation and interconnect agreements, and other Contracts (including all Contracts in respect of Real Property Interests) (the "Transferred Systems Contracts"), including the Transferred Systems Contracts described on Schedule 2.1(c)(v);

                        (vi) Accounts Receivable and Current Assets. All subscriber, trade and other accounts receivable (including advertising accounts receivable) and pre paid expense items;

                        (vii) Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes and all files of correspondence, lists, records and reports concerning subscribers and prospective subscribers of the Transferred Systems, signal and program carriage and dealings with

Governmental Authorities, including all reports filed by or on behalf of Time Warner Cable (or its Affiliates) with the FCC and statements of account filed by or on behalf of Time Warner Cable (or its Affiliates) with the U.S. Copyright Office (the "Books and Records"); and

                        (viii) Insurance and Condemnation Proceeds. All rights to insurance and condemnation proceeds received or receivable after Closing in respect of any Assumed Liabilities, all insurance and condemnation proceeds (to the extent not already expended by Time Warner Cable to restore or replace the lost, damaged or condemned asset, which replacement asset shall be a Transferred Asset) received or receivable in respect of any asset damaged, lost or condemned after the Balance Sheet Date and which if not so damaged, lost or condemned would have been a Transferred Asset and all insurance and condemnation proceeds received or receivable in respect of business interruption of the Transferred Systems to the extent relating to any period after Closing, in each case on an effective after-tax basis as if TWE is, instead of being a partnership, a stand-alone corporation;

in the case of each of the foregoing, if such property is owned, held for use, leased, licensed or used primarily in the operation of the Transferred Systems and then only to the extent of Time Warner Cable's and its Affiliates' right, title and interest therein.

            For the avoidance of doubt, and subject to Section 2.1(e), the parties intend that to the fullest extent permitted all record and beneficial ownership interests of Time Warner Cable and its Affiliates in the Transferred Assets will be transferred to Holdco in the Holdco Transaction and if any Transferring Person holds beneficial ownership in assets of the type described above while another Transferring Person holds record ownership in such assets, all of such ownership interests would be transferred to Holdco in the Holdco Transaction.

                  (d) Excluded Assets. Notwithstanding anything to the contrary set forth herein, all right, title and interest of Time Warner Cable and its Affiliates in, to and under the following (collectively, the "Excluded Assets"), in each case regardless of whether related to the Transferred Systems, shall not be transferred to Holdco pursuant to the Holdco Transaction and shall be retained directly or indirectly by Time Warner Cable from and after the Closing:
(i) any and all cable programming services agreements (including cable guide contracts but excluding system specific programming agreements listed on
Schedule 2.1(c)(v)) and any payments received or to be received with respect thereto; (ii) any and all insurance policies and rights and claims thereunder other than the matters described in Section 2.1(c)(viii); (iii) letters of credit and any stocks, bonds (other than surety bonds), certificates of deposit and similar investments; (iv) any and all cash and cash equivalents (including cash received as advance payments by subscribers in the ordinary course of business and held by Time Warner Cable or its Affiliates as of the Closing Time, but excluding cash in an amount equal to the amount of cash received as (A) subscriber deposits, (B) the cash insurance and condemnation proceeds described in Section 2.1(c)(viii), (C) petty cash on-hand, if any, (D) any cash referred to in Section 12.16, (E) cash received as advance payments from subscribers that are not received in the ordinary course of business, (F) cash proceeds (on an effective after-tax basis as if TWE is instead of being a partnership, stand alone corporation) of any exercise of a Transferred System Option and (G) the Cash Amount (clauses (B) (except to the extent relating to an Assumed Liability), (D), (E), (F) and (G), the "Excluded Transferred Cash"));
(v) any and all patents, copyrights, trademarks, trade names, service marks, service names, logos and similar proprietary rights, including the "Time Warner Cable" or "Road Runner" name and any derivations thereof (subject to Section 3.2 and excluding those items (other than those incorporating the "Time Warner" or "Road Runner" name) owned, licensed, used or held for use exclusively in connection with the operation of the Transferred Systems); (vi) any and all Contracts for subscriber billing services and any equipment leased with respect to the provision of services under such Contracts (subject to Section 7.9);
(vii) any and all Contracts relating to national advertising sales representation; (viii) any and all agreements with Road Runner Holdco LLC or any other Internet service provider; (ix) any and all Contracts pursuant to which Time Warner Cable or any of its Affiliates procures goods or services for both the Transferred Systems and the Time Warner Cable Retained Cable Systems; (x) any and all retransmission consent agreements, except as provided in Section 7.5 with respect to certain Local Retransmission Consent Agreements as elected by Comcast Subsidiary; (xi) any and all agreements governing or evidencing an obligation of Time Warner Cable or any of its Affiliates for borrowed money;
(xii) the assets described on Schedule 2.1(d); (xiii) any surplus inventory in excess of amounts of inventory held consistent with Specified Division practice (or, in the case of the Monroe cable systems, Time Warner Cable Retained Cable System practice); (xiv) any and all Authorizations of Governmental Authorities to provide telephony service held, directly or indirectly, by Time Warner Cable or any of its Affiliates; (xv) any and all assets relating to the Time Warner Cable 401(k) Plan and the Time Warner Cable Pension Plans; (xvi) any and all account books of original entry, general ledgers, and financial records used in connection with the Transferred Systems; (xvii) any assets of the type that would be excluded from financial statements by reason of the GAAP Adjustments; and (xviii) any intercompany account receivable created to record cash swept from the Transferred Systems prior to Closing (except to the extent such cash would be excluded from the definition of "Excluded Assets" pursuant to clause
(iv) above and such cash amount is not otherwise transferred to Holdco in the Holdco Transaction); provided, that Time Warner Cable shall, at Comcast Subsidiary's request and expense, provide copies of, or information contained in, such books, records and ledgers referred to in clause (xvi) above (other than information pertaining to programming agreements that are not Transferred System-specific programming or, to the extent necessary to protect the legitimate legal, business and/or confidentiality concerns of Time Warner Cable but taking into account Holdco's and Comcast Subsidiary's need for such information, other information that is competitively sensitive, is subject to confidentiality restrictions or that contains trade secrets or other sensitive information) to the extent reasonably requested by Holdco or Comcast Subsidiary after the Closing Date.

                  (e) Authorizations and Consents.

                        (i) If and to the extent that the transfer or assignment from TWE to TWE Holdco I, from any Transferring Person to Time Warner Cable or from Time Warner Cable or any of its Affiliates to Holdco (or any successor thereof) of any Transferred Asset (or following such transfer or assignment, the transfer of Holdco Shares to Comcast Trust or Comcast Subsidiary, or from Comcast Trust to Comcast Subsidiary, as the case may be) would be a violation of applicable Legal Requirements with respect to such Transferred Asset, require any Authorization with respect to such Transferred Asset or otherwise adversely affect the rights of the applicable transferee thereunder then the transfer or assignment to Time Warner Cable or Holdco, as applicable, of such Transferred Asset (each a "Delayed Transfer Asset") shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Authorizations have been made or obtained. Notwithstanding the foregoing, any such Delayed Transfer Asset shall be deemed a Transferred Asset for purposes of determining whether any Liability is an Assumed Liability.

                        (ii) If the transfer or assignment of any Transferred Asset intended to be transferred or assigned hereunder is not consummated prior to or at the Closing, whether as a result of the provisions of Section 2.1(e) or for any other reason, then Time Warner Cable (or its Affiliate) shall thereafter, directly or indirectly, hold such Transferred Asset for the use and benefit, insofar as reasonably possible and not prohibited under the terms of any applicable Contract, of Holdco (at the expense of Holdco). In addition, Time Warner Cable shall take or cause to be taken such other actions as may be reasonably requested by Holdco in order to place Holdco, insofar as reasonably possible, in the same position as if such Transferred Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Transferred Assets including possession, use, risk of loss, potential for gain, and dominion, control and command over such Transferred Asset, are to inure from and after the Closing to Holdco. To the extent permitted by Legal Requirements and to the extent otherwise permissible in light of any required Authorization, Holdco shall be entitled to, and shall be responsible for, the management of any Transferred Assets not yet transferred to it as a result of this Section 2.1(e) and the parties agree to use reasonable commercial efforts to cooperate and coordinate with respect thereto. For the avoidance of doubt, Time Warner Cable will cause TWE and each other Transferring Person to comply with the provisions hereof as if TWE or such other Transferring Person were a party hereto to the extent any Transferred Asset was intended to be, but was not, transferred in the GP Redemption, Subsidiary Transfers or the Holdco Transaction, as applicable.

                        (iii) If and when the Authorizations, the absence of which caused the deferral of transfer of any Transferred Asset pursuant to this
Section 2.1(e), are obtained, the transfer of the applicable Transferred Asset to Holdco shall automatically and without further action be effected in accordance with the terms of this Agreement and the applicable Transaction Documents.

                        (iv) Neither Time Warner Cable nor any Affiliate thereof shall be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by Holdco, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by Holdco except as otherwise specifically provided in this Agreement, including for this purpose Section 3.4.

                        (v) Prior to the Holdco Transaction, Time Warner Cable shall deliver to Holdco a list identifying, in reasonable detail and to Time Warner Cable's knowledge, the Delayed Transfer Assets and the Authorizations required therefor.

                        (vi) The parties hereto further agree (A) that any Delayed Transferred Assets referred to in this Section 2.1(e) shall be treated for all Income Tax purposes as assets of Holdco (or any successor thereof) and
(B) not to report or take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax law or a good faith resolution of a contest, provided that if such a resolution would result in Time Warner Cable taking a position that is inconsistent with any reporting position required to be taken under the Tax Matters Agreement the provisions of the Tax Matters Agreement shall apply).

                  Section 2.2 Assumed Liabilities. At the Closing and except as otherwise provided for herein, Holdco shall assume, and, from and after the Closing, Holdco shall pay, discharge and perform as and when due, all (a) Liabilities of Time Warner Cable and its Affiliates to the extent arising out of, resulting from or associated with the ownership and operation of the Transferred Assets and/or the Transferred Business prior to Closing, or the transfer of such Transferred Assets and/or Transferred Business at Closing, including all Master Pre-Closing Liabilities, but in each case only to the extent such Liabilities are reflected in the Closing Net Liabilities Amount used to calculate the Final Closing Adjustment Amount and (b) all Liabilities to the extent relating to, arising out of or resulting from the ownership and operation of the Transferred Assets and/or the Transferred Business after the Closing, including all Specified Launch Support Liabilities, (clauses (a) and (b)) collectively, the "Assumed Liabilities"). The Assumed Liabilities shall not include (i) Excluded Tax Liabilities, (ii) Liabilities set forth on Schedule 2.2, (iii) Liabilities for long-term debt (including the current portion thereof), (iv) Liabilities to the extent arising out of, resulting from or associated with the use, ownership or operation of the Excluded Assets other than Master Pre-Closing Liabilities and Specified Launch Support Liabilities,
(v) any Liabilities of Time Warner Cable or its Affiliates other than Assumed Liabilities, (vi) any Liabilities of the type that would be excluded from financial statements by reason of the GAAP Adjustments or (vii) any intercompany payable created to record cash lent to the Transferred Systems prior to Closing (clauses (i) through (vii) collectively, "Excluded Liabilities").

                  Section 2.3 Registration Rights Agreement.

                  (a) Comcast Trust and Time Warner Cable each hereby acknowledge and agree that any request by Comcast Trust for a demand registration under the Registration Rights Agreement prior to the date hereof (the "Previous Request") will be treated for all purposes as if it had not been made. Unless and until a subsequent request for a demand registration is delivered on or after the Tolling

Termination Date to Time Warner Cable in accordance with the Registration Rights Agreement, Time Warner Cable will not be required to take any action under the Registration Rights Agreement in respect of any request for a demand registration thereunder.

                  (b) Except as set forth in Section 2.3 of the TWC Redemption Agreement, Comcast Trust hereby agrees on behalf of itself and its Controlled Affiliates that it shall not exercise (or cause to be exercised) (or make any request with respect thereto) any of its demand registration rights under the Registration Rights Agreement with respect to any "Registrable Securities" (as defined in the Registration Rights Agreement) beneficially owned by it or any of its Controlled Affiliates or otherwise prior to the Tolling Termination Date. The foregoing shall be deemed to amend, modify and supplement the Registration Rights Agreement; provided, that, it is acknowledged and agreed by Time Warner Cable that nothing contained in this Section 2.3 shall be deemed a revocation by Comcast Trust for purposes of Section 4.1(c) of the Registration Rights Agreement.

                  (c) Comcast Trust hereby agrees that it will not from and after the date hereof until the Tolling Termination Date transfer or otherwise dispose of any Registrable Securities to any Person unless prior to such transfer or disposition (and as a condition thereto) such Person agrees in writing to be bound by this Section 2.3 as if a party hereto and delivers a written acknowledgment of the same to Time Warner Cable (including with respect to any subsequent transfers or dispositions).

                  (d) In its capacity as the ultimate indirect beneficiary of the Comcast Trust, Comcast Parent hereby expressly acknowledges and approves of the agreement made by Comcast Trust in this Section 2.3.

                  Section 2.4 Estimated Closing Adjustment Amount. No later than two Business Days prior to the Closing Date, Time Warner Cable will deliver to Comcast Trust and Comcast Subsidiary a good faith estimate of the Subscriber Adjustment Amount (the "Estimated Subscriber Adjustment Amount"), if any, and a good faith estimate of the Closing Net Liabilities Adjustment Amount (the "Estimated Closing Net Liabilities Adjustment Amount"), if any, together with appropriate documentation supporting such estimates. The sum of the Estimated Subscriber Adjustment Amount and the Estimated Closing Net Liabilities Adjustment Amount is referred to herein as the "Estimated Closing Adjustment Amount" and may be a positive or a negative amount.

                  Section 2.5 Final-Closing Adjustment Amount.

                  (a) No later than ninety (90) days following the Closing Date (the "Delivery Date"), (i) Comcast Subsidiary will deliver to Time Warner Cable
(A) its determination of the Closing Net Liabilities Amount for Holdco and based on the foregoing, the Closing Net Liabilities Adjustment Amount, (B) its determination of the Transferred Closing Subscriber Number and the Transferred Base Subscriber Number and (C) appropriate documentation supporting such determinations (the "Comcast

Statement") and (ii) Time Warner Cable will deliver to Comcast Subsidiary (A) its determination of the Retained Closing Subscriber Number and the Retained Base Subscriber Number and (B) appropriate documentation supporting such determinations (the "Time Warner Cable Statement"). Each such statement shall be prepared in good faith in accordance with this Agreement based on the books and records of the Transferred Systems held by Holdco or based on the books and records of the Time Warner Cable Retained Cable Systems held by Time Warner Cable, as the case may be.

                  (b) If Time Warner Cable disagrees with any item in the Comcast Statement delivered pursuant to Section 2.5(a)(i), Time Warner Cable may, within ninety (90) days after the Delivery Date, deliver a notice to Comcast Subsidiary disagreeing with such item and setting forth Time Warner Cable's calculation of such item, together with appropriate documentation supporting such determination. Any such notice of disagreement shall specify those items or portions thereof as to which Time Warner Cable disagrees, and Time Warner Cable shall be deemed to have agreed with all other items and portions of items contained in the Comcast Statement delivered to it pursuant to
Section 2.5(a)(i). If Comcast Subsidiary disagrees with any item in the Time Warner Cable Statement delivered pursuant to Section 2.5(a)(ii), Comcast Subsidiary may, within ninety (90) days after the Delivery Date, deliver a notice to Time Warner Cable disagreeing with such item and setting forth Time Warner Cable's calculation of such item, together with appropriate documentation supporting such determination. Any such notice of disagreement shall specify those items or portions thereof as to which Comcast Subsidiary disagrees, and Comcast Subsidiary shall be deemed to have agreed with all other items and portions of items contained in the Time Warner Cable Statement delivered to it pursuant to Section 2.5(a)(ii). Any such notice shall be prepared in good faith in accordance with this Agreement based on the books and records of the Transferred Systems held by Holdco or the Time Warner Cable Retained Cable Systems, as the case may be.

                  (c) If a notice of disagreement shall be duly delivered pursuant to Section 2.5(b), Time Warner Cable and Comcast Subsidiary shall, during the thirty (30) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items and amounts. If during such period, Time Warner Cable and Comcast Subsidiary are unable to reach such agreement, they shall promptly jointly retain a nationally recognized accounting firm that is not the principal independent accountant of either Comcast Parent or Time Warner Cable's ultimate parent (the "Accounting Referee") to resolve the disputed items or amounts. In making its determinations of the propriety of items and amounts, the Accounting Referee shall consider only those items (or portions thereof) or amounts as to which Time Warner Cable and Comcast Subsidiary disagree and, with respect to each item (or portion thereof) or amount, shall select a number within the range of the dispute between Time Warner Cable and Comcast Subsidiary. The Accounting Referee shall deliver to Time Warner Cable and Comcast Subsidiary, as promptly as practicable (but, in any event, within thirty (30) days after submission of the dispute to it), a report setting forth its resolution of the disputed items and amounts and based thereon (and on the items (or portions thereof) and amounts not in dispute) the Closing Adjustment Amount. Such report shall be final and binding upon Time Warner Cable and Comcast Subsidiary. The costs of the Accounting Referee shall be shared equally by Time Warner Cable and Comcast Subsidiary. Holdco and Time Warner Cable will, and will cause their Affiliates and independent accountants to, cooperate and assist each other and the Accounting Referee in conducting their respective reviews of the amounts referred to in this Section 2.5, including without limitation, making available to the extent necessary any books, records, work papers and personnel.

                  (d) As used herein, the term "Final Closing Adjustment Amount" means, with respect to any determination of the Closing Adjustment Amount (as defined below): (1) if no notice of disagreement is delivered by either party in accordance with Section 2.5(b) with respect to the other party's determination of an element used to calculated the Closing Adjustment Amount, the Closing Adjustment Amount calculated based on the amounts in the Comcast Statement and the Time Warner Cable Statement; (2) if either party delivers a notice of disagreement in accordance with Section 2.5(b) and the parties reach agreement on all disputed items within 30 days following such delivery, the Closing Adjustment Amount as determined in accordance with such agreement; or (3) if either party delivers a notice of disagreement in accordance with Section 2.5(b) and the parties fail to reach agreement within 30 days, the Closing Adjustment Amount as calculated based on the undisputed amounts in the Comcast Statement and Time Warner Cable Statement and with respect to disputed items, as determined by the Accounting Referee. As used herein, the term "Closing Adjustment Amount" means the sum of the Subscriber Adjustment Amount and the Closing Net Liabilities Amount.

                  (e) If the Final Closing Adjustment Amount exceeds the Estimated Closing Adjustment Amount, Time Warner Cable will pay to Holdco the amount of such excess. If the Estimated Closing Adjustment Amount exceeds the Final Closing Adjustment Amount, Holdco will pay to Time Warner Cable the amount of such excess. Any payment pursuant to this Section 2.5(e) shall be made in cash at a mutually convenient time and place within three (3) days following the determination of the Final Closing Adjustment Amount. The amount of any payment to be made pursuant to this Section 2.5(e) shall bear interest from and including the Closing Date to and including the date of payment at the Base Interest Rate.

                  (f) Tax Treatment of Adjustment Payments and Interest.

                        (i) For all Tax purposes (unless required by a change in applicable Tax law or a good faith resolution of a contest) the parties hereto agree to treat and to cause their respective Affiliates to treat any payment pursuant to Section 2.5(e) to Holdco by Time Warner Cable (a "Time Warner Cable Adjustment Payment") or to Time Warner Cable by Holdco (a "Holdco Adjustment Payment" and, each, an "Adjustment Payment") as (x) with respect to a Time Warner Cable Adjustment Payment, a contribution by Time Warner Cable to Holdco occurring immediately prior to the Closing, and (y) with respect to a Holdco Adjustment Payment, an adjustment to the Cash Amount transferred by Time Warner Cable to Holdco pursuant to the Holdco Transaction occurring immediately prior to the Closing.

                        (ii) Notwithstanding Section 2.5(f)(i) above, any Adjustment Payments that represent interest payable under Section 2.5(e) hereof shall be treated for all Tax purposes (unless required by a change in applicable Tax law or a good faith resolution of a contest), as (1) deductible to the payor and (2) taxable to the payee.

                  (g) As used herein, the term "Closing Net Liabilities Adjustment Amount" means the excess, if any, of the Closing Net Liabilities Amount over $15,000,000. The "Closing Net Liabilities Amount" shall equal the amount of all Liabilities of Holdco (other than the Holdco Transaction Liabilities) as of the Closing (after giving effect to the Closing), less the amount of all current assets (other than inventory and the Excluded Transferred
Cash) of Holdco as of the Closing (after giving effect to the Closing), in each case as would be reflected on the face of a balance sheet (excluding any footnotes thereto) prepared in accordance with GAAP; provided that, if Comcast Subsidiary or one of its Affiliates shall have made the request provided in the first sentence of Section 3.1(g)(v), the Actuarial Amount shall be treated as a Liability on the face of such balance sheet prepared in accordance with GAAP for purposes of this calculation and if Comcast Subsidiary or any of its Affiliates has not made such request the Liabilities assumed by Comcast Subsidiary pursuant to the last sentence of Section 3.1(g)(v) shall be treated as a Liability on the face of such balance sheet prepared in accordance with GAAP for purposes of this calculation. The Closing Net Liabilities Amount shall be deemed to include (without duplication) assets or Liabilities of Comcast Subsidiary or its Affiliates or Holdco conveyed or assumed (as applicable) pursuant to Section 3.1, to the extent such assets or Liabilities would be reflected on the face of a balance sheet of the Transferred Business (excluding any footnotes thereto) prepared in accordance with GAAP as of the Closing Time, but without giving effect to the Closing. Current assets shall include, but shall not be limited to, all cash and cash equivalents (including the cash paid to Comcast Subsidiary pursuant to Section 3.1(h) but excluding the Excluded Transferred Cash), prepaid expenses, funds on deposit with third parties, and accounts receivable other than (i) the portion of any account receivable resulting from cable, telephony, data or Internet service sales that is sixty (60) days or more past due as of the Closing Date, (ii) the portion of any national agency account receivable resulting from advertising sales that is one hundred and twenty (120) days or more past due as of the Closing Date, (iii) any non-national agency account receivable resulting from advertising sales any portion of which is ninety (90) days or more past due as of the Closing Date, (iv) accounts receivable from customers whose accounts are inactive as of the Closing Date or (v) any accounts receivable that have not arisen from a bona fide transaction in the ordinary course of business. For purposes of making the foregoing "past due" calculations, the billing statements of a Transferred System will be deemed to be due and payable consistent with ordinary accounting practice. Current Assets shall include the total SMATV Consideration paid in respect of any Excluded SMATV Acquisition. For the avoidance of doubt, Liabilities shall include, but are not limited to, the Actuarial Amount (if Comcast Subsidiary or any of its Affiliates shall have made the request provided in the first sentence of Section 3.1(g)(v)), Specified Launch Support Liabilities, accounts payable, accrued expenses (including all accrued vacation time, sick days, other accrued paid time off, copyright fees, programming expenses, Applicable Taxes, franchise fees and other license fees or charges), capitalized lease obligations, Contract obligations that are due and payable (including lease obligations), due and

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                                                                              32

payable obligations that are subject to materialmen's, mechanic's and similar Liens, Liabilities with respect to unearned income and advance payments (including subscriber prepayments and deposits for converters, encoders, cable television service and related sales) and interest, if any, required to be paid on advance payments.

                  (h) "Subscriber Adjustment Amount" means an amount (which may be positive or negative) equal to the sum of the (A) product of (x) $3,500 times
(y) the Original Relative Percentage Amount times (z) the Original Transferred Base Subscriber Number plus (B) (x) $3,500 times (y) the Designated Relative Percentage Amount times (z) the Designated Transferred Base Subscriber Number. As used herein, the term "Original Relative Percentage Amount" means an amount (which shall be expressed as a percentage and may be positive or negative) equal to (i) the Original Retained Percentage (as defined below) minus (ii) the Original Transferred Percentage (as defined below). As used herein, the term "Original Retained Percentage" means a fraction (expressed as a percentage) the numerator of which is the number of Individual Subscribers of the Time Warner Cable Retained Cable Systems as of the Closing Date (the "Retained Closing Subscriber Number") and the denominator of which is the number of Individual Subscribers of the Time Warner Cable Retained Cable Systems as of July 31, 2004 (the "Original Retained Base Subscriber Number"). As used herein, the term "Original Transferred Percentage" means a fraction (expressed as a percentage) the numerator of which is (A) the number of Individual Subscribers of the Original Systems as of the Closing Date minus (B) the number of Individual Subscribers of the Original Systems acquired pursuant to any Excluded SMATV Acquisition (the "Original Transferred Closing Subscriber Number") and the denominator of which is the number of Individual Subscribers of such Original Systems as of July 31, 2004 (the "Original Transferred Base Subscriber Number"). As used herein, the term "Designated Relative Percentage Amount" means an amount (which shall be expressed as a percentage and may be positive or negative) equal to (iii) the Designated Retained Percentage (as defined below) minus (iv) the Designated Transferred Percentage (as defined below). As used herein, the term "Designated Retained Percentage" means a fraction (expressed as a percentage) the numerator of which is Retained Closing Subscriber Number and the denominator of which is the number of Individual Subscribers of the Time Warner Cable Retained Cable Systems as of December 31, 2004 (the "Designated Retained Base Subscriber Number"). As used herein, the term "Designated Transferred Percentage" means a fraction (expressed as a percentage) the numerator of which is (A) the number of Individual Subscribers of the Designated Systems as of the Closing Date minus (B) the number of Individual Subscribers of the Designated Systems acquired pursuant to any Excluded SMATV Acquisition (the "Designated Transferred Closing Subscriber Number") and the denominator of which is the number of Individual Subscribers of such Designated Systems as of December 31, 2004 (the "Designated Transferred Base Subscriber Number").

                                   ARTICLE 3
                                 RELATED MATTERS

                  Section 3.1 Employees.

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                                                                              33

                  (a) Employees. Each Transferred System Employee who is an employee of Time Warner Cable or one of its Subsidiaries as of immediately prior to the Holdco Transaction, including individuals on leave of absence, short-term disability and long-term disability, shall become an employee of Holdco as of the consummation of the Holdco Transaction. Employees who commence employment with Holdco in accordance with the preceding sentence shall be referred to herein as "Comcast Transferred System Employees." For the avoidance of doubt, if any employee holding the job title as of the date hereof (or, with respect to the Designated Systems, the Amendment Date) listed on Schedule 3.1(l)(i) (as previously identified by name to Comcast Subsidiary by Time Warner Cable) remains employed by Time Warner Cable or its Affiliates on the Closing Date as permitted by Section 3.1(l) hereof, such employee shall not be a Comcast Transferred System Employee. For purposes of this Article 3, "Transferred System Employees" shall not include those employees holding the job titles as of the date hereof (or, with respect to the Designated Systems, the Amendment Date) listed on Schedule 3.1(a) (as previously identified by name to Comcast Subsidiary by Time Warner Cable) (such employees, the "Retained Employees") and none of Holdco, Comcast Subsidiary or any of their respective Affiliates shall have any obligation or Liability with respect to any of the Retained Employees. Holdco (or its Affiliates as of the Closing) shall take such actions as are reasonably necessary to effectuate the transfer of employment described in this
Section 3.1(a), including, without limitation, making a general offer of employment to each such Transferred System Employee. The parties hereto shall not take any action that is not otherwise permitted under this Article 3 that would interfere with such employees becoming employed by Holdco as of the consummation of the Holdco Transaction. Immediately following the Closing, Comcast shall cause the Comcast Transferred System Employees to be paid base salary or wage rates no less than those rates provided to such employees immediately prior to the consummation of the Holdco Transaction and to be provided benefit plan participation at levels no less favorable than those applicable to similarly situated employees of Comcast Subsidiary or its Affiliates at the time of the Closing. As of the Closing, Holdco shall have no employees other than employees who are primarily employed in connection with the Transferred Systems.

                        (i) Holdco shall recognize, as to each Comcast Transferred System Employee, the period of service (without duplication of benefits) with Time Warner Cable and any of its Affiliates (other than Holdco) prior to the Closing under all Time Warner Cable Benefit Plans to the extent so recognized by Time Warner Cable and its Affiliates prior to the Holdco Transaction. In addition, Holdco shall recognize, as to each Comcast Transferred System Employee, all vacation, sick days and other paid time off accrued by such Comcast Transferred System Employee but unused as of the consummation of the Holdco Transaction, in each case to the extent such amounts are reflected in the Closing Net Liabilities Amount used in calculating the Final Adjustment Amount.

                        (ii) Notwithstanding any provision in this Agreement to the contrary, the parties hereto agree that, except to the extent used in connection with the funding of any Time Warner Cable Benefit Plan that is continued by Time Warner Cable or any of its Affiliates (other than Holdco), as of the consummation of the Holdco Transaction the parties hereto shall cause to be transferred to or held for the benefit of

Holdco their interests in all life, medical and other insurance policies to the extent relating to Transferred System Employees.

                        (iii) Subject to obtaining any necessary consents and except as provided in Section 7.2(h) or as otherwise provided in this Agreement, as of the consummation of the Holdco Transaction, Time Warner Cable and its Affiliates (other than Holdco) shall assign to Holdco, and Holdco shall assume,
(A) all rights, obligations and Liabilities of Time Warner Cable and its Affiliates (other than Holdco) (x) under all employment agreements, unfunded compensation arrangements and employee related insurance policies and (y) for benefits accrued and payable now and in the future under all Time Warner Cable Benefit Plans, and (B) all other employment-related rights, obligations and Liabilities, in each case to the extent relating to Transferred System Employees (other than Liabilities relating to or arising under the "Time Warner Cable 401(k) Plan", the "Time Warner Cable Pension Plans" (each as defined below), the Time Warner Cable Excess Benefit Pension Plan and any equity-based compensation plans maintained by Time Warner Cable or its Affiliates) (such Liabilities shall be included in the meaning of Assumed Liabilities). With respect to the period prior to Closing, any such Liabilities shall only be assumed to the extent reflected in the Closing Net Liabilities Amount used in calculating the Final Adjustment Amount.

                        (iv) The parties hereto agree that, except to the extent that sponsorship of a funded Time Warner Cable Benefit Plan is continued by Time Warner Cable or any of its Affiliates (other than Holdco) and except as provided in Section 7.2(h) or as otherwise provided in this Agreement, the Transferred Assets shall include any monies, contracts or other funds relating to the participation of any Transferred System Employees in any Time Warner Cable Benefit Plan, in each case to the extent such amounts, monies, contracts or other funds are reflected in the Closing Net Liabilities Amount used in calculating the Final Adjustment Amount.

                        (v) Subject to any required notification, as of the consummation of the Holdco Transaction, the parties agree to take such action, and to cause their Affiliates to take such action, as is necessary to cause Holdco to succeed to the rights and obligations of Time Warner Cable and its Affiliates (other than Holdco), including its rights and obligations with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA), under any collective bargaining agreement (if any so exist) to the extent such agreement covers Transferred System Employees.

                  (b) Continued Employment with Holdco.

                        (i) Effective as of the Closing, all Comcast Transferred System Employees shall continue to be employees of Holdco and shall cease to be employees of Time Warner Cable or any of its Subsidiaries. Effective as of the Closing, Time Warner Cable shall discontinue providing benefits to Comcast Transferred System Employees under all Time Warner Cable Benefit Plans except as otherwise required by law or as contemplated under this Agreement.

                  (c) Severance-Related Liabilities. Comcast Subsidiary and Holdco shall be responsible for all Liabilities with respect to any Comcast Transferred System Employee in connection with the termination of such employee's employment on or after the Closing, and any Liability for WARN and severance payments and benefits under the TWC Severance Pay Plan or any individual employment or severance arrangement, each, in accordance with its terms, applicable to a Transferred System Employee who rejects the general offer of employment made pursuant to Section 3.1(a). Notwithstanding the foregoing, Comcast Subsidiary and its Affiliates shall have no Liability with respect to the termination of employment of the employees holding the job titles as of the date hereof (or, with respect to the Designated Systems, the Amendment Date) listed on Schedule 3.1(l)(i), if any such employee is hired by Time Warner Cable or any of its Affiliates as permitted by Section 3.1(l) in the 12 month period following the Closing.

                  (d) Participation in Benefit Plans. With respect to Comcast Transferred System Employees, compensation and service of such employees with Time Warner Cable and its Affiliates prior to Closing shall be recognized under all applicable Comcast Benefit Plans to the extent so recognized under the corresponding Time Warner Cable Benefit Plans prior to Closing, except to the extent that duplication of benefits would result or as otherwise provided in this Agreement.

                  (e) Tax-Qualified Defined Contribution Plans. As of and following the Closing, Transferred System Employees shall not be entitled to make contributions to or to benefit from matching or other contributions under the TWC Savings Plan ("Time Warner Cable 401(k) Plan"). None of Comcast Subsidiary, any of its Affiliates or Holdco shall have any Liability with respect to the Time Warner Cable 401(k) Plan, except as may be provided in any other agreement between Time Warner Cable or any of its Affiliates, on the one hand, and Comcast Subsidiary or any of its Affiliates (other than Holdco), on the other. Comcast Transferred System Employees who were participants in the Time Warner Cable 401(k) Plan immediately prior to the Closing shall become participants in a defined contribution pension plan qualified under Section 401(a) of the Code and meeting the requirements of Section 401(k) of the Code established or maintained by Comcast Subsidiary or its Affiliates (the "Comcast 401(k) Plan") as of the Closing; provided, that any Comcast Transferred System Employee with less than 6 months of service with Time Warner Cable or any of its Affiliates immediately prior to Closing will only become a participant in the Comcast 401(k) Plan after completing 6 months of combined continuous service with Time Warner Cable or any of its Affiliates (other than Holdco) and Holdco or any of its Affiliates (other than Time Warner Cable). Comcast Subsidiary or its Affiliates shall cause the Comcast 401(k) Plan to accept cash eligible rollover distributions (as defined in Section 402(c)(4) of the Code) by Comcast Transferred System Employees with respect to account balances distributed to them on or after the Closing Date by the Time Warner Cable 401(k) Plan.

                  (f) Tax-Qualified Defined Benefit Plans. As of the Closing, the Transferred System Employees shall cease accruing benefits under the Time Warner Cable Pension Plan, and the Time Warner Cable Union Pension Plan (collectively, the "Time Warner Cable Pension Plans"). None of Comcast Subsidiary, any of its Affiliates or Holdco shall have any Liability with respect to the Time Warner Cable Pension Plans or the Time Warner Cable Excess Benefit Pension Plan except as may be provided in any other agreement between Time Warner Cable or any of its Affiliates, on the one hand, and Comcast Subsidiary or any of its Affiliates (other than Holdco), on the other.

                  (g) Health and Welfare Plans.

                        (i) All Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of each Transferred System Employee under any Time Warner Cable Benefit Plan that is a health or welfare plan within the meaning of Section 3(1) of ERISA (each a "Time Warner Cable Health or Welfare Plan") prior to the Closing shall be Liabilities of Holdco or one of its Affiliates to the extent such Liabilities are reflected in the Closing Net Liabilities Amount used in calculating the Final Adjustment Amount.

                        (ii) Other than as required by COBRA, each Transferred System Employee shall cease to participate in any Time Warner Cable Health or Welfare Plan as of the Closing.

                        (iii) Each Comcast Transferred System Employee who, after the recognition of service provided for in Section 3.1(d) satisfies the eligibility requirements under the applicable Comcast Benefit Plan that is a health or welfare plan within the meaning of Section 3(1) of ERISA (each, a "Comcast Health or Welfare Plan"), shall be (A) entitled to enroll, effective as of the Closing, as a newly-eligible employee of Comcast Subsidiary or one of its Affiliates in the Comcast Health or Welfare Plans then available to similarly situated employees of Comcast Subsidiary or any of its Affiliates and (B) eligible to elect such coverage and benefit options as may then be available or provided under the terms of the Comcast Health or Welfare Plans to new employees of Comcast Subsidiary or any of its Affiliates. All compensation, benefit elections, deductible payments, payments toward the applicable out-of-pocket maximums and other benefit-affecting determinations affecting Comcast Transferred System Employees that, as of immediately prior to the Closing, were recognized under any Time Warner Cable Health or Welfare Plan with respect to the plan year in which the Closing occurs shall receive full recognition, credit and validity and be taken into account under the corresponding Comcast Health or Welfare Plan as of the Closing with respect to that same plan year.

                        (iv) With respect to any Comcast Transferred System Employee and his or her dependents (if any) who were covered under any Time Warner Cable Health or Welfare Plan immediately prior to the Closing, Comcast Subsidiary shall take, or cause to be taken, the appropriate actions reasonably necessary to ensure that the proof of insurability requirements (if any) and the preexisting condition exclusions (if any) applicable to new enrollees under the corresponding Comcast Health or Welfare Plan (if any) are waived with respect to such Comcast Transferred System Employee, to the extent that such requirements and exclusions were waived under any similar corresponding Time Warner Cable Health Welfare Plan.

                        (v) Upon the written request of Comcast Subsidiary or one of its Affiliates delivered to Time Warner Cable at least 60 days prior to the expected Closing Date, Time Warner Cable shall, or shall cause its Affiliates to, permit those Transferred System Employees on long-term disability or who are receiving retiree life or retiree medical benefits at the time of the Closing and who are listed on a Schedule 3.1(g)(v) (the "Selected Employees"), such Schedule 3.1(g)(v) to be updated ten Business Days prior to the expected Closing Date, to continue to receive such coverage under the applicable long-term disability, retiree medical or retiree life plan, as applicable, sponsored or maintained by Time Warner Cable or its Affiliates and the Actuarial Amount shall be determined and taken into account as provided in Section 1.1 in the definition of "Cash Amount" and as provided in Section 2.5(g) in the definition of "Closing Net Liabilities Amount". If Comcast Subsidiary or one of its Affiliates makes the request provided in the first sentence of this Section 3.1(g)(v), except for the payment of the Actuarial Amount, any Liability associated with any long-term disability, retiree life or retiree medical benefits, as applicable, relating to or in connection with the Selected Employees shall not be an Assumed Liability and shall be included in the meaning of Excluded Liabilities. If Comcast Subsidiary or one of its Affiliates does not make the request provided in the first sentence of this Section 3.1(g)(v), Comcast Subsidiary shall assume all Liabilities associated with any long-term disability, retiree life or retiree medical benefits relating to or in connection with the Selected Employees and such Liabilities shall be reflected in the Closing Net Liabilities Amount used in calculating the Final Adjustment Amount.

                  (h) Reimbursement Account Plans. To the extent any Comcast Transferred System Employee made contributions to any Time Warner Cable Benefit Plan that is a reimbursement account plan, such as a health care or dependent care reimbursement plan ("Time Warner Cable Reimbursement Plan"), during the calendar year in which the Closing occurs, such Comcast Transferred System Employee shall be permitted to file claims for reimbursement under a Comcast Benefit Plan that is a comparable reimbursement account plan ("Comcast Reimbursement Plan") for qualifying expenses incurred during the calendar year in which the Closing occurs, including periods prior to the Closing, for a total amount not to exceed the amount elected by such Comcast Transferred System Employee for that year under such plan. Account balances, whether positive or negative, shall be transferred and assigned to the appropriate Comcast Reimbursement Plan by Time Warner Cable or an Affiliate, as applicable. As soon as practicable following the Closing, Time Warner Cable shall pay to Comcast Subsidiary a cash amount (which amount shall be deemed to constitute a current asset of Holdco for purposes of Section 2.5(g)) equal to the aggregate positive balances as of the Closing Date of each flexible spending account of each Comcast Transferred System Employee under the applicable Time Warner Cable Reimbursement Plan. Comcast Subsidiary shall assume all obligations of Time Warner Cable with respect to each Transferred System Employee under the applicable Time Warner Cable Reimbursement Plan.

                  (i) COBRA. Comcast Subsidiary shall, or shall cause, each Comcast Transferred System Employee and each "qualified beneficiary" (as defined in Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and ERISA Sections 601 through 608

("COBRA")) of each Comcast Transferred System Employee, who elects continued group health plan coverage under COBRA or incurs a "qualifying event" (as defined in COBRA) on or after the Closing, to be offered COBRA coverage on and after the Closing under a Comcast Health or Welfare Plan. Time Warner Cable and its Affiliates (other than Holdco) shall retain all obligations and Liabilities with respect to Transferred System Employees who elected continued group plan coverage under COBRA or incurred a "qualifying event" prior to the Closing.

                  (j) WARN Compliance. Comcast Subsidiary and Holdco shall be responsible for any Liability arising under the Worker Adjustment and Retraining Notification Act and any similar state or local laws (collectively, "WARN") with respect to the termination of employment of Comcast Transferred System Employees on or after the Closing. During the period prior to the Closing, the parties agree to cooperate with each other in order to comply with WARN, including, but not limited to, Holdco or its Affiliates providing to Transferred System Employees and any applicable governmental entities or other required persons (on behalf of itself and Comcast Subsidiary) any notice and other requirements under WARN.

                  (k) Workers' Compensation Liabilities. Comcast Subsidiary and Holdco shall be responsible for all workers' compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained by a Comcast Transferred System Employee on or after the Closing and, to the extent reflected in the Closing Net Liabilities Amount used in calculating the Final Adjustment Amount, before Closing.

                  (l) Non-Solicit Provisions.

                        (i) Except for the employees holding the job titles as of the date hereof (or, with respect to the Designated Systems, the Amendment
Date) listed on Schedule 3.1(l)(i) (as previously identified by name to Comcast Subsidiary by Time Warner Cable), from the date of this Agreement (or, with respect to the Designated Systems, the Amendment Date) until the first anniversary of the Closing neither Time Warner Cable nor any of its Subsidiaries will solicit any Transferred System Employees (other than for the benefit of the Transferred Systems or with the prior written consent of Comcast Subsidiary, in each case, prior to the Closing or to comply with the provisions set forth in
Section 3.1(a)).

                        (ii) Except for the employees holding the job titles as of the date hereof (or, with respect to the Designated Systems, the Amendment
Date) listed on Schedule 3.1(l)(i) (as previously identified by name to Comcast Subsidiary by Time Warner Cable), from the Amendment Date until the first anniversary of the Closing neither Time Warner Cable nor any of its Subsidiaries will hire any Transferred System Employees (other than for the benefit of the Transferred Systems or with the prior written consent of Comcast Subsidiary, in each case, prior to the Closing or to comply with the provisions set forth in
Section 3.1(a)).

                        (iii) Notwithstanding the foregoing, advertising through mass media in which an offer of employment, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events shall not be prohibited by this Section 3.1(l). Solely for purposes of this Section 3.1(l), Transferred System Employees shall in no event include the beneficiary or dependent of any Transferred System Employee unless such beneficiary or dependent is otherwise a Transferred System Employee.

                        (iv) From the Closing Date until the first anniversary of the Closing, neither Comcast Subsidiary nor any of its Affiliates will hire any Retained Employees.

                        (v) Time Warner Cable or its Affiliates shall make available to Comcast Subsidiary or its Affiliates for consultation and transitional services Retained Employees and those employees holding the job titles as of the date hereof (or, with respect to the Designated Systems, the Amendment Date) listed on Schedule 3.1(l)(i) (if hired or retained by Time Warner Cable or its Affiliates as permitted by this Section 3.1(l)), as reasonably requested by Comcast Subsidiary or its Affiliates. The provision of any such services shall be in accordance with the terms of Section 7.9 hereof and shall not unreasonably interfere with the performance of any such employee's duties to Time Warner Cable or its Affiliates.

                        (vi) Solely for purposes of this Section 3.1(l), "Transferred System Employee" shall be applied so as to include any individual who as of any relevant date (which shall include the period from the date hereof (or, with respect to employees of the Designated Systems, the Amendment Date) through the Closing Date) would be a Transferred System Employee if the Closing Date occurred on such date.

                  (m) Confidentiality and Proprietary Information. No provision of this Section 3.1 shall be deemed to release any individual for any violation of a plan, policy, agreement or guideline regarding non-competition or pertaining to confidential or proprietary information of Time Warner Cable or any of its Affiliates or otherwise relieve any individual of his or her obligations under such guideline or any such plan, program or arrangement.

                  (n) No Implied Rights or Third Party Beneficiaries. The parties hereto hereby acknowledge and agree that no provision of this Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Transferred System Employee, Retained Employee or other future, present, or former employee of Comcast Subsidiary, Holdco, Time Warner Cable, or any of their respective Affiliates, under any Comcast Benefit Plan or Time Warner Cable Benefit Plan or otherwise. Without limiting the generality of the foregoing: (i) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Comcast Subsidiary or any of its Affiliates, at any time after the Closing, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Comcast Benefit Plan, any benefit under any such plan or any trust, insurance policy or funding vehicle related to any Comcast Benefit Plan; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Time Warner Cable or any of its Affiliates, at any time from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Time Warner Cable Benefit Plan, any benefit under any such plan or any trust, insurance policy or funding vehicle related to any Time Warner Cable Benefit Plan. Nothing in this Section 3.1 or elsewhere in this Agreement shall be deemed to make any employee of the parties a third party beneficiary of this Section 3.1 or any rights relating hereto.

                  (o) Collective Bargaining. To the extent any provision of this Agreement is contrary to the provisions of any collective bargaining agreement to which Time Warner Cable or any of its Subsidiaries is a party as of the date hereof (or, with respect to the Designated Systems, the Amendment Date) that covers Transferred System Employees or Retained Employees, the terms of such collective bargaining agreement shall prevail. Should any provision of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining with respect to the Transferred System Employees, Comcast Subsidiary or Time Warner Cable or any of their respective Subsidiaries may be obligated to bargain with the union representing affected employees concerning those subjects. Comcast Subsidiary and its Subsidiaries shall be responsible for Liabilities with respect to any obligations to any collective bargaining unit that represents as of the date hereof (or, with respect to the Designated Systems, the Amendment Date) Transferred System Employees to the extent consistent with Comcast's rights and responsibilities under applicable labor law. If Time Warner Cable or any of its Affiliates acquires a duty to bargain with any labor organization with respect to Transferred System Employees, then Time Warner Cable or its Affiliates shall
(i) give prompt written notice of such development to Comcast Subsidiary and
(ii) not enter into any contract with such labor organization that contains a successor clause or otherwise purports to bind Comcast Trust, Comcast Subsidiary, Holdco (after the Closing) or any of their Affiliates in any way, without the prior written consent of Comcast Subsidiary.

                  Section 3.2 Use of Names and Logos. For a period of 150 days after Closing, Holdco shall be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of Time Warner Cable and its Affiliates to the extent incorporated in or on the Transferred Assets (collectively, the "Time Warner Cable Marks"), provided, that
(a) Comcast Subsidiary and Holdco acknowledge that the Time Warner Cable Marks belong to Time Warner Cable and its Affiliates, and that neither Comcast Subsidiary nor Holdco shall acquire any rights therein during or pursuant to such 150-day period; (b) all such Transferred Assets shall be used in a manner consistent with the use made by Time Warner Cable and its Affiliates of such Transferred Assets prior to Closing; (c) Comcast Subsidiary shall exercise reasonable efforts to remove all Time Warner Cable Marks from the Transferred Assets as soon as reasonably practicable following Closing; and (d) the use of the Time Warner Cable Marks during such period shall inure to the benefit of Time Warner Cable and, to the extent any goodwill in the Time Warner Cable Marks is deemed to accrue during such period, to Holdco or its Affiliates, then Comcast Subsidiary agrees to cause Holdco to assign all such goodwill to Time Warner Cable; provided, that Holdco shall indemnify and hold harmless Time Warner Cable for any Liabilities arising from or otherwise relating to Holdco's use of the Time Warner Cable Marks. Upon expiration of such 150-day period, Comcast Subsidiary shall cause Holdco to remove all Time Warner Cable Marks from the Transferred Assets and destroy all unused letterhead, checks, business-related forms, preprinted form contracts, product literature, sales literature, labels, packaging material and any other materials displaying the Time Warner Cable Marks within ten Business Days and shall provide Time Warner Cable with a written certification that it destroyed any and all such materials. Notwithstanding the foregoing, Comcast Subsidiary and Holdco shall not be required to remove or discontinue using any such proprietary rights that are affixed to converters or other items located in customer homes or properties such that prompt removal is impracticable for Comcast Subsidiary and Holdco; provided, that Comcast Subsidiary and Holdco shall remove or discontinue such proprietary rights promptly upon the return of such converters or other items to their possession.

                  Section 3.3 Transfer Laws. The parties hereto each waive compliance with Legal Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

                  Section 3.4 Transfer Taxes and Fees. All sales, use, transfer and similar taxes or assessments, including transfer fees and similar assessments for Transferred System Franchises, Transferred System Licenses and Transferred System Contracts, arising from or payable by reason of or otherwise related to the Holdco Transaction, the GP Redemption, the Subsidiary Transfers and the TWC Redemption, shall be paid one-half by Holdco and one-half by Time Warner Cable (it being understood and agreed that if any such payable is satisfied by a party or any Affiliate thereof, then promptly after the later of
(x) the Closing and (y) the demand of the paying party, the other party shall reimburse the paying party for one-half of any such amounts paid by the paying party).

                                   ARTICLE 4
                 COMCAST TRUST'S REPRESENTATIONS AND WARRANTIES

            Comcast Trust represents and warrants to Time Warner Cable, as of the date of this Agreement and as of Closing, as follows:

                  Section 4.1 Organization and Qualification of Comcast Trust. Comcast Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite trust power and authority to own the Redemption Securities.

                  Section 4.2 Authority. Subject to the FCC Trust Requirements, Comcast Trust has all requisite power and authority under the terms of its declaration of trust to execute, deliver and perform this Agreement and the Transaction Documents to be executed and delivered by Comcast Trust and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Comcast

Trust have been, and in the case of the Transaction Documents to be executed and delivered by Comcast Trust and the consummation of the transactions contemplated thereby, shall at Closing have been duly and validly authorized, subject to the FCC Trust Requirements, by all necessary trust action on the part of Comcast Trust. This Agreement has been duly and validly executed and delivered by Comcast Trust and is, and in the case of the Transaction Documents to be executed and delivered by Comcast Trust, when so executed and delivered shall be, subject to the FCC Trust Requirements, the valid and binding obligation of Comcast Trust, enforceable against Comcast Trust in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

                  Section 4.3 No Conflict; Required Consents. Subject to compliance with the HSR Act, the FCC Trust Requirements, the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and except for Authorizations to be obtained by Time Warner Cable or its Affiliates, the execution, delivery and performance by Comcast Trust of this Agreement and the Transaction Documents to be executed and delivered by Comcast Trust do not and shall not: (a) conflict with or violate any provision of the certificate of trust or declaration of trust of Comcast Trust; (b) to the knowledge of Comcast Trust's operating trustee violate any provision of any material Legal Requirement; (c) without regard to requirements of notice, lapse of time, elections of other Persons or any combination thereof, conflict with, violate, result in a breach of, constitute a default under or give rise to any third party's right(s) of first refusal or similar right under any Contract to which Comcast Trust is a party relating to the Redemption Securities; or (d) to the knowledge of Comcast Trust's operating trustee require any material consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person.

                  Section 4.4 Litigation. (i) There is no Litigation pending or, to Comcast Trust's knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal, against or involving the assets of Comcast Trust or any of its Controlled Affiliates; and (ii) other than the FCC Trust Requirements, there is no Judgment requiring Comcast Trust or any of its Controlled Affiliates to take any action of any kind, in either case, which could adversely affect in any material respect the ability of Comcast Trust or any of its Controlled Affiliates to perform their respective obligations under this Agreement or the other Transaction Documents.

                  Section 4.5 Ownership of Redemption Securities. Comcast Trust owns of record and, subject to the terms of its declaration of trust, beneficially, and has good and valid title to, free and clear of any Liens (other than restrictions imposed by federal and state securities Laws, pursuant to the declaration of trust of Comcast Trust, under agreements with Time Warner Cable or its Affiliates or by the FCC Trust Requirements) and Comcast Trust shall own immediately prior to Closing of record and, subject to the terms of its declaration of trust, beneficially, and will have good and valid title to, free and clear of any Liens (other than restrictions imposed by federal and state securities Laws, pursuant to the declaration of trust of Comcast Trust, under agreements with Time Warner Cable or its Affiliates or by the FCC Trust Requirements) all of the Redemption Securities. In the TWC Redemption, Comcast Trust will transfer to Time Warner Cable valid title to the Redemption Securities free and clear of any Liens, other than restrictions imposed by federal and state securities laws.

                  Section 4.6 Brokers. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Comcast Trust who might be entitled to any fee or commission from Time Warner Cable or its Affiliates in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 5
               COMCAST SUBSIDIARY'S REPRESENTATIONS AND WARRANTIES

            Comcast Subsidiary represents and warrants to Time Warner Cable, as of the date of this Agreement and as of Closing, as follows:

                  Section 5.1 Organization and Qualification of Comcast Subsidiary. Comcast Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  Section 5.2 Authority. Comcast Subsidiary has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Transaction Documents to be executed and delivered by Comcast Subsidiary and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Comcast Subsidiary have been, and in the case of the Transaction Documents to be executed and delivered by Comcast Subsidiary and the consummation of the transactions contemplated thereby, shall at Closing have been duly and validly authorized by all necessary corporate action on the part of Comcast Subsidiary. This Agreement has been duly and validly executed and delivered by Comcast Subsidiary and is, and in the case of the Transaction Documents to be executed and delivered by Comcast Subsidiary, when so executed and delivered shall be, the valid and binding obligation of Comcast Subsidiary, enforceable against Comcast Subsidiary in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

                  Section 5.3 No Conflict; Required Consents. Subject to compliance with the HSR Act, the FCC Trust Requirements, the Securities Act and the Exchange Act and except for Authorizations to be obtained by Time Warner Cable or its Affiliates, the execution, delivery and performance by Comcast Subsidiary and Comcast Trust of this Agreement and the Transaction Documents to be executed and delivered by Comcast Subsidiary and/or Comcast Trust do not and shall not: (a) conflict with or violate any provision of the certificate of incorporation or bylaws of Comcast Subsidiary or the certificate of trust or declaration of trust of Comcast Trust; (b) violate any provision of any material Legal Requirement; or (c) require any material consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person.

                  Section 5.4 Litigation. (i) There is no Litigation pending or, to Comcast Subsidiary's knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal, against or involving the assets of Comcast Subsidiary or any of its Affiliates; and (ii) other than the FCC Trust Requirements, there is no Judgment requiring Comcast Subsidiary or any of its Affiliates to take any action of any kind, in either case, which could adversely affect in any material respect the ability of Comcast Subsidiary or any of its Affiliates to perform their respective obligations under this Agreement or any of the other Transaction Documents.

                  Section 5.5 Brokers. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Comcast and/or Comcast Subsidiary who might be entitled to any fee or commission from Time Warner Cable or its Affiliates in connection with the transactions contemplated by this Agreement.

                  Section 5.6 Comcast Balance Sheet. Comcast has provided to Time Warner Cable an internal unaudited consolidated balance sheet of Comcast and its Subsidiaries as of June 30, 2004 (the "Comcast Balance Sheet"). The Comcast Balance Sheet was prepared in accordance with GAAP (except for the absence of required footnotes) and fairly presents in all material respects the consolidated financial condition of Comcast and its Subsidiaries as of the date indicated therein, except that (i) the current and deferred income tax accounts were derived from the general ledgers of the Comcast unaudited consolidated balance sheet but do not reflect tax consolidation and allocation adjustments necessary to present Comcast's balance sheet on a stand alone basis and (ii) "due to related parties, net" is included as a component of stockholder's equity.

                  Section 5.7 Tolling. The FCC Trust Requirements do not prohibit, and no consent of any Governmental Authority is required with respect to, the agreements of Comcast Trust and of Comcast Parent pursuant to Section
2.3 (including the tolling of registration rights pursuant thereto).

                                   ARTICLE 6
               TIME WARNER CABLE'S REPRESENTATIONS AND WARRANTIES

            Time Warner Cable represents and warrants to Comcast Trust and Comcast Subsidiary, as of the date of this Agreement (or, with respect to the Designated Systems, the Amendment Date) (subject, in each case, to Section 7.20 with respect to Sections 6.3(c), 6.3(f) and 6.5, to the extent such Sections relate to the SSBC Systems) and as of Closing, as follows:

                  Section 6.1 Organization and Qualification of Time Warner Cable. Time Warner Cable is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Time Warner Cable and each Affiliate of Time Warner Cable that holds Transferred Assets or is otherwise a participant in any of the transactions referred to in Section 2.1(b)(i) (each, a "Transferring Person") has all requisite corporate or other entity power and authority to own and lease the Transferred Assets and to conduct the Transferred Business as currently conducted.

                  Section 6.2 Authority. Each of Time Warner Cable and Holdco has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Transaction Documents to be executed and delivered by it and to consummate the transactions contemplated hereby and thereby. Each Transferring Person has all requisite corporate or other power and authority to execute, deliver and perform the Transaction Documents to be executed and delivered by such Transferring Person and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Time Warner Cable and Holdco have been, and in the case of the Transaction Documents to be executed and delivered by Time Warner Cable or any TWC Participant and the consummation of the transactions contemplated thereby, shall at Closing have been duly and validly authorized by all necessary corporate or other entity action on the part of Time Warner Cable and each such TWC Participant. This Agreement has been duly and validly executed and delivered by Time Warner Cable and Holdco and is, and in the case of the Transaction Documents to be executed and delivered by Time Warner Cable or any TWC Participant, when so executed and delivered shall be, the valid and binding obligation of Time Warner Cable or such TWC Participant, enforceable against Time Warner Cable or such TWC Participant, as applicable, in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

                  Section 6.3 No Conflict; Required Consents. Except as described on Schedules 6.3 and 6.19, and subject to compliance with the HSR Act, the Securities Act and the Exchange Act and except for Authorizations required from, by or with the relevant Franchising Authorities in respect of the Franchises for the Transferred Systems, Authorizations required from, by or with the FCC in connection with a change of control of the holder and/or assignment of the Transferred System Licenses, Authorizations from state public utility commissions having jurisdiction over the assets of Transferred Systems, and Authorizations to be obtained by Comcast Subsidiary or its Affiliates, the execution, delivery and performance by Time Warner Cable and Holdco of this Agreement and the Transaction Documents to be executed and delivered by Time Warner Cable and Holdco, and the execution, delivery and performance by each Transferring Person of the Transaction Documents to be executed and delivered by such Transferring Person, do not and shall not: (a) conflict with or violate any provision of the certificate of incorporation or by-laws or other organizational or governing documents of Time Warner Cable, Holdco or any Transferring Person;
(b) violate any provision of any material Legal Requirement; (c) without regard to requirements of notice, lapse of time, elections of other Persons or any combination thereof, conflict with, violate, result in a breach of, constitute a default under or give rise to any third party's right(s) of first refusal or similar right or right of cancellation or termination, or accelerate or permit the acceleration of the performance required by or adversely effect the rights or obligations of Time Warner Cable, Holdco or any Transferring Person under any Transferred Systems Contract, Transferred Systems Franchise or Transferred Systems License; (d) result in the creation or imposition of any Lien against or upon any of the Transferred Assets other than a Permitted Lien;
(e) require any material consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority; or (f) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Person (other than any Governmental Authority), in the case of clauses
(c), (d) and (f) with only such exceptions as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or materially delay or prevent the consummation of the transactions contemplated hereby.

         Section  6.4 Sufficiency of Assets; Title.

         (a) Except for items included in the Excluded Assets or as described on
Schedule 6.4(a), (i) the Transferred Assets are all of the assets of Time Warner Cable or its Affiliates owned, used or held for use primarily in connection with the operation of the Transferred Systems, and (ii) the right, title and interest in the Transferred Assets conveyed to Holdco pursuant to the Holdco Transaction shall be sufficient to permit Holdco to operate the Transferred Systems substantially as they are being operated by Time Warner Cable and its Affiliates immediately prior to the Holdco Transaction and in compliance with all material Legal Requirements and, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in compliance with all contractual requirements that comprise part of the Assumed Liabilities. At the Closing, Holdco will have good and marketable title to (or in the case of assets that are leased, valid leasehold interests in) the tangible Transferred Assets free and clear of any Liens, other than Permitted Liens (disregarding clause (d) of the definition thereof), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the representation contained in the immediately preceding sentence shall not apply with respect to any Owned Property or Leased Property with respect to which Time Warner Cable has delivered a Title Policy, or a Title Commitment to deliver a Title Policy, as provided in Section 8.1.

         (b) Except as described on Schedule 6.4(b), the Tangible Personal Property and improvements on Owned Property and real property subject to Real Property Interests are in all material respects adequate for their present uses.

         Section 6.5 Transferred System Franchises, Transferred System Licenses, Transferred Systems Contracts, Owned Property and Real Property Interests.

         (a) Except as described on Schedules 2.1(c)(ii), 2.1(c)(iii), 2.1(c)(iv), 2.1(c)(v) or Schedule 6.5(a) and except for the Excluded Assets, neither Time Warner Cable nor any of its Affiliates is bound or affected by any of the following that relate wholly or primarily to the Transferred Assets or the Transferred Systems: (i) leases of real or material personal property; (ii) Franchises, and similar authorizations for the operation of Transferred Systems, or Contracts of substantially equivalent effect; (iii) other licenses, authorizations, consents or permits of the FCC or, to the extent material, any other Governmental Authority; (iv) all Authorizations of Governmental Authorities to provide telephony services held, directly or indirectly, by Time Warner Cable or its Affiliates and used in connection with the operation of any Transferred Systems;
(v) material crossing Contracts, easements, rights of way or access Contracts;
(vi) pole line or joint line Contracts or underground conduit Contracts; (vii) bulk service, commercial service or multiple-dwelling unit access Contracts which individually provide for payments by or to Time Warner Cable or its Affiliates in any twelve month period exceeding $50,000; (viii) system-specific programming Contracts, system-specific signal supply Contracts and Local Retransmission Consent Agreements; (ix) any Contract with the FCC or any other Governmental Authority relating to the operation or construction of the Transferred Systems that are not fully reflected in the Transferred Systems Franchises, or any Contracts with community groups or similar third parties restricting or limiting the types of programming that may be shown on any of the Transferred Systems; (x) any partnership, joint venture or other similar Contract or arrangement; (xi) any Contract with Time Warner Cable or any of its Affiliates; (xii) any Contract that limits the freedom of the Transferred Systems to compete in any line of business or with any Person or in any area or which would so limit the freedom of Holdco, Comcast Subsidiary, Comcast Trust or any of their Affiliates after the Closing Date; (xiii) any Contract relating to the use by third parties of Transferred Assets to provide, or the provision by the Transferred Systems of, telephone, Internet or data services other than Contracts with subscribers of any such services; (xiv) any advertising representation or interconnect Contract; (xv) any Contract with any employee employed primarily in connection with the Transferred Systems; (xvi) any Contract granting any Person the right to use any portion of the cable television system plant included in the Transferred Assets; (xvii) any Contract that is not the subject of any other clause of this Section 6.5(a) that shall remain effective for more than one year after Closing (except those Contracts that may be terminated upon no more than 30 days' notice without penalty and subscription agreements with residential subscribers to provide cable service); or (xviii) any Contract other than those described in any other clause of this
Section 6.5(a) which individually provides for payments by or to Time Warner Cable in any twelve month period exceeding $500,000 or is otherwise material to the Transferred Systems.

         (b) Time Warner Cable has prior to the date hereof (or, with respect to the Designated Systems, the Amendment Date) provided or otherwise made available (or, with respect to the SSBC Systems, will as part of delivery of the Second Stage Documents provide or otherwise make available) to Comcast Trust and Comcast Subsidiary true and complete copies of each of the Transferred Systems Franchises, Transferred Systems Licenses and Transferred Systems Contracts described on any of Schedules 2.1(c)(ii) (to the extent in the possession of Time Warner Cable or its Affiliates), 2.1(c)(iii), 2.1(c)(iv), 2.1(c)(v) and
Schedule 6.5(a) (excluding Local Retransmission Consent Agreements and system-specific programming contracts), together with true and complete copies of (i) any notices alleging continuing non compliance with the requirements of any Transferred Systems Franchise, (ii) in each case any amendments to any of the items on any such Schedule (in the case of the items on

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                                                                              48

Schedule 2.1(c)(ii), to the extent in the possession of Time Warner Cable or its Affiliates), (iii) in the case of oral Real Property Interests listed on
Schedule 2.1(c)(ii) or oral Transferred Systems Contracts listed on Schedule 2.1(c)(v), true and complete written summaries thereof and (iv) each document in the possession of Time Warner Cable or its Affiliates evidencing or insuring Time Warner Cable's or its Affiliates' ownership of the Owned Property. Except as described in Schedule 6.5(b) and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) Time Warner Cable and each of its Affiliates are in compliance with each of the Transferred Systems Franchises, Transferred Systems Licenses and Transferred Systems Contracts; (ii) Time Warner Cable and its Affiliates have fulfilled when due, or have taken all action necessary to enable them to fulfill when due, all of their obligations under each of the Transferred Systems Franchises, Transferred Systems Licenses and Transferred Systems Contracts; (iii) there has not occurred any default (without regard to lapse of time or to the giving of notice or both) by Time Warner Cable or any of its Affiliates and, to the knowledge of Time Warner Cable, there has not occurred any default (without regard to lapse of time or the giving of notice, or both) by any other Person, under any of the Transferred Systems Franchises, Transferred Systems Licenses and Transferred Systems Contracts; and (iv) the Transferred Systems Franchises, Transferred Systems Licenses and Transferred Systems Contracts are valid and binding agreements and are in full force and effect.

         (c) Schedule 2.1(c)(iii) lists the date on which each Transferred Systems Franchise shall expire.

         (d) Except as described on Schedules 2.1(c)(iii), 2.1(c)(iv) or
Schedule 6.5(d), there are no applications relating to any Transferred Systems Franchise or Transferred Systems Licenses pending before any Governmental Authority that are material to any of such Transferred Systems. Except as described on Schedule 6.5(d), neither Time Warner Cable nor any of its Affiliates has received, nor do any of them have notice that they shall receive, from any Governmental Authority a preliminary assessment that a Transferred Systems Franchise should not be renewed as provided in Section 626(c)(1) of the Communications Act. Except as described on Schedule 6.5(d), neither Time Warner Cable, nor any of its Affiliates nor any Governmental Authority has commenced or requested the commencement of an administrative proceeding concerning the renewal of a Transferred Systems Franchise as provided in Section 626(c)(1) of the Communications Act. Except as described on Schedule 6.5(d), Time Warner Cable and its Affiliates have timely filed notices of renewal in accordance with the Communications Act with all Governmental Authorities with respect to each Transferred Systems Franchise expiring within 30 months of the date of this Agreement. Except as described on Schedule 6.5(d), such notices of renewal have been filed pursuant to the formal renewal procedures established by Section (a) of the Communications Act. To Time Warner Cable's knowledge, there exist no facts or circumstances that make it likely that any Transferred Systems Franchise shall not be renewed or extended on commercially reasonable terms. Except as described on Schedule 6.5(d), as of the date hereof (or, with respect to the Designated Systems, the Amendment Date), no Governmental Authority has commenced, or given notice that it intends to commence, a proceeding to revoke or suspend a Transferred Systems Franchise.

         Section 6.6 Employee Benefits. A true and complete list of the Time Warner Cable Benefit Plans is set forth in Schedule 6.6. Except as set forth on
Schedule 6.6, none of Time Warner Cable, any of its ERISA Affiliates, any Time Warner Cable Benefit Plan other than a multiemployer plan (as defined in Section 3(37) of ERISA), or to the knowledge of Time Warner Cable, any Time Warner Cable Benefit Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA) is in material violation of any provision of ERISA with respect to a Time Warner Cable Benefit Plan. No material "reportable event" (as defined in Sections 4043(c) of ERISA), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or "withdrawal liability" (as determined under Section 4201 et seq. of ERISA) has occurred or exists and is continuing with respect to any Time Warner Cable Benefit Plan other than a multiemployer plan (as defined in Section 3(37) of ERISA) or, to the knowledge of Time Warner Cable, any Time Warner Cable Benefit Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA). After the Closing, none of Holdco, Comcast Subsidiary or any of their respective ERISA Affiliates shall be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Time Warner Cable Benefit Plan currently maintained by Time Warner Cable or any of its ERISA Affiliates. Except as set forth in Schedule 6.6, since the Balance Sheet Date, there has been no change in the Time Warner Cable Benefit Plans or level of compensation provided the Transferred System Employees that would materially increase the cost of operating the Transferred Systems.

         Section 6.7 Litigation. Except as set forth in Schedule 6.7, (i) there is no Litigation pending or, to Time Warner Cable's knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal, against Time Warner Cable or any of its Affiliates; and (ii) there is no Judgment requiring Time Warner Cable or any of its Affiliates to take any action of any kind with respect to the Transferred Assets or the operation of the Transferred Systems, or to which Time Warner Cable or any of its Affiliates (with respect to the Transferred Systems), the Transferred Systems or the Transferred Assets are subject or by which they are bound or affected, in the case of clauses (i) and
(ii), which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay or prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. For the avoidance of doubt, this Section 6.7 shall have no application with respect to Taxes of Time Warner Cable or any of its Affiliates.

         Section 6.8 Transferred Systems Information. Schedule 6.8 sets forth a true and complete description in all material respects of the following information.

         (a) as of the Balance Sheet Date, the approximate number of miles of plant, aerial and underground and the technical capacity of such plant expressed in MHz, included in the Transferred Assets;

         (b) as of the date set forth on such Schedule (which shall be no earlier than the Balance Sheet Date), the number of Individual Subscribers, Digital Subscribers, Telephony Subscribers and High Speed Data Subscribers served by the Transferred Systems;

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                                                                              50

         (c) as of the date set forth on such Schedule (which shall be no earlier than the Balance Sheet Date), the approximate number of homes passed by each of the Transferred Systems as reflected in Time Warner Cable's system records for such date;

         (d) as of the date hereof (or, with respect to the Designated Systems, the Amendment Date), a description of basic and optional or tier services available from each of the Transferred Systems and the rates charged by Time Warner Cable for each;

         (e) as of the hereof (or, with respect to the Designated Systems, the Amendment Date), the stations and signals carried by each of the Transferred Systems and the channel position of each such signal and station; and

         (f) [Intentionally Omitted]

         (g) the municipalities served by each of the Transferred Systems and the community identification numbers of such municipalities.

         Section 6.9 Compliance with Legal Requirements. Except as set forth on
Schedule 6.9, the Transferred Assets include all material Authorizations of, by or with any Governmental Authority that are necessary for the lawful conduct of the Transferred Systems as currently conducted and each of the material Authorizations is in full force and effect in all material respects. Except as set forth on Schedule 6.9, the Transferred Systems are, and have been, operated in compliance in all material respects with all material Legal Requirements and Authorizations, and, to the knowledge of Time Warner Cable, none of the Transferred Systems are under investigation with respect to or have been threatened to be charged with or given written notice of any material violation of any material Legal Requirement or Authorization.

         Section 6.10 Real Property. Schedule 2.1(c)(ii) sets forth all leases included in the Real Property Interests (the "Leases", and each such lease, a "Lease") and all ownership interests in real property included in the Owned Property and all other material Real Property Interests. The Owned Property and Real Property Interests include all leases, fee interests, material easements, material access agreements and other material real property interests necessary to operate the Transferred Systems as currently conducted.

         Section 6.11 Financial Statements; No Adverse Change; Telephony Budget.

         (a) Time Warner Cable has provided to Comcast Trust and Comcast Subsidiary internal unaudited financial statements for the Transferred Systems consisting of balance sheets and statements of operations (i) with respect to the Original Systems, as of and for the 12 months ended December 31, 2003 and as of and for the 6 months ended June 30, 2004 and (ii) with respect to the Designated Systems, as of and for the 12 months ended December 31, 2004 (collectively, the "Transferred Systems Financial Statements"). The Transferred Systems Financial Statements were prepared in accordance with GAAP (except for the absence of required footnotes) and fairly present in all material respects the financial condition and results of operations of the Transferred Systems as of the dates and for the periods indicated therein; provided that the Transferred System Financial Statements do not reflect the following items, which may have been recorded within the financial results of the Transferred Systems had the Transferred Systems been stand-alone entities during the periods presented: (i) an allocation of a portion of goodwill and identifiable intangible assets, and related amortization expense, arising from recent purchase business combinations, which is recorded at the Time Warner Cable or TWE corporate level; (ii) an allocation of debt and related interest expense recorded at the Time Warner Cable or TWE corporate level; (iii) an allocation of deferred Income Taxes, Income Taxes payable and Income Tax expense recorded at the Time Warner Cable corporate level; (iv) a management fee for services provided by Time Warner Cable corporate entities has not been recorded on the books of the non-TWE systems; (v) certain balance sheet reclasses within current assets and liabilities (e.g. reclassifying debit balances in liability accounts to assets and vice versa); (vi) an allocation of certain advertising revenue that was recorded at the Time Warner Cable or TWE corporate level; (vii) an allocation of music performance royalties paid or payable to BMI, ASCAP and SESAC and programming vendor marketing support receipts or receivables that were recorded at the Time Warner Cable or TWE corporate level; (viii) an allocation of variances between actual pension expense and budgeted pension expense (e.g. the financial results of the Transferred Systems reflect budgeted pension expense);(ix) an allocation of other Time Warner Cable corporate, TWE corporate and divisional overhead that is not specifically identified to a particular cable system; (x) an allocation of certain assets, including routers and other equipment located at regional data centers, related to Time Warner Cable's high-speed data business; (xi) certain expense accruals that are paid by Time Warner Cable or TWE corporate on behalf of the Transferred Systems including the following: (1) programming accruals of approximately one month's service would be reflected as a liability for the Transferred Systems and liabilities in excess of one month are transferred to Time Warner Cable or TWE corporate to be paid; (2) group insurance liabilities are recorded on the balance sheet at Time Warner Cable or TWE corporate; (3) casualty insurance, including workers compensation liabilities are recorded on the balance sheet at Time Warner Cable or TWE corporate; (4) certain property tax and sales and use tax liabilities are recorded on the balance sheet at Time Warner Cable or TWE corporate; and (6) other miscellaneous liabilities related to company-wide costs are recorded on the balance sheet at Time Warner Cable or TWE corporate, which are recorded net in the intercompany payables/receivables line items on the Transferred System trial balances and (xii) third party and payroll payments made by Time Warner Cable and TWE corporate on behalf of the Transferred Systems after the monthly cut-off are not pushed down to the Transferred Systems until the following month (e.g. there is a lag between the time of payment of the liability by TWC or TWE and relieving the third-party liability at the Transferred Systems).

         (b) Except as set forth in Schedule 6.11(b), (i) since Balance Sheet Date, there have been no events, circumstances or conditions that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (ii) since the Balance Sheet Date, the Transferred Systems and the Transferred Assets have

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                                                                              52

been operated in all material respects only in the ordinary course of business consistent with past practices.

         Section 6.12 Employees.

         (a) Except as set forth on Schedule 6.12(a), there are no collective bargaining agreements applicable to any Transferred System Employees, and neither Time Warner Cable nor any Affiliate of Time Warner Cable, nor Holdco as of the Closing, has any duty to bargain with any labor organization with respect to any such persons. There are not pending any material unfair labor practice charges against Time Warner Cable or any Affiliate of Time Warner Cable, or any request or demand for recognition, or any petitions filed by a labor organization for representative status, with respect to any Transferred System Employees.

         (b) Except as set forth on Schedule 6.12(b), Time Warner Cable and its Affiliates have complied, and Holdco will be in compliance as of the Closing, in all material respects with all applicable Legal Requirements relating to the employment of labor, including WARN, ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age, sex, race and disability discrimination, immigration control and the payment and withholding of Taxes except for any non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.12(b), neither Time Warner Cable nor any of its Affiliates is, and Holdco will not be as of the Closing, a party to any material labor or employment dispute involving any of its employees who render services in connection with the Transferred Systems.

         (c) Except as described on Schedule 6.12(c), neither Time Warner Cable nor any of its Affiliates has any employment agreements, either written or oral, with any Transferred System Employees and none of the employment agreements listed on Schedule 6.12(c) require Comcast Subsidiary, Holdco or any of their Affiliates to employ any person after Closing.

         Section 6.13 Transactions with Affiliates. Except for this Agreement and Transaction Documents to which it is a party, or as set forth on Schedule 6.13, immediately after the Closing, Holdco shall not be bound by any Contract or any other arrangement of any kind whatsoever with, or have any Liability to, Time Warner Cable or any Affiliate thereof.

         Section 6.14 Undisclosed Material Liabilities. The Assumed Liabilities will include no Liabilities, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a Liability, other than:

         (a) the Liabilities disclosed on Schedule 6.14;

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                                                                              53

         (b) the Liabilities disclosed in the Transferred Systems Financial Statements;

         (c) the Liabilities arising in the ordinary course of business since the Balance Sheet Date in amounts substantially consistent with past practices (subject to customary cost increases); and

         (d) other Liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         Section 6.15 Holdco; TWE Holdco I.

         (a) Holdco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Holdco is (or at the Closing will be) duly registered as a foreign corporation in all jurisdictions in which the ownership or leasing of the Transferred Assets or the nature of its activities in connection with the Transferred Systems makes such qualification necessary, with only such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect. Time Warner Cable owns all of the issued and outstanding capital stock of Holdco, free and clear of all Liens, other than restrictions imposed by applicable federal or state securities Laws. All of such capital stock is duly authorized, validly issued, fully paid and non-assessable, and was issued in compliance in all material respects with all applicable Legal Requirements. There shall be no outstanding options, warrants, rights, commitments, conversion rights, preemptive rights or agreements of any kind to which Time Warner Cable or any of its Affiliates or Holdco is a party or by which any of them is bound which would obligate any of them to issue, deliver, purchase or sell any additional shares of capital stock, units, membership, or other equity or profit interests of any kind in Holdco or any security convertible into or exercisable or exchangeable for any of the foregoing. In the TWC Redemption, Time Warner Cable will transfer to Comcast Trust or Comcast Subsidiary, as the case may be, valid title to the Holdco Shares free and clear of any Liens, other than restrictions imposed by federal and state securities laws.

         (b) Prior to the Holdco Transaction, Holdco will have conducted no business or operations and will have no indebtedness and no Liabilities (excluding (i) any Liabilities for Taxes with respect to Holdco's corporate existence, (ii) any Liabilities for Taxes of any member of an Affiliated Group of which Holdco is or was a member on or prior to the Closing Date by reason of Liability under Treasury Regulation Section 1.1502 6, Treasury Regulation
Section 1.1502-78 or similar provisions of state, local, provincial or foreign law and (iii) any Liabilities with respect to any employee benefit arrangements ("ERISA Group Liabilities") arising either under the Code or ERISA solely as a result of Holdco having been, at any time on or prior to Closing, a member of a group described in Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code (collectively, the "Holdco Indemnified Liabilities"), other than under this Agreement and any Transaction Document to which Holdco is a party.

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                                                                              54

         (c) Prior to the Holdco Transaction, Holdco will not have been party to any Contracts other than this Agreement and any Transaction Document to which Holdco is a party. Holdco has no Subsidiaries.

         (d) No ERISA Group Liability has been incurred by Holdco and no ERISA Group Liability is reasonably expected to be asserted against Holdco for periods prior to the Closing.

         (e) Prior to the Holdco Transaction, Holdco will not have, and will never have had, any employees, other than unpaid corporate officers with no entitlement to benefits or other compensation that was, is or will be a liability of Holdco.

         (f) At the time of the TWC Redemption, Holdco will own the Transferred Assets, subject to the Assumed Liabilities and will have no other assets or Liabilities, except Holdco Indemnified Liabilities and Liabilities under this Agreement and any Transaction Document to which Holdco is a party.

         (g) Either (i) TWE Holdco I will be a disregarded entity for federal income tax purposes as of Closing; or (ii) the contribution of assets to TWE Holdco I permitted in the last sentence of Step 3 of the Interim Steps (as defined in the TWC Redemption Agreement), if effectuated, will not impair or materially delay the Holdco Transaction, the TWC Redemption, the GP Redemption or the Subsidiary Transfer, or otherwise adversely affect the Transferred Systems, the Transferred Business, any Transferred Assets, Comcast or any of its Affiliates. TWE Holdings shall be a Transferring Person.

         Section 6.16 Insurance. Schedule 6.16 contains a list of all policies of property, fire, casualty, liability, life, workers' compensation, libel and slander, and other forms of insurance of any kind that relate to the Transferred Assets, the Transferred Systems or any of the employees, officers or directors of the Transferred Systems and are maintained by or on behalf of Time Warner Cable or its Affiliates, in each case which are in force as of the date hereof (or, with respect to the Designated Systems, the Amendment Date). All such policies are in full force and effect, all premiums due thereon have been paid by or on behalf of Time Warner Cable, and Time Warner Cable is otherwise in compliance in all material respects with the terms and provisions of such policies (after giving effect to applicable grace or cure periods). After the Closing, the terms of such policies will continue to provide coverage with respect to acts, omissions and events occurring prior to the Closing in accordance with their terms as if the Closing had not occurred. Time Warner Cable has no knowledge of any threatened termination of, material premium increase (other than with respect to customary annual premium increases) with respect to, or material alteration of coverage under, any of such policies.

         Section 6.17 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 6.17, the Transferred Business, the Transferred Assets and the Transferred Systems do not infringe and have not infringed upon the intellectual

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                                                                              55

property rights of any Person, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent, license or other intellectual property right infringement.

         Section 6.18 Brokers. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Time Warner Cable or any of its Affiliates who might be entitled to any fee or commission from Comcast Subsidiary or any of its Affiliates in connection with the transactions contemplated by this Agreement.

         Section 6.19 Transferred Systems Options. Except as disclosed on
Schedule 6.19, none of the Transferred Systems or any material Transferred Assets are subject to any purchase option, right of first refusal or similar arrangement which would be triggered by the sale, transfer or other disposition of such Transferred Systems or Transferred Assets ("Transferred Systems Option").

         Section 6.20 Transferred Systems Proprietary Rights. Except as described on Schedule 6.20, there is no material trademark, trade name, service mark, service name or logo, or any application therefor, owned, licensed, used or held for use by Time Warner Cable or any of its Affiliates primarily in connection with the operation of the Transferred Systems.

         Section 6.21 Promotional Campaigns. After Closing, Holdco will not be obligated to continue to make promotional offers under any promotional or marketing campaigns or programs initiated or maintained by Time Warner Cable or its Affiliates with respect to the Transferred Systems; provided that, for the avoidance of doubt, individual Subscribers who subscribed for services prior to the Closing and took advantage of any such campaign or promotional offers may be entitled to continue to receive the benefits offered under such campaign or promotion in accordance with its terms after Closing. After Closing, Holdco will not be obligated to pay for any advertisements run or to be run after the Closing under promotional or marketing campaigns or programs initiated or maintained by Time Warner Cable or its Affiliates with respect to the Transferred Systems, other than campaigns initiated with the consent of Comcast Subsidiary.

         Section 6.22 Environmental.

         (a) Except as described on Schedule 6.22(a), to the knowledge of Time Warner Cable, (i) neither Time Warner Cable nor any of its Affiliates has received any notice, demand, request for information, citation, summons or order relating to any material evaluation or investigation, and (ii) neither Time Warner Cable nor any of its Affiliates is the subject of any pending or threatened material investigation, action, claim, suit, review, complaint, penalty or proceeding of any Governmental Authority or other Person, in each case with respect to the Transferred Assets, the Transferred Systems or Holdco which relate to or arise out of any Environmental Law.

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                                                                              56

         (b) Except as described on Schedule 6.22(b), to the knowledge of Time Warner Cable, no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, or released at, on or under any Transferred Asset or in connection with the operation of any Transferred System or of Holdco, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (c) Except as described on Schedule 6.22(c), neither Time Warner Cable nor any of its Affiliates has received any written notice of, or has any knowledge of circumstances relating to, and, to the knowledge of Time Warner Cable, there are no past events, facts, conditions, circumstances, activities, practices or incidents (including but not limited to the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances) relating to any Transferred Asset or in connection with the operation of any Transferred System or of Holdco, which could materially interfere with or prevent material compliance with, or which have resulted in or are reasonably likely to give rise to any material liability of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law.

         (d) Except as set forth on Schedule 6.22(d), to Time Warner Cable's knowledge, no Transferred Asset nor any property to which Hazardous Substances located on or resulting from the use of any Transferred Asset (or from the operation of the Transferred System or Holdco), have been transported, is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup.

         (e) Prior to the date hereof (or, with respect to the Designated Systems, the Amendment Date), Time Warner Cable has provided or made available to Comcast Trust and Comcast Subsidiary copies of all material environmental assessments, or other material environmental studies, audits, tests, reviews or other analyses of or relating to the Transferred Assets and/or Transferred Systems.

         (f) None of the tangible Transferred Assets (excluding the Cash Amount) are located in New Jersey or Connecticut.

         Section 6.23 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 6.23:

         (a) All material Applicable Tax Returns have been duly and timely filed (taking into account extensions) or, where not so timely filed, are covered under a valid extension that has been obtained therefor and the information set forth on such Tax Returns is true, correct and complete in all material respects.

         (b) All Applicable Taxes shown as due on the Applicable Tax Returns referred to in clause (a) have been paid in full.

         (c) All deficiencies asserted or assessments made with respect to the Transferred Business as a result of the examinations of any of the Applicable Tax Returns referred to in clause (a) (together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties) have been paid in full.

         (d) No issues with respect to the Transferred Business that have been raised in writing by the relevant Governmental Authority in connection with the examination of any of the Applicable Tax Returns referred to in clause (a) are pending.

         (e) Schedule 6.23(e) sets forth a list of all jurisdictions (whether foreign or domestic) in which Holdco or any of the Transferred Systems currently file Applicable Tax Returns. No written claim with respect to Applicable Taxes has been made by any Governmental Authority in a jurisdiction where the Transferred Business does not file Applicable Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (f) There are no liens for Applicable Taxes upon the assets or properties of the Transferred Business, except for liens for Applicable Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

         Section 6.24 Tax Matters Agreement Representations. The representations and warranties set forth in Section 3 of the Tax Matters Agreement in the form attached hereto as Exhibit B are made as of the date hereof as if set forth in full herein.

                                    ARTICLE 7

                                    COVENANTS

         Section 7.1 Certain Affirmative Covenants of Time Warner Cable. Except as otherwise expressly contemplated hereunder (including with respect to each of the Transactions) or as Comcast Subsidiary may otherwise consent in writing, which if requested shall not be unreasonably withheld or delayed, between the date of this Agreement, or with respect to the Designated Systems, the Amendment Date (or with respect to Section 7.1(h), the Option Exercise Date, and with respect to Section 7.1(i) (other than clauses (iii) and (iv) thereof), the Amendment Date) and the Closing Time, Time Warner Cable, with respect to each of the Transferred Systems and the Transferred Assets, shall, and shall cause its Affiliates to:

         (a) operate or cause to be operated each Transferred System only in the usual, regular and ordinary course and in accordance with applicable material Legal Requirements (including completing line extensions, placing conduit or cable in new developments, fulfilling installation requests and continuing work on existing construction projects);

         (b) perform all of its obligations under all of the Transferred Systems Franchises, Transferred Systems Licenses and Transferred Systems Contracts

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                                                                              58

without material breach or default and pay its Liabilities in the ordinary course of business;

         (c) (i) maintain or cause to be maintained (A) the Transferred Assets in adequate condition and repair for their current use, ordinary wear and tear excepted, and (B) in full force and effect policies of insurance with respect to the Transferred Assets and the operation of the Transferred Systems in such amounts and with respect to such risks as are customarily maintained with respect to the Time Warner Cable Retained Cable Systems and (ii)enforce in good faith the rights under insurance policies referred to in (i)(B);

         (d) deliver to Comcast Trust and Comcast Subsidiary reasonably promptly true and complete copies of all monthly trial balances, financial statements and Subscriber and other service recipient (including Individual Subscribers, Digital Subscribers, Telephony Subscribers and High Speed Data Subscribers) counts with respect to each Transferred System, management and operating reports and any written reports or data with respect to the operation of any Transferred System prepared by or for Time Warner Cable or its Affiliates at any time from the date hereof (or, with respect to the Designated Systems, the Amendment Date) until Closing;

         (e) maintain or cause to be maintained its books, records and accounts with respect to the Transferred Assets and the operation of each Transferred System in the usual, regular and ordinary manner on a basis consistent with past practices;

         (f) [Intentionally Omitted]

         (g) use commercially reasonable efforts to renew any Transferred System Licenses which expire prior to the Closing Date;

         (h) use its commercially reasonable efforts to obtain in writing as promptly as practicable the Time Warner Cable Required Consents and any other consent, authorization or approval necessary or commercially advisable in connection with the transactions contemplated hereunder (and shall deliver to Comcast Trust and Comcast Subsidiary copies of any such Time Warner Cable Required Consents and such other consents, authorizations or approvals as it obtains), in each case in form and substance reasonably satisfactory to Comcast Subsidiary; provided, that (i) Time Warner Cable shall have no obligation to make any payment (other than customary filing fees) to, or agree to any concession to, any Person to obtain any such consent, authorization or approval; and (ii) Time Warner Cable shall afford Comcast Subsidiary the opportunity to review and approve the form of Time Warner Cable Required Consent and such other consents prior to delivery to the party whose consent is sought and Time Warner Cable shall not accept or agree or accede to any modifications or amendments to or in connection with, or any conditions to the transfer of, any of the Transferred Systems Franchises, Transferred Systems Licenses or Transferred Systems Contracts of the Transferred Systems that are not approved in writing by Comcast Subsidiary, which approval shall not be unreasonably withheld or delayed. Time Warner Cable agrees, upon reasonable prior notice, to allow representatives of Comcast Subsidiary to attend meetings and hearings before applicable Governmental Authorities in connection with the transfer of any Transferred Systems License or Transferred Systems Franchise. Notwithstanding the foregoing, Time Warner Cable shall not have any further obligation to obtain Time Warner Cable Required Consents:

                  (i) with respect to Contracts relating to pole attachments where the licensing Person shall not consent to an assignment of such license agreement but requires that Holdco enter into a new agreement with such Person on overall terms which are no less favorable to Holdco than the original license agreement was to Time Warner Cable, in which case Time Warner Cable shall cooperate with and assist Comcast Subsidiary and Holdco in obtaining such agreements; and

                  (ii) for any business radio license or any private operational fixed service ("POFS") microwave license which Time Warner Cable Required Consent could reasonably be expected to be obtained within 120 days after Closing and so long as a conditional temporary authorization (for a business radio license) or a special temporary authorization (for a POFS license) is obtained by Holdco under FCC rules with respect thereto;

                  (i) (i) use its commercially reasonable efforts to preserve the current business organization of each Transferred System intact, including preserving existing relationships with Governmental Authorities, suppliers, customers and others having business dealings with each Transferred System, unless Comcast Subsidiary requests otherwise, (ii) use commercially reasonable efforts to keep available the services of its employees providing services in connection with each Transferred System, (iii) continue normal marketing, advertising and promotional expenditures with respect to each Transferred System and (iv) (A) prior to January 1, 2005, make capital expenditures in accordance with the August 2004 re-estimated capital budget of each Transferred System set forth on Schedule 7.1(i)(A) (the "2004 Capital Budget") and from January 1, 2005 through December 31, 2005 make capital expenditures in accordance with the 2005 capital budget of each Transferred System set forth on Schedule 7.1(i)(B) (the "2005 Capital Budget"), (B) prior to January 1, 2005, make aggregate expenditures (other than Variable Expense Items) in accordance with the 2004 operating budget for each Transferred System set forth on Schedule 7.1(i)(C) (the "2004 Operating Budget", and together with the 2004 Capital Budget, the "2004 Budgets") and from January 1, 2005 through December 31, 2005 make aggregate expenditures (other than Variable Expense Items) in accordance with the 2005 operating budget for each Transferred System set forth on Schedule 7.1(i)(D) (the "2005 Operating Budget", and together with the 2005 Capital Budget, the "2005 Budgets"), (C) until January 1, 2006, with respect to Transferred Systems included in the Specified Division, make telephony capital and telephony operating expenditures with respect to the Transferred Systems on a non-discriminatory

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                                                                              60

basis as compared to the Specified Division; provided, however, that, in each case, deviations (positive or negative) in any such expenditures by no more than 5% of the aggregate budgeted amount shall be deemed to be in accordance with the 2004 Budgets or 2005 Budgets, as applicable, and (D) until January 1, 2006, make capital and operating expenditures with respect to the Monroe cable systems on a non-discriminatory basis as compared to the Jackson cable systems; provided, further, that, in any event, deviations (positive or negative) in any expenditures contemplated by the telephony budgets included in any Budget shall be deemed to be in accordance with such Budget so long as Time Warner Cable shall have used commercially reasonable efforts to operate in accordance with such telephony budgets;

         (j) except as otherwise provided in this Agreement, Time Warner Cable will use commercially reasonable efforts to promptly notify Comcast Trust and Comcast Subsidiary of any circumstance, event or action by Time Warner Cable or any of its Subsidiaries or otherwise, that becomes known to Time Warner Cable,
(i) which, if known at the date of this Agreement (or, with respect to the Designated Systems, the Amendment Date), would have been required to be disclosed in or pursuant to this Agreement or (ii) the existence, occurrence or taking of which would result in any of its representations and warranties in this Agreement or in any Transaction Document to which it or any Transferring Person is a party not being true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) when made or at Closing (unless and to the extent that any such representation or warranty speaks specifically as of an earlier date, in which case, at such earlier date); provided, that any notification provided by Time Warner Cable solely pursuant to this subsection shall not be deemed to update the Schedules to this Agreement under Section 7.11 hereof unless Time Warner Cable expressly specifies that such notification is intended as an update pursuant to Section 7.11;

         (k) give or cause to be given to Comcast Subsidiary, and its counsel, accountants and other representatives, (i) as soon as reasonably possible, but in any event prior to the date of submission to the appropriate Governmental Authority, copies of all FCC Forms 1200, 1205, 1210, 1215, 1220 and 1240, and simultaneous with, or as soon as reasonably possible after submission to the appropriate Government Authority, any other FCC Forms required under the regulations of the FCC promulgated under the Cable Act that are prepared with respect to any of the Transferred Systems and (ii) as soon as reasonably possible after filing, copies of all copyright returns filed in connection with any Transferred System; provided, that in the case of clause (i), before any such FCC Forms 1200, 1205, 1210, 1215, 1220 or 1240 are filed, Time Warner Cable and Comcast Subsidiary shall consult in good faith concerning the contents of such forms;

         (l) use commercially reasonable efforts to implement all rate changes provided for in the 2004 Operating Budget and the 2005 Operating Budget, as applicable or, with respect to periods after January 1, 2006, rate changes in the ordinary course of business; and

         (m) maintain inventory sufficient for the operation of the Transferred Systems in the ordinary course of business for a period of time consistent with the period of time such inventory is maintained for the Specified Division (or in the case of the Monroe cable systems, the period of time such inventory is maintained for the Time Warner Cable Retained Cable System).

         Section 7.2 Certain Negative Covenants of Time Warner Cable. Except as otherwise expressly contemplated hereunder (including with respect to the Holdco Transaction) or as Comcast Subsidiary may otherwise consent in writing, which if requested shall not be unreasonably withheld or delayed, between the Amendment Date and the Closing or, with respect to Sections 7.2(d) (to the extent relating to Section 6.24), (h), (j), (k), (m), (n), (o), (p), (q) and (r) (and, to the
extent relating to such Sections, Section 7.2(s)), between the date hereof (or, with respect to the Designated Systems, the Amendment Date) and the Closing, Time Warner Cable shall not, and shall cause its Affiliates not to, with respect to any of the Transferred Systems or the Transferred Assets (and, in the case of Section 7.2(d) (and, to the extent relating thereto, Section 7.2(s)), the transactions contemplated hereby):

         (a) modify, terminate, renew, suspend or abrogate any material Transferred Systems Contract other than in the ordinary course of business;

         (b) modify in any material respect, terminate, renew, suspend or abrogate any Transferred Systems Franchise or material Transferred Systems License;

         (c) except as set forth on Schedule 7.2(c), and except for Contracts in respect of SMATV Acquisitions (other than any SMATV Acquisition in which the SMATV Purchase Price Per Subscriber exceeds $3,500) and renewals and extensions of leases, in each case entered into in the ordinary course of business, enter into any Contract or commitment of any kind relating to the Transferred Systems which would be binding on Holdco after Closing and which (i) would involve an aggregate expenditure or receipt in excess of $500,000 after Closing; (ii) would have a term in excess of one year after Closing unless terminable without payment or penalty upon 30 days' (or fewer) notice (other than with respect to bulk service, commercial service or multiple dwelling unit access Contracts);
(iii) is not being entered into in the usual regular and ordinary course and in accordance with past practices; (iv) would limit the freedom of Holdco, Comcast or any Affiliate of Comcast to compete in any line of business or with any Person or in any area; (v) relates to the use of the Transferred Assets by third parties to provide telephone or high speed data services; (vi) is not on arm's-length terms; or (vii) is with Time Warner Cable or an Affiliate of Time Warner Cable and is not terminated prior to the Closing without penalty and without liability on the part of Holdco or its Affiliates from and after Closing;

         (d) enter into any transaction or take any action that would result in any of its representations and warranties in this Agreement or in any Transaction Document to which it or any of its Affiliates is a party not being true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) when made or at Closing (unless and to the extent that any such representation or warranty speaks specifically as of an earlier date, in which case, at such earlier date); provided, however, that with respect to the representation and warranty provided in Section 6.24 hereof, and subject to Section 7.2(p) hereof, Time Warner Cable and its respective Affiliates may enter into any transaction or take any action not otherwise prohibited by this Agreement provided that such transactions or actions would not (i) result in such representation and warranty not being true and correct at Closing, and (ii)

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                                                                              62

reasonably be expected to (w) cause the Holdco Transaction and the TWC Redemption not to qualify as a reorganization and distribution within the meaning of Sections 368(a)(1)(D), 361(c) and 355 of the Code, (x) cause any of the shares of Holdco not to qualify as "qualified property" for purposes of
Section 355(c)(2) and 361(c) of the Code, (y) cause any of the shares of Holdco to constitute "other property" for purposes of Section 355(a)(3)(B) of the Code, or (z) result in Tax consequences to Comcast or any of its Affiliates that are materially worse than the expected Tax consequences of the GP Redemption, Subsidiary Transfers, Holdco Transaction or the TWC Redemption; provided, that, in no case, shall any or all of (I) the Adelphia Transactions (as defined in the TWC Redemption Agreement); provided, that either (i) all members (other than Holdco) of the Affiliated Group for U.S. federal income tax purposes of which TWC is (or would be), as of the date hereof, the common parent remain, immediately after the Closing, members of the Affiliated Group for U.S. federal income tax purposes of which TWC is (or would be) the common parent or (ii) to the extent that any member of the Affiliated Group for U.S. federal income tax purposes of which TWC is (or would be), as of the date hereof, the common parent (other than TWC) is not in existence immediately after the Closing, the assets of such member were transferred to another member of the Affiliated Group for U.S. federal income tax purposes of which TWC is (or would be) the common parent by reason of a transaction in which no gain or loss was recognized, in whole or in part, for U.S. federal income tax purposes, (II) Time Warner Cable ceasing to be a member of the Affiliated Group of which TWX is the parent for federal income tax purposes, (III) members of the Affiliated Group of which TWX is the parent for federal income tax purposes ceasing to own, in the aggregate, stock representing "control" of Time Warner Cable within the meaning of Section 368(c) of the Code, (IV) any change in value (including by reason of changes in the number of Individual Subscribers with respect to any of the Transferred Systems or the Time Warner Cable Retained Cable Systems), from the date hereof to the Closing of any or all of the Transferred Systems or the Time Warner Cable Retained Cable Systems, (V) a fire, theft or other casualty as contemplated in Sections 12.16(a), (VI) a Taking as contemplated in Sections 12.16(b) or (VII) the liquidation for federal income tax purposes of Time Warner Cable West Virginia LLC, a Delaware limited liability company, on or before May 12, 2005, constitute a breach of this Section 7.2(d);

         (e) engage in any marketing, subscriber installation or collection practices other than in the ordinary course of business;

         (f) except for rate increases provided for in the 2004 Operating Budget or the 2005 Operating Budget, as applicable, or with respect to periods after January 1, 2006, rate changes in the ordinary course of business, change the rate charged for any level of cable television service;

         (g) except as required by applicable Legal Requirements and except as set forth on Schedule 7.2(g), add any channels to any Transferred System, or change the channel lineup in any Transferred System or commit to do so in the future (provided that deletions of channels shall not be considered a change in channel lineup);

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                                                                              63

         (h) except for "staying" or "sticking" bonuses to induce such employees to remain with the Transferred Systems and which shall be paid for by Time Warner Cable on or prior to Closing, grant or agree to grant to any employee of the Transferred Systems any increase in (i) wages or bonuses except in the ordinary course of business and consistent with past practices or (ii) any severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, except in the ordinary course of business and consistent with past practices; provided, however, that the foregoing shall not apply to any Retained Employees;

         (i) engage in any hiring practices that are materially inconsistent with past practices;

         (j) transfer the employment duties of any employee of a Transferred System from such Transferred System to a different business unit or Subsidiary of Time Warner Cable or any of its Affiliates; provided, however, that the foregoing shall not apply to any Retained Employees;

         (k) sell, assign, transfer or otherwise dispose of any Transferred Assets except in the ordinary course of business and except for (i) the disposition of obsolete or worn-out equipment, (ii) dispositions with respect to which such Transferred Assets are replaced with assets of at least equal value,
(iii) the Holdco Transaction, or (iv) transfers solely among Time Warner Cable and its Affiliates (whereupon any such transferee would become a "Transferring Person" hereunder); provided, for the avoidance of doubt, that the foregoing clause shall not permit the disposition of any Transferred System other than pursuant to the Transaction;

         (l) mortgage, pledge or subject to any material Lien that would survive the Closing, any of the Transferred Assets or the Transferred Systems other than Permitted Liens;

         (m) enter into any Transferred System specific programming agreement (other than Local Retransmission Consent Agreements) relating to the Transferred Assets or the Transferred Systems that is not terminated prior to the Closing without penalty and without liability on the part of Holdco or its Affiliates from and after Closing;

         (n) make any cost-of-service or hardship election under the Rules and Regulations adopted under the Cable Act;

         (o) make any material change to any method of accounting except for any such change required by reason of a concurrent (including any transition period) change in GAAP or applicable law or any change respecting the Specified Division (or in the case of the Monroe cable systems, any change respecting the Time Warner Cable Retained Systems) made in accordance with GAAP; provided, that no such change shall affect the calculation of the Closing Net Liabilities Amount;

         (p) make or change in any material respect any Tax election, change any annual Tax accounting period or adopt or change any method of Tax

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                                                                              64

accounting, file any amended Tax Returns enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax Refund, offset or any other reduction in Tax liability or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, in each case, in a manner that is inconsistent with the Tax treatment applicable to the Time Warner Cable Retained Cable Systems; or

         (q) convert any billing systems used by the Transferred Systems (other than the conversion described on Schedule 7.2(q));

         (r) launch cable telephony service in any Transferred System identified on Schedule 7.2(r); or

         (s) announce an intention, commit or agree to do any of the foregoing.

         Section 7.3 Certain Additional Covenants Regarding Required Consents; HSR Act Filing.

         (a) With respect to the Transferred Systems numbered (1), (7), (8) and
(9) on Schedule A, by no later than 45 days after the earlier of (i) September 30, 2005 and (ii) termination of the TWC Redemption Agreement prior to the Closing (as defined in the TWC Redemption Agreement) occurring, Comcast Trust, Comcast Subsidiary and Time Warner Cable shall provide each other with all necessary documentation to allow filing of FCC Forms 394 with respect to such Transferred Systems Franchises. Comcast Trust, Comcast Subsidiary and Time Warner Cable shall use commercially reasonable efforts to cooperate with one another and file with the applicable Governmental Authority FCC Forms 394 for each of the Transferred System Franchises with respect to the Transferred Systems numbered (1), (7), (8) and (9) on Schedule A which requires the consent of such Governmental Authority in connection with the transactions contemplated by this Agreement, no later than 60 days after the earlier of (i) September 30, 2005 and (ii) termination of the TWC Redemption Agreement prior to the Closing (as defined in the TWC Redemption Agreement) occurring. In the event that on or prior to September 30, 2005 the condition set forth in Section 8.1(l) shall not have been satisfied, Time Warner Cable, Comcast Trust and Comcast Subsidiary shall discuss in good faith whether the filing of FCC Forms 394 with respect to the Transferred Systems numbered (1), (7), (8) and (9) on Schedule A, as of the time period contemplated by the preceding sentence, is advisable and whether such time period should be extended. With respect to the Transferred Systems numbered (2), (3), (4), (5) and (6) on Schedule A, Comcast Trust, Comcast Subsidiary and Time Warner Cable agree that the requirement to make FCC Form 394 filings to be made with respect to such Transferred Systems shall be satisfied by the filings made with respect to such Transferred Systems pursuant to Section 7.3(a) of the TWC Redemption Agreement and that such filings shall appropriately reflect the possibility of such Transferred Systems being transferred pursuant to this Agreement.

         (b) Subject to Section 7.1(h), from and after the Option Exercise Date, the parties shall use their commercially reasonable efforts to cooperate

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                                                                              65

with each other in obtaining the Time Warner Cable Required Consents and any other consent, Authorization or approval, including with the relevant franchising authorities in respect of the Transferred Systems Franchises, necessary or commercially advisable with respect to the transactions contemplated hereunder including, to the extent commercially reasonable, the attendance of representatives of Comcast Trust and Comcast Subsidiary at meetings and hearings before applicable Governmental Authorities in connection with the transfer of any Transferred Systems License or Transferred Systems Franchise and by providing appropriate financial statements, insurance certificates and surety bonds required to obtain such Time Warner Cable Required Consents.

         (c) The parties shall as soon as practicable after the Option Exercise Date, but in any event no later than 20 Business Days after the Option Exercise Date, complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act with respect to the transactions contemplated by this Agreement and each such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries or requests received from a Governmental Authority for additional information or documentation in connection with antitrust matters. The parties shall use commercially reasonable efforts to overcome any objections which may be raised by any Governmental Authority having jurisdiction over antitrust matters. Each party shall cooperate to prevent inconsistencies between their respective filings and between their respective responses to all such inquiries and requests, and shall furnish to each other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions under the HSR Act. Notwithstanding the foregoing or anything else in the Agreement to the contrary, neither party shall be required to enter into any consent decree with any Governmental Authority relating to antitrust matters or to sell or hold separate any assets or make any change in operations or activities of the business (or any material assets employed therein) of such party or its Affiliates, if a party determines in good faith that such change would be adverse to the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates having significant assets, net worth or revenue. The cost of any filing fees in connection with any required filing pursuant to the HSR Act shall be borne equally by Comcast Subsidiary and Time Warner Cable.

         (d) The parties understand and agree that as part of the FCC Trust Requirements the declaration of trust of Comcast Trust may be required to be amended in order to permit the TWC Redemption or the Comcast Subsidiary Transfer, and any such amendment would require approval of the FCC. If such amendment is required, Comcast Trust and Comcast Subsidiary agree to use commercially reasonable efforts to obtain such approval prior to Closing, and if such approval is obtained, Comcast Trust and Comcast Subsidiary will amend the declaration of trust of Comcast Trust to permit the consummation of the transactions contemplated by this Agreement.

         Section 7.4 Confidentiality and Publicity.

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                                                                              66

         (a) Unless and until Closing occurs, any non public information that any party may obtain from the other in connection with this Agreement shall be confidential, and following Closing, each party shall keep confidential any non public information that such party may receive from another party in connection with this Agreement unrelated to the Transferred Systems or Transferred Assets and Time Warner Cable and its Affiliates shall keep confidential any non public information in their possession related to the Transferred Systems and Transferred Assets (any such information that a party is required to keep confidential pursuant to this sentence shall be referred to as "Confidential Information"). No party shall disclose any Confidential Information to any other Person (other than its Affiliates and its and its Affiliates' directors, officers and employees, and representatives of its advisers and lenders, in each case, whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby, in which case such party shall be responsible for any breach by any such Person) or use such information to the detriment of the other; provided, that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which, to its knowledge, rightfully has come into the possession of such party (other than from the other party), and (ii) to the extent that such party may, in the reasonable judgment of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it has used commercially reasonable efforts, and has afforded the other the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed and (iii) such party may use and disclose such information to the extent reasonably necessary to permit such party to file Tax Returns, defend any dispute relating to Taxes, claim any Refund or otherwise provide information to a Governmental Authority in connection with any other Tax Proceeding and (iv) such party may use and disclose such information to the extent necessary to comply with Legal Requirements or any periodic reporting obligations such party may have by virtue of such party or any of its Affiliates having securities listed on a national securities exchange or quotation system. In the event of termination of this Agreement, (A) the obligation set forth in this Section shall continue for a period of two years after such termination, and (B) each party shall use commercially reasonable efforts to cause to be delivered to the other, and to retain no copies of, any documents, work papers or other materials obtained by such party or on its behalf from the other, whether so obtained before or after the execution of this Agreement. For the avoidance of doubt, Comcast Trust may disclose any Confidential Information to Comcast Subsidiary and its Affiliates and their respective representatives.

         (b) Each of the parties hereto shall consult with and cooperate with the others with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Transferred System Employees concerning this Agreement and the transactions contemplated hereby. Except as required by applicable Legal Requirements or by any national securities exchange or quotation system, no party hereto shall make any such release, announcement or statement without the prior written consent and approval of the other, which shall not be unreasonably withheld. The party receiving a request for a consent shall respond promptly to any such request for consent and approval.

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                                                                              67

         (c) At Comcast's request, which shall be provided to TWC no later than thirty (30) days prior to the expected Closing Date (such date, the "Diligence Request Date"), TWC shall provide Comcast with (i) the most recent consolidated balance sheet for the TWC Affiliated Group (as defined in the Tax Matters Agreement) as of the Diligence Request Date, (ii) a reasonable good faith estimate of the aggregate number of Individual Subscribers of such TWC Affiliated Group (as defined in the Tax Matters Agreement) as of the Diligence Request Date; (iii) summary financial information with respect to any nonconsolidated investments of any member of the TWC Affiliated Group (as defined in the Tax Matters Agreement) as of the Diligence Request Date; and (iv) a reasonable good faith estimate of the aggregate number of Individual Subscribers of the Transferred Systems as of the Diligence Request Date.

         Section 7.5 Retransmission Consent Agreements. On or prior to the date which is 45 days prior to the anticipated date of Closing, Time Warner Cable shall deliver to Comcast Trust and Comcast Subsidiary a list of all Local Retransmission Consent Agreements then in effect with respect to the Transferred Systems. By written notice delivered to Time Warner Cable at least 30 days prior to Closing, Comcast Subsidiary may, in its sole discretion, elect to have Holdco assume one or more of the Local Retransmission Consent Agreements, in which case Time Warner Cable shall use commercially reasonable efforts to obtain any required Authorizations for such assumption. The foregoing shall be subject to
Section 2.1(e) to the extent any related Authorization is not obtained. Any Local Retransmission Consent Agreements which Comcast Subsidiary elects to have Holdco assume pursuant to this Section 7.5 shall be included in the Transferred Assets. To the extent the provisions of this Section 7.5 conflict with any other provision of this Agreement, the provisions of this Section 7.5 shall control.

         Section 7.6 Title Insurance Commitments. Time Warner Cable shall use commercially reasonable efforts to provide to Comcast Subsidiary, within 90 days from the date Time Warner Cable receives the Title Commitment Notice, or, in the case of any Survey, such longer period of time as is necessary to obtain such Survey with the exercise of reasonable diligence, (a) commitments to issue to Holdco title insurance policies ("Title Commitments") in amounts reasonably satisfactory to Comcast Subsidiary issued by a nationally recognized title insurance company (a "Title Company") and containing, to the extent available, legible photocopies of all recorded items described as exceptions therein, committing to insure, subject only to Permitted Liens, fee or a valid leasehold title, as applicable, in Holdco to each parcel of Owned Property or Leased Property designated by Comcast Subsidiary by notice (the "Title Commitment Notice"), provided, that any parcel of Owned Real Property or Leased Property designated in a Title Commitment Notice (as defined in the Tolling Agreement or the TWC Redemption Agreement) will be deemed to have been properly designated in a Title Commitment Notice hereunder) delivered to Time Warner Cable within 37 days following the Option Exercise Date by ALTA extended coverage owner's or leasehold policies of title insurance, or, if ALTA policies are not obtainable in any state, policies in another form reasonably satisfactory to Comcast Subsidiary, and (b) surveys of each parcel of Owned Property or Leased Property designated by Comcast Subsidiary in the Title Commitment Notice ("Surveys"), in such form as is reasonably necessary to obtain

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                                                                              68

the title insurance to be issued pursuant to the related Title Commitments with the standard printed exceptions relating to survey matters deleted, certified to Holdco, Comcast Subsidiary and to the Title Company with respect to that Owned Property or Leased Property, provided that Time Warner Cable's inability to provide Title Commitments satisfying the foregoing requirements shall not constitute a breach of the foregoing covenant if the Liens, or other matters relating to title, giving rise to such inability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In no event shall Time Warner Cable be obligated to procure a Title Commitment for any Leased Property with respect to which the Lease or a memorandum thereof has not been recorded in the land records of the county in which the Leased Property is located. The cost to obtain such Title Commitments and Surveys and other documents required by the Title Company to issue such policies and Surveys, as well as the cost of title policy premiums, shall be borne by Comcast Subsidiary, except for attorney's fees and other incidental costs incurred by Time Warner Cable in connection with providing such Title Commitments and Surveys and otherwise complying with this Section 7.6. If Comcast Subsidiary notifies Time Warner Cable within 30 days following delivery to Comcast Subsidiary of both the Title Commitments and the Surveys of any Lien (other than a Permitted Lien or a Lien set forth in Schedule 6.4(a)) which prevents access to or which could prevent or impede in any material way the use or operation of any parcel of Owned Property or Leased Property for which a Title Commitment is required pursuant to this Section 7.6 for the purposes for which it is currently used or operated by Time Warner Cable (each a "Title Defect"), Time Warner Cable shall exercise commercially reasonable efforts, including paying attorney's fees and other incidental costs associated with any such efforts, to (i) remove such Title Defect, or (ii) cause the Title Company to commit to insure over each such Title Defect prior to Closing at customary premium rates without additional premium or charge. If such Title Defect cannot be removed prior to Closing or the Title Company does not commit to insure over such Title Defect prior to Closing, Comcast Subsidiary and Time Warner Cable shall enter into a written agreement containing Time Warner Cable's commitment to use commercially reasonable efforts for 180 days following Closing to remedy the Title Defect following Closing on terms satisfactory to Comcast Subsidiary, in its reasonable discretion. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Time Warner Cable or its Affiliates be required to remove any Liens encumbering the Owned Property and Leased Property except as expressly set forth in this Section 7.6 or to expend any moneys (other than attorneys' fees and other incidental costs as hereinabove set forth) or to incur any obligation in order to remove or cause the insuring over of any Liens (other than pursuant to customary short-form affidavits of title which do not in any event require Time Warner Cable or its Affiliates to make representations or incur obligations more onerous than those made or set forth elsewhere in this Agreement and customary gap indemnities covering Time Warner Cable's or its Affiliates' acts for the period between Closing and the recording of the applicable deed or assignment of lease with respect to such Owned Property or Leased Property), and in no event shall Time Warner Cable or its Affiliates be obligated to commence any Litigation to cause any Title Defects to be removed or insured over, and, without limiting the other provisions of this Section 7.6, in no event shall Time Warner

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                                                                              69

Cable or its Affiliates be required to give a non-imputation affidavit to the title insurance company.

         Section 7.7 Intentionally Omitted.

         Section 7.8 Post-Closing Obtaining of Consents. Subsequent to Closing, and subject to Section 2.1(e), Time Warner Cable shall and shall cause its Affiliates to continue to use commercially reasonable efforts to obtain in writing as promptly as possible any Authorization necessary or commercially advisable in connection with the transactions contemplated hereunder which was not obtained on or before Closing (a "Post Closing Consent") in form and substance reasonably satisfactory to Comcast Subsidiary. A true and complete copy of any such Post Closing Consent shall be delivered to each of Comcast Subsidiary and Holdco promptly after it has been obtained.

         Section 7.9 Transitional Services.

         (a) Time Warner Cable shall provide to Holdco, upon written request from Comcast Subsidiary received by Time Warner Cable no later than 30 days prior to the anticipated date of Closing, such subscriber billing, high speed data, telephony and other services as may be reasonably requested by Comcast Subsidiary in connection with the operation of the Transferred Systems for a commercially reasonable period following Closing to be mutually agreed upon in good faith by Time Warner Cable and Comcast Subsidiary to allow for transition of existing services or establishment of replacement services ("Transitional Services"). Holdco shall promptly reimburse Time Warner Cable for the actual out-of-pocket cost to Time Warner Cable and its Affiliates of providing any Transitional Services. All other terms and conditions for the provision of Transitional Services shall be reasonably satisfactory to both Comcast Subsidiary and Time Warner Cable and subject to applicable Legal Requirements.

         (b) Time Warner Cable will, at its expense, rebuild the "HITS" headend for the Transferred System identified on Schedule 7.9 on or before the Closing and, after Closing, Time Warner Cable may, at its option, lease space from Holdco such that Time Warner Cable will continue to have access to a hubsite to be located on properties included in such system, all on terms mutually satisfactory to Time Warner Cable and Comcast Subsidiary to be negotiated in good faith prior to the Closing.

         Section 7.10 Cooperation Upon Inquiries as to Rates. Comcast Subsidiary and Time Warner Cable agree as follows:

         (a) For a period of 12 months after Closing, Time Warner Cable shall cooperate with and assist Holdco by providing, upon request, all information in Time Warner Cable's or its Affiliates' possession (and not previously provided to Comcast Subsidiary or Holdco) relating directly to the rates set forth in
Schedule 6.8 or the then current rates with respect to any Transferred System, if different from the rates set forth on such Schedule, or the rates on any FCC Form 393, 1200, 1205, 1210, 1220,

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                                                                              70

1235, or 1240 that Holdco may reasonably require to justify such rates in response to any inquiry, order or requirement of any Governmental Authority or any Rate Regulatory Matter instituted before or after the date of this Agreement.

         (b) If at any time prior to Closing, any Governmental Authority commences a Rate Regulatory Matter with respect to a Transferred System, Time Warner Cable shall (i) promptly notify Comcast Subsidiary, and (ii) keep Comcast Subsidiary informed as to the progress of any such proceeding. Without the prior written consent of Comcast Subsidiary (after the Amendment Date), which consent shall not be unreasonably withheld or delayed, Time Warner Cable shall not settle any such Rate Regulatory Matter, either before or after Closing, if (A) Holdco or any of its Affiliates would have any obligation under such settlement, or (B) such settlement would reduce the rates permitted to be charged by Holdco or any of its Affiliates after Closing below the rates set forth on Schedule 6.8 or otherwise then in effect. Notwithstanding anything to the contrary herein, after Closing, Holdco shall have the right, at its own expense, to assume control of the defense of any pending Rate Regulatory Matter, to the extent, and only to the extent, that it relates to a Transferred System. If Holdco elects to assume control of the defense of any such Rate Regulatory Matter, Time Warner Cable shall have the right to participate, at its expense, in the defense of such matter. Notwithstanding the provisions set forth in Article 11 of this Agreement, Holdco may settle any such Rate Regulatory Matter only upon Time Warner Cable's prior written consent, which consent shall not be unreasonably withheld or delayed, if Time Warner Cable would have any obligation with respect to such settlement in accordance with Article 11 hereof or otherwise.

         (c) If at any time after Closing, any Governmental Authority commences a Rate Regulatory Matter with respect to a Transferred System involving any time period prior to Closing, Comcast Subsidiary shall cause Holdco to (i) promptly notify Time Warner Cable, and (ii) keep Time Warner Cable informed as to the progress of any such proceeding. Time Warner Cable shall have the right to participate, at its expense, in the defense of such matter. Notwithstanding the provisions set forth in Article 11 of this Agreement, Holdco may settle any such Rate Regulatory Matter only upon Time Warner Cable's prior written consent, which consent shall not be unreasonably withheld or delayed, if Time Warner Cable would have any obligation with respect to such settlement in accordance with Article 11 hereof or otherwise.

         (d) For purposes hereof, "Rate Regulatory Matter" means any proceeding or investigation with respect to a Transferred System arising out of or related to the Cable Act (other than those affecting the cable television industry generally) dealing with, limiting or affecting the rates which can be charged by such Transferred System for programming, equipment, installation, service or otherwise.

         (e) If Time Warner Cable or any of its Affiliates is required following Closing pursuant to any Rate Regulatory Matter or any other Legal Requirement, settlement or otherwise to reimburse any Subscribers for any Subscriber payments previously made by it, including fees for cable television service, late fees and similar payments, Comcast Subsidiary shall cause Holdco, at Time Warner Cable's

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                                                                              71

request, to make such reimbursement through Holdco's billing system on terms specified by Comcast Subsidiary. In such event, Time Warner Cable shall promptly pay to Holdco all such payments made by Holdco through its billing system. Without limiting the foregoing, Comcast Subsidiary shall cause Holdco to provide to Time Warner Cable all information in its possession that is reasonably required by Time Warner Cable in connection with such reimbursement.

         Section 7.11 Updated Schedules.

         (a) On one or more occasions, Time Warner Cable may, at least five Business Days prior to Closing: (i) supplement Schedule 6.5(a) to reflect leases, franchises, licenses, authorizations, consents, permits, Contracts or commitments which were entered into or obtained between the Amendment Date (or, with respect to the SSBC Systems, the date of delivery of the Second Stage Bringdown Certificate) and the Closing Date not in violation of the terms of this Agreement and are required to be disclosed in Schedule 6.5(a) in order for the representation and warranty contained in Section 6.5(a) to be true, complete and correct or (ii) supplement any other Schedule to this Agreement (other than the Schedules to any of Section 6.1, 6.2, 6.15 or 6.18) or to the Tax Matters Agreement, with additional information to the extent that it reflects events, acts or omissions that first occurred between the date hereof (or, with respect to the Designated Systems, the Amendment Date) and the Closing Date and that are not prohibited by this Agreement to be taken, and that would have been required to be included in one or more Schedules to this Agreement or the Tax Matters Agreement in order for the representations and warranties of Time Warner Cable contained in this Agreement or in the Tax Matters Agreement to be true, complete and correct as of the Closing. Any such supplement to a Schedule pursuant to clause (i) above shall specifically identify each license, Contract or other item being added to Schedule 6.5(a) and any supplement pursuant to clause (ii) above shall be made with reasonable specificity and shall identify, to Time Warner Cable's knowledge, the potential Liability associated with the relevant action, condition or event. Without limitation to Section 7.20, for purposes of determining whether there is any liability on the part of Time Warner Cable following Closing for breaches of its representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date hereof (or, with respect to the Designated Systems, the Amendment Date), (b) to the extent relating to the SSBC Systems information added to the Schedules for Section 6.3(c), 6.3(f) or 6.5 pursuant to Section 7.20 and (c) information added to such Schedules by written supplements to this Agreement delivered in accordance with the first sentence of this Section 7.11; provided, that for purposes of determining the satisfaction of the condition set forth in Section 8.1(a), any update to the Schedules pursuant to clause (c) of this sentence shall be disregarded.

         (b) In addition, if after the date that is the fifth Business Day prior to Closing, but before the Closing, Time Warner Cable first becomes aware of any event, act, occurrence or omission which, if known on the fifth day prior to Closing would have been permitted to be included in a supplement pursuant to clause (ii) of the foregoing paragraph, then Time Warner Cable may make such supplement as provided

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                                                                              72

above (in which case such supplement shall be deemed to have been made pursuant to clause (ii) of the foregoing paragraph); provided that Time Warner Cable may only utilize the rights in this paragraph on one occasion and, if Comcast Subsidiary elects, upon receipt of any such supplement pursuant to this paragraph, the date of Closing may be delayed until the end of the next succeeding month.

         Section 7.12 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement as promptly as practicable. Each of the parties hereto agrees to, and, in the case of Time Warner Cable and Comcast Subsidiary, to cause its Affiliates to, execute and deliver such other documents, certificates, agreements and other writings (including completed transfer tax returns, showing in each case a purchase price or consideration reasonably acceptable to Comcast Subsidiary and Time Warner Cable) and to take such other commercially reasonable actions as may be necessary or desirable in order to evidence, consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Holdco the same title to the Transferred Assets that Time Warner Cable (together with its Affiliates) had with respect thereto immediately prior to the Transactions.

         Section 7.13 Post Closing Access to Personnel Records. After the Closing Date, Time Warner Cable shall, and shall cause its Affiliates to, provide Comcast Subsidiary and Holdco with access to, and the right to make copies or extracts of, pertinent information from the personnel files and records of Time Warner Cable and its Affiliates relating to Transferred System Employees (other than Retained Employees) in connection with litigation, administrative proceedings, payment of Applicable Taxes or any other valid business reason from time to time during normal business hours upon reasonable notice from Comcast Subsidiary or Holdco (i) with respect to matters other than matters relating to Applicable Taxes, for a period not to exceed one year from the Closing Date or (ii) with respect to matters relating to Applicable Taxes, until the expiration of the statute of limitations applicable to such Taxes, in each case except to the extent that Time Warner Cable is required by law to keep such files and records confidential.

         Section 7.14 [Intentionally Omitted].

         Section 7.15 Tax Returns with respect to Applicable Taxes.

         (a) Time Warner Cable shall have exclusive and sole responsibility for the preparation and filing of all Applicable Tax Returns that are required to be filed with any Governmental Authority on or prior to the Closing Date.

         (b) Holdco shall prepare and file all Applicable Tax Returns that are required to be filed with any Governmental Authority after the Closing Date. Holdco shall deliver any such Straddle Period Applicable Tax Returns to Time Warner Cable for its review at least 30 days prior to the date on which such Straddle Period

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                                                                              73

Applicable Tax Return is required to be filed. Except as provided herein, all Straddle Period Applicable Tax Returns shall (unless required by a change in applicable Tax law or a good faith resolution of a contest) be prepared on a basis consistent with the elections, accounting methods, conventions, assumptions and principles of taxation on the most recently filed Applicable Tax Returns of Holdco or a previous owner of the Transferred Systems to the extent relevant to such Transferred Systems. Subject to the foregoing, Time Warner Cable and Holdco shall reasonably cooperate with each other in the preparation and filing of any Straddle Period Applicable Tax Returns.

         Section 7.16 Environmental Reports. Following the Amendment Date, Comcast Subsidiary may upon reasonable advance written notice and during normal business hours, at Comcast Subsidiary's expense, perform any environmental site assessments of the Owned Property or Leased Property (subject to the final sentence of this Section 7.16) as Comcast Subsidiary determines, in its sole discretion, to have performed; provided that prior to taking any samples of soil or groundwater for testing, Comcast Subsidiary shall have a reasonable basis for determining that such sampling is appropriate. Time Warner Cable shall cooperate with all reasonable requests of Comcast Subsidiary and its consultants with respect to the conduct of such assessments or sampling. Any assessment performed pursuant to this Section 7.16 shall to the fullest extent practicable be designed so as not to disrupt the business and operations of the Transferred Systems. Any right to perform an assessment pursuant to this Section 7.16 at a Leased Property shall be subject to Time Warner Cable not being prohibited from performing such assessment pursuant to the lease for such Leased Property.

         Section 7.17 Certain Notices. Prior to the Closing, Time Warner Cable, with respect to the Transferred Systems, shall cause to be timely filed a request for renewal under Section 626 of the Cable Act with the proper Governmental Authority with respect to Transferred System Franchises that shall expire within 36 months after any date between the date of this Agreement and Closing Date.

         Section 7.18 Franchise Expirations. From the Amendment Date until Closing, Time Warner Cable shall, and shall cause its Affiliates to, use commercially reasonable efforts to obtain renewals or valid extensions of any Transferred Systems Franchises which expire on or before June 30, 2008, in the ordinary course of business. Neither Time Warner Cable nor any of its Affiliates shall agree or accede to any material modifications or amendments to or in connection with, or the imposition of any material condition to the renewal or extension of, any of the Transferred System Franchises that are not reasonably acceptable to Comcast Subsidiary. Time Warner Cable agrees, from the Amendment Date until Closing, upon reasonable prior written notice, to allow representatives of Comcast Subsidiary to attend meetings and hearings before applicable Governmental Authorities in connection with the renewal or extension of any Transferred Systems License or Transferred Systems Franchise.

         Section 7.19 Insurance. Time Warner Cable will use commercially reasonable efforts to take such actions as are necessary to cause insurance policies of Time Warner Cable and its Affiliates that immediately prior to Closing provide coverage to or with respect to the Transferred Business, the Transferred Assets or

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                                                                              74

the Transferred Systems to continue to provide such coverage with respect to acts, omissions, and events occurring prior to the Closing in accordance with their terms as if the Closing had not occurred; provided that to the extent Time Warner Cable takes any action with respect to its umbrella insurance policies that similarly effects all of the Time Warner Cable Retained Cable Systems but results in such insurance coverage no longer being available (other than a change denying coverage based upon a Person ceasing to be an Affiliate of Time Warner Cable), Time Warner Cable shall not be deemed to have breached this
Section 7.19 and shall have no liability with respect thereto. Time Warner Cable will give Comcast Subsidiary written notice of the taking of any such action if done during the first 12 months after the Closing prior to or as soon as practicable thereafter. Time Warner Cable shall, and shall cause its Affiliates to, cooperate with and assist Holdco, if Holdco determines to make any claim under any such policy with respect to any pre-Closing act, omission or event. Holdco shall use commercially reasonable efforts to promptly notify Time Warner Cable when it becomes aware of any such claim; provided, that the failure of Holdco to provide such notice shall not relieve Time Warner Cable of its obligations under this Section 7.19, except to the extent that Time Warner Cable's rights under the applicable insurance policy are prejudiced by such failure to give notice.

         Section 7.20 Second Stage Review.

         (a) The Comcast Parties acknowledge that as of the date hereof, to the extent that the representations and warranties set forth in Sections 6.3(c), 6.3(f) and 6.5 relate to the SSBC Systems, Time Warner Cable has only been required to make good faith efforts to make such representations and warranties true, correct and complete based on the limited information in the possession of Time Warner Cable as of the date hereof without consulting with the Transferred Systems Employees or obtaining any information in the possession of the Transferred Systems. The purpose of this Section 7.20 is that during the 23 day period after receipt of the Good Faith Notice, Time Warner Cable shall have the ability to update the Schedules for Sections 6.3(c), 6.3(f) and 6.5 with respect to the SSBC Systems by delivering the Second Stage Bringdown Certificate and Second Stage Documents, in each case after consultation with the employees of the Transferred Systems Employees, whereupon Comcast Subsidiary will have until 20 days after the receipt of such materials (the "Option Decision Date") to determine whether or not to exercise the Option (in its sole discretion). This
Section 7.20 shall be deemed to qualify each of the representations and warranties set forth in Sections 6.3(c), 6.3(f) and 6.5 in their entirety, but only to the extent such representations and warranties are made as of the date hereof and, in each case, only to the extent such representations and warranties relate to the SSBC Systems. Any update of Schedules made pursuant to this
Section 7.20 shall be made with reasonable specificity, in good faith. No item may be added to a Schedule pursuant to this Section 7.20 if the relevant item was, to Time Warner Cable's knowledge, located in one of the offices of Time Warner Cable identified on Schedule 7.20(a) (such offices, the "Designated Offices") as of the date hereof.

         (b) At any time after October 5, 2004, Comcast Subsidiary may deliver to Time Warner Cable a written notice (the "Good Faith Notice") stating that

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                                                                              75

Comcast Subsidiary intends in good faith to exercise the Option on or prior to the Option Decision Date unless as a result of its diligence review after delivery by Time Warner Cable of the Second Stage Bringdown Certificate and the Second Stage Documents it determines that it is not in its best interest to exercise the Option. For the avoidance of doubt, no more than one Good Faith Notice may be delivered and no Good Faith Notice shall be delivered prior to the termination of the TWC Redemption Agreement. The delivery by Comcast Subsidiary to Time Warner Cable of a Good Faith Notice (as defined in the Tolling Agreement) shall be deemed to be the delivery of a Good Faith Notice under this Agreement.

         (c) Time Warner Cable shall, within 23 days of receipt of the Good Faith Notice: (i) deliver to Comcast Trust and Comcast Subsidiary the Second Stage Bringdown Certificate and, concurrent therewith and (ii) provide or otherwise make available to Comcast Trust, Comcast Subsidiary and/or their respective counsel the Second Stage Documents in accordance with this Section 7.20; provided, however, that the delivery of a Second Stage Bringdown Certificate and Second Stage Documents under the Tolling Agreement will also be deemed to be the delivery of a Second Stage Bringdown Certificate and Second Stage Documents for purposes of this Agreement. All information included in the Schedules delivered with the Second Stage Bringdown Certificate shall be deemed to modify the representations and warranties set forth in Sections 6.3(c), 6.3(f) and 6.5, as applicable, as of the date hereof and as of the Closing Date but, in each case, only to the extent such representations and warranties relate to the SSBC Systems.

         (d) Comcast Trust and Comcast Subsidiary may, on the Amendment Date, request additional documents relating to the Transferred Business, the Transferred Assets or the Transferred Systems. Any such documents that would reasonably be expected to be material to Comcast Subsidiary's decision as to whether to exercise the Option, and that can be delivered or otherwise made available to Comcast Trust and Comcast Subsidiary by Time Warner Cable's good faith exercise of its commercially reasonable efforts within 23 days of receipt of the Good Faith Notice, shall be so delivered or made available as Second Stage Documents concurrent with the delivery of the Second Stage Bringdown Certificate.

         (e) [Intentionally Omitted]

         (f) To the extent any representation and warranty in Sections 6.3(c), 6.3(f) and 6.5 relates to any SSBC System and purports to relate to any Second Stage Document, such representation and warranty shall, subject to Section 7.20(g), only be made in the Second Stage Bringdown Certificate and at Closing.

         (g) The representations and warranties of Time Warner Cable in the Second Stage Bringdown Certificate will be treated as if they had been representations and warranties of Time Warner Cable in this Agreement for all purposes of this Agreement, including the conditions and indemnities in Articles 8 and 11, respectively.

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                                                                              76

         (h) For the avoidance of doubt, notwithstanding the delivery of the Good Faith Notice, Comcast Subsidiary shall not be required or obligated to exercise the Option, and shall not otherwise be deemed to have exercised the Option, based upon delivery of the Good Faith Notice. The Option will only be exercised as set forth in Section 2.1(a)(i).

         Section 7.21 [Intentionally Omitted]

         Section 7.22 Promotional Campaigns. Between the date hereof (or, with respect to the Designated Systems, the Amendment Date) and the Closing, Time Warner Cable and its Affiliates shall not initiate any Subscriber campaigns or promotions on a local or regional level with respect to the Transferred Systems, other than (i) any such campaigns or promotions that are on the same terms and conditions (or on terms and conditions that are no less favorable to the Transferred Systems) as subscriber campaigns or promotions undertaken with respect to the relevant Transferred Systems during the year ended December 31, 2004 in the relevant market, (ii) any such campaigns or promotions that are not materially less favorable to the Transferred Systems than campaigns and promotions being conducted with respect to Time Warner Cable Retained Cable Systems on an overall basis, (iii) any such campaigns or promotions that are not materially less favorable to the Transferred Systems than campaigns and promotions being conducted by Comcast and its Affiliates in the same DMA, and
(iv) any such campaigns or promotions that are either (x) with respect to campaigns and promotions conducted in an overbuild area, not materially less favorable to the Transferred Systems than the campaigns and promotions being conducted by the applicable overbuilder or RBOC or (y) not materially less favorable to the Transferred Systems than those being conducted by any direct broadcast satellite providers in the same DMA (but only in the relevant market of the relevant campaign or promotion).

         Section 7.23 Launch Support. At the Closing, Time Warner Cable shall deliver to Comcast Subsidiary a schedule of the services subject to Specified Launch Support Liabilities and, with respect to each such service, the remaining time period (which shall in no event be later than the fifth anniversary of the date hereof (or, with respect to the Designated Systems, the fifth anniversary of the Amendment Date)) in which an action in respect of any Transferred System could result in an obligation to make a payment in respect of a Specified Launch Support Liability.

         Section 7.24 Section 338(h)(10) Election.

         (a) Subject to Section 7.24(b), the parties agree jointly to make a timely election under Section 338(h)(10) of the Code and any corresponding or similar elections under state, local or foreign Tax Law (in the state, local or foreign jurisdictions as requested by Comcast) with respect to the TWC Redemption (any such election, a "338(h)(10) Election"); provided, that, for the purpose of making any 338(h)(10) Election, the Internal Revenue Service Forms 8023 and 8883 (or successor forms, or any corresponding forms under state, local or foreign Tax Law in the state, local or foreign jurisdiction requested by Comcast) filed in connection with such election shall state on

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                                                                              77

the face of each such form that such election is being made as a "protective election" and shall contain the legend set forth in Exhibit D hereto.

         (b) If, after the Closing Date but prior to the six month anniversary of the Closing Date, Comcast believes that there has been a change in Tax Law after the date hereof and that by reason of such change in Tax Law (x) the TWC Redemption should not qualify as a tax-free distribution governed by Section 355 of the Code, and (y) the TWC Redemption should constitute a "qualified stock purchase" within the meaning of Section 338(d)(3) of the Code (a "QSP") (any such conclusion, a "Determination"), Comcast shall provide written notice to Time Warner Cable of such Determination. If Time Warner Cable agrees with the Determination, Time Warner Cable shall provide Comcast with written notice of its agreement within 10 days (the "Determination Deadline") of receiving notice of the Determination (such agreement shall constitute a "Joint Determination"). If there has been no Joint Determination by the Determination Deadline, Time Warner Cable and Comcast agree jointly to appoint a law firm that is nationally recognized in matters relating to federal income taxation (any such law firm, a "Third Party Firm") within 7 Business Days of the Determination Deadline. If Time Warner Cable and Comcast cannot agree on the appointment of a Third Party Firm in accordance with the previous sentence, such parties shall request that the President of the Association of the Bar of the City of New York appoint, within 7 days, a Third Party Firm other than a law firm that is regularly employed by either Time Warner Cable or Comcast or any of their respective Affiliates. The Third Party Firm shall be requested to deliver, within 21 days of its appointment, a letter setting forth whether, by reason of the change in Tax Law referred to above, it is its opinion that, (I) the TWC Redemption should not qualify as a tax-free distribution governed by Section 355 of the Code, and
(II) the TWC Redemption should constitute a QSP (any affirmative opinion by such Third Party Firm that the items described in (I) and (II) of this sentence have been satisfied, an "Affirmative Third Party Firm Determination"). The fees and expenses of the Third Party Firm shall be borne equally by Time Warner Cable and Comcast.

         (c) If, at any time prior to the nine month anniversary of the Closing Date, there shall have been a Joint Determination or an Affirmative Third Party Determination, the parties hereby agree, notwithstanding any other provision of this Agreement or the Transaction Documents, for all Income Tax Purposes (unless required by subsequent change in applicable Tax Law or as a result of a good faith resolution of a contest), (i) not to treat the TWC Redemption as a tax-free distribution governed by Section 355 of the Code, (ii) to treat the TWC Redemption as a QSP, and (iii) that any 338(h)(10) Election shall be filed without regard to the protective election described in the proviso to Section 7.24(a).

         Section 7.25 Pre-Closing Access. (a) Prior to the Amendment Date Comcast shall not, and shall not permit any of its Affiliates to, without the prior written consent of Time Warner Cable (i) initiate or maintain contact with any Transferred Systems Employee regarding the transactions contemplated hereby or otherwise related thereto, (ii) access any of the properties, whether owned or leased, of the Transferred Systems and (iii) subject to applicable Legal Requirements disclose the identity of the Transferred Systems to any Person other than any of the officers,

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                                                                              78

employees, directors and advisors of Comcast or its Affiliates, provided that such officers, employees, directors and advisors are first advised of the confidential nature of such information. Comcast shall be responsible for any breach of such confidentiality obligation on the part of any of its Affiliates or such officers, employees, directors and advisors. No breach of this Section
7.25 shall result in a failure of the condition set forth in Section 8.2(b).

         (b) From the Amendment Date until the Closing, subject to applicable law, Time Warner Cable shall, and shall cause its Affiliates to, (i) afford Comcast Subsidiary, Comcast Trust and their respective authorized representatives reasonable access, during regular business hours, upon reasonable advance notice, to the Transferred Systems (including the Transferred Assets and employees), (ii) furnish, or cause to be furnished, to Comcast Subsidiary or Comcast Trust any financial and operating data and other information with respect to such Transferred Systems as Comcast Subsidiary or Comcast Trust from time to time reasonably requests, and (iii) instruct its employees, and its counsel and financial advisors to cooperate with Comcast Subsidiary and Comcast Trust in their reasonable investigation of the Transferred Systems; provided that, in each case, any such access shall be designed so as to not unreasonably disrupt the business and operations of Time Warner Cable or its Affiliates; provided further that in no event shall Comcast Subsidiary or Comcast Trust have access to (A) any information that would reasonably be expected to create Liability under applicable laws, including U.S. antitrust laws, or waive any material legal privilege (provided that, in such latter event, Time Warner Cable and Comcast Subsidiary or Comcast Trust, as the case may be, shall use commercially reasonable efforts to cooperate to permit disclosure of such information in a manner consistent with the preservation of such legal privilege), (B) documents containing competitively sensitive information, trade secrets or other sensitive information (to the extent necessary to protect the legitimate legal, business and/or confidentiality concerns of Time Warner Cable and its Affiliates, but taking into account Comcast Subsidiary's and Comcast Trust's need for such information in connection with the transactions contemplated hereby), (C) any information to the extent such disclosure would reasonably be expected to violate any obligation of Time Warner Cable or its Affiliates with respect to confidentiality so long as, with respect to confidentiality, to the extent specifically requested by Comcast Subsidiary or Comcast Trust, Time Warner Cable has made commercially reasonable efforts to obtain a waiver regarding the possible disclosure from the third party to whom an obligation of confidentiality is owed or (D) any programming records; it being understood that Comcast Subsidiary and Comcast Trust shall conduct any environmental sampling solely in the manner contemplated by Section
7.16. All requests made pursuant to this Section 7.25(b) shall be directed to an executive officer of Time Warner Cable or such Person or Persons as may be designated by Time Warner Cable. All information received pursuant to this
Section 7.25(b) shall, prior to the Closing, be governed by Section 7.4(a) and, to the extent applicable, the terms of the Confidentiality Agreement. No information or knowledge obtained in any investigation by Comcast Subsidiary, Comcast Trust or their respective Affiliates pursuant to this Section 7.25(b) shall affect or be deemed to modify any representation or warranty made by Time Warner Cable or its Affiliates hereunder or under any Transaction Document.

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                                                                              79

         Section 7.26 Ordinary Course from Closing to Closing Time.(a) During the time between the Closing and the Closing Time, Comcast Subsidiary and its Affiliates shall operate or cause to be operated the Transferred Systems and Transferred Assets in the usual, regular and ordinary course and shall not take any action for the purpose of changing the calculation of the Closing Adjustment Amount.

                              CONDITIONS PRECEDENT

         Section 8.1 Conditions to the Comcast Parties' Obligations. The obligations of the Comcast Parties to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, which may be waived by Comcast Subsidiary (provided, that the condition set forth in Section 8.1(m) shall not be waived without the prior written consent of Comcast Trust):

         (a) Accuracy of Representations and Warranties. The representations and warranties of Time Warner Cable or any Transferring Person in this Agreement and in any Transaction Document to which Time Warner Cable or any Transferring Person is a party, if qualified by a reference to materiality or Material Adverse Effect, are true and, if not so qualified, are true in all material respects at and as of Closing with the same effect as if made at and as of Closing except to the extent a different date is specified therein, in which case such representation and warranty if qualified by a reference to materiality or Material Adverse Effect shall be true and correct as of such date and, if not so qualified, shall be true and correct in all material respects as of such date.

         (b) Performance of Agreements. Time Warner Cable, Holdco and each Transferring Person has performed in all material respects all obligations and agreements and has complied in all material respects with all covenants in this Agreement and in any Transaction Document to which it is a party to be performed and complied with by it at or before Closing.

         (c) Officer's Certificate. Comcast Subsidiary has received a certificate executed by an executive officer of Time Warner Cable, dated as of Closing, reasonably satisfactory in form and substance to Comcast Subsidiary, certifying that the conditions specified in Sections 8.1(a) and 8.1(b) have been satisfied, as of Closing.

         (d) Legal Proceedings. There is no Legal Requirement, and no Judgment has been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which (i) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated by this Agreement or by any Transaction Document (other than any such matter having only an immaterial effect and that does not impose criminal liability or penalties) or (ii) requires separation or divestiture by Comcast Trust, Comcast Subsidiary, Holdco or any of their Affiliates of all or any significant portion of the Transferred Assets after Closing or otherwise materially and adversely affects the operation of the Transferred Systems (other than applicable to the cable industry in general), and there is no Litigation pending which was commenced by any Governmental Authority (other than a Franchising Authority) seeking, or which if successful would have the effect of, any of the foregoing, provided

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                                                                              80

that the failure to obtain a consent relating to a Transferred Systems Franchise shall not be considered to enjoin, restrain, make illegal or prohibit consummation of the transactions contemplated by this Agreement or by any Transaction Document.

         (e) HSR Act Waiting Period. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement has expired or been terminated.

         (f) Consents. Comcast Subsidiary has received evidence, in form and substance reasonably satisfactory to it, that all of the Time Warner Cable Required Consents (other than from the Transferred Systems Franchises which are addressed in Section 8.1(h)), have been obtained and are in effect.

         (g) Intentionally Omitted.

         (h) Franchise Required Consents. The aggregate number of Individual Subscribers served by the Transferred Systems in the Service Areas that are, as of the Closing Time, Transferable Service Areas shall be at least 90% of Individual Subscribers served by the Transferred Systems at such time (the "Required Threshold"); provided that if any portion of the Transferred Systems containing headends are not within such Transferable Service Areas as of the Closing Time, then any other portion of the Transferred Systems served by such headends shall be deemed not to be included in such Transferable Service Areas; provided, further that, if this condition is not satisfied or waived as of the date that all other conditions in Sections 8.1 and 8.2 (except for conditions to be satisfied at Closing that will be satisfied at Closing) have been satisfied or waived, this condition shall be deemed not to have been satisfied until the earlier of (i) the date upon which this condition would be satisfied if the percentage used for the Required Threshold was 100% rather than 90% and (ii) 30 days following the date on which all other conditions in Sections 8.1 and 8.2 (except for conditions to be satisfied at Closing that will be satisfied at Closing) have been satisfied or waived.

         (i) GP Redemption and Holdco Transaction. The GP Redemption and the Holdco Transaction shall have been consummated.

         (j) Opinion of FCC Counsel. Comcast Subsidiary and Comcast Trust shall have received an opinion of Bryan Cave LLP, special FCC counsel to Time Warner Cable, dated as of Closing, in form and substance reasonably acceptable to Time Warner Cable and Comcast Subsidiary (the "Time Warner Cable FCC Counsel Opinion").

         (k) Documents and Records. Time Warner Cable shall have delivered to Holdco all Books and Records. Delivery of the foregoing shall be deemed made to the extent such lists, files and records are then located at any of the offices included in the Owned Property or Leased Property.

         (l) Redemption Agreement. The TWC Redemption Agreement shall have been terminated without the closing thereunder occurring.

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                                                                              81

         (m) FCC Approval. Either the transfer of the Holdco Shares to Comcast Subsidiary in the TWC Redemption or the Comcast Subsidiary Transfer shall be permitted under applicable FCC Trust Requirements.

         (n) GP Redemption and Amendment Agreement. Each of the parties to the GP Redemption and Amendment Agreement (other than Comcast Trust I) shall have executed and delivered the GP Redemption and Amendment Agreement.

         (o) Time Warner Cable Title Policies. Time Warner Cable shall have delivered to Comcast Subsidiary ALTA extended coverage owners' policies of title insurance, or the local equivalent, dated as of the Closing Date and issued by the Title Company (the "Time Warner Cable Title Policies"), insuring, subject only to Permitted Liens, Holdco's fee or leasehold title in each parcel of the Owned Property and Leased Property with respect to which a Title Commitment was required pursuant to Section 7.6 deleting or modifying to the reasonable satisfaction of Comcast Subsidiary the Schedule B standard printed exceptions (other than Permitted Liens, and other than the survey exception or any similar exception with respect to properties for which no survey is obtained, and other than any other exception the deletion of which would require Time Warner Cable to give any affidavit or undertaking which would make representations or impose obligations more onerous than those made or set forth elsewhere in this Agreement), including gap coverage, and deleting or insuring over, subject to
Section 7.6, any Title Defects, or irrevocable Title Commitments of the Title Company to issue such Time Warner Cable Title Policies; provided, that Time Warner Cable's inability or failure to provide the Title Policies (or Title Commitments to issue the same) shall not constitute a violation of the condition set forth in this Section 8.1(o) if the Liens, or other matters relating to title, giving rise to such inability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (p) Tax Matters Agreement. Subject to any amendments pursuant to
Section 7.11, Time Warner, Time Warner Cable and Holdco shall have executed and delivered the Tax Matters Agreement substantially in the form attached as Exhibit B.

         (q) Schedule Update. Time Warner Cable shall not have exercised its right to update any Schedule to this Agreement pursuant to clause (ii) of the first sentence of Section 7.11.

         Section 8.2 Conditions to Time Warner Cable's Obligations. The obligations of Time Warner Cable to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, which may be waived by Time Warner Cable:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Comcast Trust and Comcast Subsidiary in this Agreement and in any Transaction Document to which Comcast Trust or Comcast Subsidiary is a party, if qualified by a reference to materiality, are true and, if not so

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                                                                              82

qualified, are true in all material respects at and as of Closing with the same effect as if made at and as of Closing, except to the extent a different date is specified therein, in which case such representation and warranty if qualified by a reference to materiality shall be true and correct as of such date and, if not so qualified, shall be true and correct in all material respects as of such date.

         (b) Performance of Agreements. Each of Comcast Trust and Comcast Subsidiary has performed in all material respects all obligations and agreements and has complied in all material respects with all covenants in this Agreement and in any Transaction Document to which it is a party to be performed and complied with by it at or before Closing.

         (c) Officer's Certificate. (i) Time Warner Cable has received a certificate executed by the operating trustee of Comcast Trust, dated as of Closing, reasonably satisfactory in form and substance to Time Warner Cable, certifying that the conditions specified in Sections 8.2(a) and 8.2(b), in each case solely with respect to Comcast Trust, have been satisfied, as of Closing.
(ii) Time Warner Cable has received a certificate executed by an executive officer of Comcast Subsidiary, dated as of Closing, reasonably satisfactory in form and substance to Time Warner Cable, certifying that the conditions specified in Sections 8.2(a) and 8.2(b), in each case solely with respect to Comcast Subsidiary, have been satisfied, as of Closing.

         (d) Legal Proceedings. There is no Legal Requirement, and no Judgment has been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated by this Agreement or by any Transaction Document (other than any such matter having only an immaterial effect and that does not impose criminal liability or penalties), and there is no Litigation pending which was commenced by any Governmental Authority (other than a Franchising Authority) seeking, or which if successful would have the effect of, any of the foregoing, provided that the failure to obtain a consent relating to a Transferred Systems Franchise shall not be considered to enjoin, restrain, make illegal or prohibit consummation of the transactions contemplated by this Agreement or by any Transaction Document.

         (e) HSR Act Waiting Period. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement has expired or been terminated.

         (f) Redemption Agreement. The TWC Redemption Agreement shall have been terminated without the closing thereunder occurring.

         (g) Tax Matters Agreement. Subject to any amendments pursuant to
Section 7.11, Comcast Parent and Comcast shall have executed and delivered the Tax Matters Agreement substantially in the form attached as Exhibit B.

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                                                                              83

         (h) GP Redemption and Amendment Agreement. Comcast Trust I shall have executed and delivered the GP Redemption and Amendment Agreement.

         (i) Option Exercise. Comcast Subsidiary shall have validly exercised the Option prior to 5:00 p.m. (NYT) on the Option Expiration Date.

                                    ARTICLE 9

                                     CLOSING

         Section 9.1 Closing; Time and Place. Subject to the final sentence of this Section 9.1, the closing of the transactions contemplated by Section 2.1(b) of this Agreement ("Closing") shall take place at a time and location mutually determined by Comcast Subsidiary and Time Warner Cable on the last Business Day of the calendar month in which all conditions set forth in Sections 8.1 and 8.2 have either been satisfied or waived in writing by the party entitled to the benefit of each such condition (except for conditions to be satisfied at Closing that will be satisfied at Closing), unless such conditions have not been so satisfied or waived (except for conditions to be satisfied at Closing that will be satisfied at Closing) by the fifth Business Day preceding the last Business Day of such calendar month, in which case the Closing shall take place on the last Business Day of the next calendar month (or such later date as agreed by the parties). In no event shall the Closing occur prior to the later of (x) July 1, 2005 or (y) the 30th day following the Option Exercise Date.

         Section 9.2 Time Warner Cable's Obligations. At Closing, Time Warner Cable shall deliver or cause to be delivered to Holdco or Comcast Trust (or, in the case of item (a), to Comcast Subsidiary, if applicable), as applicable, the following:

         (a) Holdco Shares. The Holdco Shares to Comcast Trust or Comcast Subsidiary, as the case may be, which shall be in definitive form, in proper form for transfer and, if requested by Comcast Trust (or Comcast Subsidiary, if applicable), Time Warner Cable shall execute, acknowledge and deliver a stock power or such other customary instruments of transfer as Comcast Trust (or Comcast Subsidiary, if applicable) may reasonably request.

         (b) Bill of Sale and Assignment and the Instrument of Assumption. The executed Bill(s) of Sale and Assignment and Instrument of Assumption with respect to the Holdco Transaction in form and substance reasonably acceptable to Time Warner Cable and Comcast Subsidiary and the executed Bill of Sale and Assignment and Instrument of Assumption with respect to the GP Redemption in substantially the form attached to the GP Redemption and Amendment Agreement, and such other instruments of transfer or assignment as may be reasonably necessary to effect the transactions contemplated hereby (excluding those delivered pursuant to Section 9.2(f)).

         (c) Lien Releases. Evidence reasonably satisfactory to Comcast Subsidiary that all Liens (other than Permitted Liens) affecting or encumbering the Transferred Assets have been terminated, released or waived or insured over as contemplated under (and only to the extent required under) Section 7.6 (in the case of the Real Property Interests), as appropriate, or original, executed instruments in form and substance reasonably satisfactory to Comcast Subsidiary effecting such terminations, releases or waivers; provided, that Time Warner Cable's inability or failure to obtain the termination, release, or waiver of any such Liens or to insure over any such Liens shall not constitute a failure to perform the obligations set forth in this Section 9.2(c) if the existence of the Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (d) FIRPTA Certificate. FIRPTA Non-Foreign Seller Certificate certifying that Time Warner Cable is not a foreign person within the meaning of
Section 1445 of the Code, reasonably satisfactory in form and substance to Comcast Subsidiary.

         (e) Power of Attorney for Accounts Receivable. The limited, irrevocable right, in Time Warner Cable's and its Controlled Affiliates' name, place and stead, as Time Warner Cable's and its Controlled Affiliates' attorney-in-fact, to cash, deposit, endorse or negotiate checks received on or after the Closing Date made out to Time Warner Cable and its Controlled Affiliates' in payment for cable services provided by the Transferred Systems and written instructions to Time Warner Cable's and its Controlled Affiliates' lock-box service provider or similar agents to promptly forward to Holdco all such cash, deposits and checks representing accounts receivable of the Transferred Systems that it or they may receive. From and after the Closing, Time Warner Cable and its Controlled Affiliates shall not deposit but shall promptly remit to Holdco any payment received by Time Warner Cable or any of its Controlled Affiliates on or after the Closing Date in respect of any such account receivable.

         (f) Deeds and Other Real Estate Transfer Documents. Special warranty deeds conveying to Holdco, subject only to the exceptions reflected on the Time Warner Cable Title Policies (if such Time Warner Cable Title Policies have been obtained, or, if such Time Warner Cable Title Policies have not been obtained, subject only to such exceptions as are consistent with the representation set forth in Section 6.4 hereof), each parcel of the Owned Property, assignments of leases of Real Property and such other documents as may be necessary to convey other Real Property Interests, in each case, in form and substance reasonably satisfactory to Comcast Subsidiary, provided that in no event shall the warranties in such deed create any greater liability or liability to any other Person on the part of the grantor in excess of that provided for under the other provisions of this Agreement.

         (g) Time Warner Cable Title Policies. Time Warner Cable Title Policies with such deletions or modifications as are required pursuant to Section 8.1(o).

         (h) GP Redemption and Amendment Agreement. The executed GP Redemption and Amendment Agreement by all parties thereto (other than Comcast Trust I).

         (i) Tax Matters Agreement. The executed Tax Matters Agreement by all parties thereto (other than Comcast Parent and Comcast).

         (j) Officer's Certificate. The executed certificate required by Section 8.1(c).

         (k) Other. Such other documents and instruments as may be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

         Section 9.3 Comcast Trust's Obligations. At Closing, Comcast and/or Comcast Trust, as applicable, shall deliver or cause to be delivered to Time Warner Cable the following:

         (a) Redemption Securities Stock Certificates. Comcast Trust shall deliver to Time Warner Cable a stock certificate evidencing the Redemption Securities which shall be in definitive form and registered in the name of Comcast Trust, in proper form for transfer and, if requested by Time Warner Cable, execute, acknowledge and deliver a stock power or such other customary instruments of transfer as Time Warner Cable may reasonably request; provided, that upon receipt of the Comcast Trust stock certificate, Time Warner Cable shall reissue Comcast Trust a new stock certificate evidencing the remaining shares of Class A Common Stock owned by Comcast Trust after giving effect to the TWC Redemption.

         (b) GP Redemption and Amendment Agreement. The executed GP Redemption and Amendment Agreement by Comcast Trust I.

         (c) Tax Matters Agreement. The executed Tax Matters Agreement by all parties thereto (other than Time Warner, Time Warner Cable and Holdco).

         (d) Officer's Certificate. The executed certificate required by Section 8.2(c).

         (e) Other. Such other documents and instruments as may be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

                                   ARTICLE 10

                             TERMINATION AND DEFAULT

         Section 10.1 Termination Events. This Agreement may be terminated prior to Closing and the transactions contemplated hereby may be abandoned:

         (a) by either Comcast Subsidiary or Time Warner Cable, at any time after the earlier (i) of nine months after the termination of the TWC Redemption Agreement without the Closing (as defined thereunder) occurring and (ii) May 31, 2007 (the earlier of (i) and (ii), the "Outside Closing Date");

         (b) at any time, by the mutual agreement of Comcast Subsidiary and Time Warner Cable;

         (c) by either Comcast Subsidiary or Time Warner Cable, at any time upon written notice to the other, if the other is in material breach or default of its respective covenants, agreements, representations, or other obligations herein or in any Transaction Document to which such Person or its Affiliates is a party and such breach or default (i) has not been cured within 30 days after receipt of written notice or such longer period as may be reasonably required to cure such breach or default (provided, that the breaching or defaulting party shall be using commercially reasonable efforts to cure such breach or default) or (ii) would not reasonably be expected to be cured prior to the Outside Closing Date; provided, that if any covenant, agreement, representation or other obligation in this Agreement is qualified by a reference to materiality or Material Adverse Effect, such qualifier shall be taken into account without duplication;

         (d) automatically without action by any party hereto if the Option shall terminate pursuant to Section 2.1(a)(iii);

         (e) by Comcast Subsidiary as provided in Section 12.16;

         (f) by Comcast Subsidiary, at any time after April 1, 2005, if by notice to the other parties Comcast Subsidiary irrevocably elects not to exercise the Option; or

         (g) automatically without action by any party hereto upon (i) the Closing (as defined in the TWC Redemption Agreement) occurring, (ii) the termination of the TWE Redemption Agreement without the Closing (as defined in the TWE Redemption Agreement) occurring or (iii) the Closing (as defined in the Tolling Agreement) occurring.

         Section 10.2 Effects of Termination. If this Agreement is terminated pursuant to Sections 10.1 or 12.16, this Agreement shall become void and of no effect without liability of any party hereto (or any Affiliate, shareholder, director, officer, trustee, employee, agent, consultant or representative of such party) to the other parties hereto, except that (a) the agreements contained in Sections 1.1, 1.2, 2.3 and 7.4, this Section 10.2 and Article 12 (other than Section 12.16) shall survive the termination hereof and (b) no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach by such party of this Agreement.

                                   ARTICLE 11

                                 INDEMNIFICATION

         Section 11.1 Indemnification by Time Warner Cable. Subject to Section 11.4, from and after the Closing, Time Warner Cable shall indemnify and hold harmless Holdco from and against any and all Losses suffered by Holdco (which shall be deemed to include any Losses suffered by Holdco or its Affiliates, or by its or their respective officers, directors, trustees, employees, agents or representatives, or any

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                                                                              87

Person claiming by or through any of them, as the case may be), from and against any and all Losses arising out of or resulting from:

         (a) any representations and warranties made by Time Warner Cable or any Transferring Person in this Agreement or in any Transaction Document (other than the Tax Matters Agreement) to which it is a party not being true and accurate in all respects, when made or at Closing (or, in the case of any representation or warranty made as of a specific date, as of such date) or any failure by Time Warner Cable to perform in all material respects pursuant to Sections 7.1(j),
7.11 and 7.20;

         (b) any failure by Time Warner Cable, or any Transferring Person or, prior to completion of the Closing, Holdco, to perform in all respects any of its covenants, agreements, or obligations in this Agreement (other than pursuant to Sections 7.1(j), 7.11 and 7.20) or in any Transaction Document (other than the Tax Matters Agreement) to which it is a party;

         (c) the Excluded Liabilities;

         (d) the Excluded Assets; or

         (e) the Holdco Indemnified Liabilities.

If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, a Lien is placed or made upon any of the properties or assets owned or leased by Holdco or any other Indemnitee under this Section, in addition to any indemnity obligation of Time Warner Cable under this Section, Time Warner Cable shall furnish a bond sufficient to obtain the prompt release thereof within 10 days after receipt from Holdco of notice thereof.

         Section 11.2 Indemnification by Holdco. Subject to Section 11.4, from and after the Closing, Holdco shall indemnify and hold harmless Time Warner Cable from and against any and all Losses suffered by Time Warner Cable (which shall be deemed to include any Losses suffered by Time Warner Cable or its Affiliates, or by its or their respective officers, directors, employees, agents or representatives, or any Person claiming by or through any of them, as the case may be), from and against any and all Losses arising out of or resulting from:

         (a) any representations and warranties made by Comcast Trust or Comcast Subsidiary in this Agreement or in any Transaction Document (other than the Tax Matters Agreement) to which such Person is a party not being true and accurate in all respects, when made or at Closing (or, in the case of any representation or warranty made as of a specific date, as of such date);

         (b) any failure by Comcast Trust, Comcast Subsidiary or, after Closing, Holdco, to perform in all respects any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document (other than the Tax Matters Agreement) to which such Person is a Party;

         (c) the Assumed Liabilities and the Holdco Transaction Liabilities;

         (d) other than with respect to the Excluded Liabilities, the ownership and operation of the Transferred Systems or the Transferred Assets after the Closing;

         (e) other than with respect to the Excluded Liabilities, any Transferred Asset or any claim or right or any benefit arising thereunder held by Time Warner Cable for the benefit of Holdco pursuant to Section 2.1(e).

If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, a Lien is placed or made upon any of the properties or assets owned or leased by Time Warner Cable or any other Indemnitee under this Section, in addition to any indemnity obligation of Holdco under this Section, Holdco shall furnish a bond sufficient to obtain the prompt release thereof within 10 days after receipt from Time Warner Cable of notice thereof.

         Section 11.3 Procedure for Certain Indemnified Claims. Promptly after receipt by a party entitled to indemnification hereunder (the "Indemnitee") of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Sections 11.1 or 11.2 or the assertion by any Governmental Authority of a claim of noncompliance under any Franchise relating, in whole or in part, to any pre Closing period (a "Franchise Matter"), the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, that failure of the Indemnitee to give the Indemnitor notice and keep it reasonably informed as provided herein shall not relieve the Indemnitor of its obligations hereunder, except to the extent that such failure to give notice shall prejudice any defense or claim available to the Indemnitor. The Indemnitor shall be entitled to assume the defense of any such Litigation or Franchise Matter with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's sole expense; provided that the Indemnitor shall not be entitled to assume or continue control of the defense of any Litigation or Franchise Matter if (i) the Litigation or Franchise Matter relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation;
(ii) the Litigation or Franchise Matter seeks an injunction or equitable relief against the Indemnitee; or (iii) the Indemnitor has failed to defend or is failing to defend in good faith the Litigation or Franchise Matter. If the Indemnitor assumes the defense of any Litigation or Franchise Matter, (i) it shall not settle the Litigation or Franchise Matter unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, reasonably satisfactory to the Indemnitee, from all liability with respect to such Litigation or Franchise Matter and (ii) it shall indemnify and hold the Indemnitee harmless from and against any and all Losses caused by or arising out of any settlement or judgment of such claim and may not claim that it does not have an indemnification obligation with respect thereto. If the Indemnitor does not assume the defense of any Litigation or Franchise Matter, the Indemnitee may defend against or settle such claim in such manner and on such terms as it in good faith deems appropriate and shall be entitled to indemnification in respect thereof in accordance with
Section 11.1 or 11.2, as applicable. If the Indemnitor is not entitled to assume the defense or continue to control the defense of any Litigation or Franchise Matter as a result of the proviso in the second sentence of this Section 11.3, the Indemnitee shall not settle the Litigation or Franchise Matter in question if the Indemnitor shall have any obligation as a result of such settlement (whether monetary or otherwise) unless such settlement is consented to in writing by the Indemnitor, such consent not to be unreasonably withheld or delayed. In no event shall the Indemnitee settle any Litigation or Franchise Matter for which the defense thereof is controlled by the Indemnitor absent the consent of the Indemnitor (such consent not to be unreasonably withheld or delayed). Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Litigation or Franchise Matter and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

         Section 11.4 Determination of Indemnification Amounts and Related Matters.

         (a) Time Warner Cable shall have no liability under Section 11.1(a) unless the aggregate amount of Losses otherwise subject to its indemnification obligations thereunder exceeds $5 million (the "Threshold Damage Requirement"), in which case Time Warner Cable shall be liable for the full amount of such Losses including the Losses incurred in reaching the Threshold Damage Requirement; provided, that for purposes of this subsection, the Threshold Damage Requirement shall not apply to any Losses resulting from or arising out of (i) the failure by Time Warner Cable to pay any copyright payments, including interest and penalties thereon, when due or any other breach of Time Warner Cable's representations, warranties, covenants or agreements with respect to copyright payments contained in this Agreement, and (ii) breaches of the representations and warranties in Sections 6.1, 6.2, 6.3, 6.4(a), 6.13, 6.15 and
6.18. The maximum liability of Time Warner Cable under Section 11.1(a) shall not exceed $50 million (the "Cap"); provided, that the Cap shall not apply to breaches of the representations and warranties in Sections 6.1, 6.2, 6.3, 6.4(a)(i), 6.13, 6.15 and 6.18.

         (b) Holdco shall have no liability under Section 11.2(a) unless the aggregate amount of Losses otherwise subject to its indemnification obligations thereunder exceeds the Threshold Damage Requirement, in which case Holdco shall be liable for the full amount of such Losses including the Losses incurred in reaching the Threshold Damage Requirement; provided, that for purposes of this subsection, the Threshold Damage Requirement shall not apply to any Losses resulting from or arising out of breaches of the representations and warranties in Sections 4.1, 4.2, 4.3, 4.5, 4.6, 5.1, 5.2, 5.3, or 5.5. The maximum liability of Holdco in the aggregate under Section 11.2(a) shall not exceed the Cap; provided, that the Cap shall not apply to breaches of the representations and warranties in Sections 4.1, 4.2, 4.3, 4.5, 4.6, 5.1, 5.2, 5.3, or 5.5.

         (c) Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 11.1 or 11.2 shall be payable by the Indemnitor as incurred by the Indemnitee, and shall bear interest at the Base Interest Rate plus 2% from the date the Losses for which indemnification is sought were incurred by the Indemnitee until the date of payment of indemnification by the Indemnitor.

         (d) If the facts and circumstances giving rise to the Loss for which indemnification is sought under Section 11.1(a) also resulted in a Loss to the Time Warner Cable Retained Cable Systems, the Loss for which indemnification is sought under Section 11.1(a) shall only be available (subject to the further limitations in Section 11.4(a)) to the extent such Loss is greater than the proportionate Loss suffered by the Time Warner Cable Retained Cable Systems and the Transferred Systems, where proportionality is based on the percentage that the Redemption Securities represent to the total number of outstanding shares of common stock of Time Warner Cable, in each case immediately prior to giving effect to the Closing; provided that the foregoing shall not apply to the extent the Loss for which indemnification is sought under Section 11.1(a) results from or arises out of a breach of any of the representations and warranties set forth in Sections 6.1, 6.2, 6.3, 6.4(a), 6.5(a), 6.6 (the penultimate sentence only),
6.10 (the first sentence only), 6.12(c), 6.13, 6.15 and 6.18. By way of example only, if the Redemption Securities represent 20% of the total number of outstanding shares of common stock of Time Warner Cable (immediately prior to giving effect to the Closing) and the Losses suffered by the Transferred Systems arising out of certain facts was $X and the Losses suffered by the Time Warner Cable Retained Cable Systems arising out of those same facts was $Y, then indemnification would be available under Section 11.1(a) but only in an amount equal to the excess (if any) of (i) $X over (ii) the sum of $X and $Y multiplied by 0.2 (and subject to the further limitations contained in Section 11.4(a)).

         (e) The Indemnitor shall not be obligated to indemnify the Indemnitee with respect to any Losses to the extent of any proceeds received in connection with any such Losses by the Indemnitee under any insurance policy of the Indemnitee in effect on the Closing Date (including under any rights under any insurance policies or proceeds that are part of the Transferred Assets). The Indemnitee will use commercially reasonable efforts to claim and recover under such insurance policies.

         (f) In determining the amount of any Losses in connection with any inaccuracy of a representation and warranty (but not for purposes of determining whether any such inaccuracy has occurred), any materiality or Material Adverse Effect qualifier in such representation or warranty will be disregarded.

         (g) Comcast Subsidiary shall have the right to enforce (on behalf and for the benefit of Holdco and any other Indemnitee pursuant to Section 11.1) the right to indemnification under Section 11.1. Notwithstanding anything to the contrary set forth in this Agreement, to the extent that any Indemnitee pursuant to Section 11.1 is or becomes a shareholder of Time Warner Cable or Time Warner or a limited partner of TWE, indemnification hereunder shall not include Losses suffered by such Indemnitee (or its Affiliates) in its shareholder or limited partner capacity by reason of (i) the indemnities being provided by Time Warner Cable hereunder or (ii) Losses suffered in such capacity in respect of any Excluded Assets, Excluded Liabilities or Holdco Indemnified Liabilities.

         Section 11.5 Time and Manner of Certain Claims. The representations and warranties of Comcast Trust, Comcast Subsidiary, Time Warner Cable or any Transferring Person in this Agreement and any Transaction Document to which such Person is a party shall survive Closing for a period of 1 year; provided, that the representations in Section 6.24 shall not survive Closing. Notwithstanding the foregoing: (a) the liability of the parties shall extend beyond the 1-year period following Closing with respect to any claim which has been asserted in a bona fide written notice before the expiration of such 1-year period specifying in reasonable detail the facts and circumstances giving rise to such right; and
(b) (i) the representations and warranties of the parties in Sections 4.1, 4.2, 4.3, 4.5, 4.6, 5.1, 5.2, 5.3, 5.5, 6.1, 6.2, 6.3, 6.4(a)(i), 6.13, 6.15 and 6.18
shall survive Closing and shall continue in full force and effect without limitation and (ii) the representations and warranties of Time Warner Cable in Sections 6.22 and 6.23 shall survive until the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).

         Section 11.6 Other Indemnification. The provisions of Sections 11.3,
11.4 and 11.5 shall be applicable to any claim for indemnification made under any other provision of this Agreement, and all references in Sections 11.3, 11.4 and 11.5 to Sections 11.1 and 11.2 shall be deemed to be references to such other provisions of this Agreement.

         Section 11.7 Exclusivity. Except as specifically set forth in this Agreement or any Transaction Document and except for claims against a party for breach of any provision of this Agreement or any Transaction Document, each party waives any rights and claims it may have against the other parties to this Agreement, whether in law or in equity, relating to the transactions contemplated hereby. The rights and claims waived by each party include claims for contribution or other rights of recovery arising out of or relating to claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After Closing,
Article 11 and the Transaction Documents shall provide the exclusive remedy for any misrepresentation or breach of warranty under this Agreement or any Transaction Document, other than any claims sounding in fraud.

         Section 11.8 Release.

         (a) Except as provided in Section 11.8(b), effective as of the Closing, each of Comcast, Comcast Subsidiary and Comcast Trust does hereby, for itself and each of its wholly owned Subsidiaries and their respective successors and assigns, and all Persons who at any time prior to the Closing have been shareholders, directors, officers, members, agents, trustees or employees of Comcast, Comcast Subsidiary or Comcast Trust or any of their respective Affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so) (collectively, the "Comcast Trust Releasing Parties"), remise, release and forever discharge Time Warner Cable and each of its Subsidiaries and Affiliates, their respective predecessors, successors and assigns, and all Persons who at any time prior to the Closing have been shareholders, directors, officers, members, agents, trustees or employees of Time Warner Cable or any of its respective Subsidiaries, Affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so), and their respective heirs, executors, administrators, predecessors, successors and assigns (collectively, the "Time Warner Cable Released Parties"), from any and all Liabilities whatsoever (other than Liabilities based on claims sounding in fraud), whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing, whether or not known as of the Closing, related to, arising out of or resulting from Comcast Trust's ownership of the Redemption Securities. Comcast, Comcast Subsidiary and Comcast Trust agree, on behalf of their self and each of the other Comcast Trust Releasing Parties, that they will not assert any claims against any Time Warner Cable Released Party with respect to matters covered by the foregoing release.

         (b) Nothing contained in Section 11.8(a) shall impair any right of any Person to enforce this Agreement or any other Transaction Document, in each case in accordance with its terms.

         Section 11.9 Indemnification for Income Taxes. Notwithstanding any other provision of this Agreement, the provisions of Sections 11.1 through 11.8 shall not apply to any Liability for Income Taxes, which shall be governed exclusively by the Tax Matters Agreement. For the avoidance of doubt, rights under this Agreement shall provide the exclusive remedies for any breach of the representations and warranties provided in Section 6.24 hereof.

         Section 11.10 Tax Treatment of Indemnification Payments.

         (a) For all Tax purposes (unless required by a change in applicable Tax law or a good faith resolution of a contest) the parties hereto agree to treat and to cause their respective affiliates to treat any payment (i) to Holdco by Time Warner Cable pursuant to an indemnification, reimbursement or refund obligation provided for in this Agreement (a "Time Warner Cable Indemnification Payment"), or (ii) to Time Warner Cable by Holdco pursuant to an indemnification, reimbursement or refund obligation provided for in this Agreement (a "Holdco Indemnification Payment" and collectively with any Time Warner Cable Indemnification Payment, an "Indemnification Payment") as (x) with respect to a Time Warner Cable Indemnification Payment, a contribution by Time Warner Cable to Holdco occurring immediately prior to the Closing, and (y) with respect to a Holdco Indemnification Payment, an adjustment to the Cash Amount transferred by Time Warner Cable to Holdco pursuant to the Holdco Transaction occurring immediately prior to the Closing.

         (b) Notwithstanding Section 11.10(a) above, any Indemnification Payments that represent interest payable under Section 11.4(c) hereof shall be treated for all Tax purposes (unless required by a change in applicable Tax law or a good faith resolution of a contest), as (i) deductible to the Indemnitor and (ii) taxable to the Indemnitee.

         (c) The amount of any Loss for which indemnification is provided under this Agreement shall be (i) increased to take account of net Tax cost, if any, incurred by the Indemnitee arising from the receipt or accrual of an Indemnification Payment hereunder, (grossed up for such increase) and (ii) reduced to take account of the net Tax benefit, if any, realized by the Indemnitee arising from incurring or paying such indemnified amount. In computing the amount of any such Tax cost or benefit, (i) the term Indemnitee shall be deemed to include any member of any Affiliated Group of which the Indemnitee is a member, and (ii) the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any Indemnification Payment hereunder or incurring or paying any indemnified amount hereunder. Any Indemnification Payment hereunder shall initially be made without regard to this
Section 11.10(c) and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnitee has Actually Realized such cost or benefit. The amount of any increase or reduction hereunder shall be adjusted to reflect any adjustment with respect to the Indemnitee's liability for Taxes, and payments between the parties hereto to reflect such adjustment shall be made. Notwithstanding the above, this Section 11.10(c) shall not apply to interest as described in Section 11.10(b).

         Section 11.11 Guaranteed Obligations of Comcast.

         (a) From and after the Closing, Comcast hereby agrees to fully and unconditionally guarantee to Time Warner Cable the due and punctual performance, compliance and payment of Holdco, Comcast Trust and Comcast Subsidiary (each, a "Guaranteed Party" and collectively, the "Guaranteed Parties") of each and every covenant, term, condition or other obligation to be performed or complied with by any such party for the benefit of Time Warner Cable (or any Affiliate thereof or any Indemnitee pursuant to Section 11.2) under this Agreement and any Transaction Document to which any Guaranteed Party is a party delivered in connection herewith when, and to the extent that, any of the same shall become due and payable or performance of or compliance with any of the same shall be required (collectively, the "Guaranteed Obligations").

         (b) Comcast hereby acknowledges and agrees that this guarantee constitutes an absolute, present, primary, continuing and unconditional guaranty of performance, compliance and payment by each of the Guaranteed Parties of the Guaranteed Obligations when due under this Agreement and any Transaction Document to which any Guaranteed Party is a party delivered in connection herewith and not of collection only and is in no way conditioned or contingent upon any attempt to enforce such performance, compliance or payment by a Guaranteed Party or upon any other condition or contingency. Comcast hereby waives any right to require a proceeding first against any of the Guaranteed Parties.

         (c) The obligations of Comcast under this guarantee shall not be subject to any reduction, limitation, impairment or termination for any reason (other than by indefeasible payment or performance in full of any of the Guaranteed Obligations) and shall not be subject to (i) any discharge of any of the Guaranteed Parties from any of the Guaranteed Obligations in a bankruptcy or similar proceeding (except by indefeasible payment or performance in full of the Guaranteed Obligations) or (ii) any other circumstance whatsoever which constitutes, or might be construed to constitute an equitable or legal discharge of Comcast as guarantor under this Section 11.11.

         (d) Comcast shall cause any transferee of or successor to all or substantially all of the assets of Comcast to assume Comcast's obligations under this Section 11.11.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

         Section 12.1 Expenses. Except as otherwise specifically provided in Sections 3.4, 7.3 or 12.2 or elsewhere in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

         Section 12.2 Attorneys' Fees. If any Litigation between the parties hereto with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby shall be resolved or adjudicated by a Judgment of any court, the party prevailing under such Judgment (as determined by the trier of fact based on all relevant facts, including, but not limited to, amounts demanded or sought in such litigation, amounts, if any, offered in settlement of such litigation and amounts, if any, awarded in such litigation) shall be entitled, as part of such Judgment, to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation.

         Section 12.3 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any Transaction Document. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement or any Transaction Document shall be in writing and shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         Section 12.4 Notices. All notices, requests, demands, applications, services of process and other communications which are required to be or may be given under this Agreement or any Transaction Document shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission, upon answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties at the following addresses:

                  To Comcast or Holdco (after the Closing):

                               Comcast Cable Communications Holdings, Inc.
                               1500 Market Street
                               Philadelphia, PA  19102-2184
                               ATTN: General Counsel
                               Fax: (215) 981-7794

         With a Required Copy to:

                               Davis Polk & Wardwell
                               450 Lexington Avenue
                               New York, NY 10017
                               ATTN: Dennis S. Hersch
                                     William L. Taylor
                               Fax:  (212) 450--4800

         To Comcast Subsidiary:

                               MOC Holdco II, Inc.
                               1201 N. Market Street
                               Suite 1405
                               Wilmington, DE 19801
                               ATTN: President
                               Fax:  (302) 658-1600

         With a Required Copy to:

                               Davis Polk & Wardwell
                               450 Lexington Avenue
                               New York, NY 10017
                               ATTN: Dennis S. Hersch
                                     William L. Taylor
                               Fax:  (212) 450--4800

         To Comcast Trust:

                               TWE Holdings II Trust
                               c/o Edith E. Holiday
                               801 West Street
                               2nd Floor
                               Wilmington, DE 19801
                               Fax: (302) 428--1410

         With a Required Copy to:

                               Hogan & Hartson
                               111 South Calvert Street
                               Baltimore, MD 21202

                               ATTN: Michael J. Silver
                               Fax: (410) 539-6981

         To Time Warner Cable or Holdco (prior to the Closing):

                               c/o Time Warner Cable Inc.
                               290 Harbor Drive
                               Stamford, CT 06902--6732
                               ATTN:Chief Executive Officer
                               Fax: (203) 328-3295

         With Required Copies to:

                               Legal Department
                               Time Warner Cable Inc.
                               290 Harbor Drive
                               Stamford, CT  06902-6732
                               ATTN:General Counsel
                               Fax: (203) 328-4094

                               Paul, Weiss, Rifkind, Wharton & Garrison LLP
                               1285 Avenue of the Americas
                               New York, NY 10019
                               ATTN: Kelley D. Parker
                                     Robert B. Schumer
                               Fax:  (212) 757-3990

or to such other address as any party shall have furnished to the other, by notice given in accordance with this Section. Such notice shall be effective,
(i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, upon confirmation of transmission received, or (iii) if mailed, upon the date of delivery as shown by the return receipt therefor.

         Section 12.5 Entire Agreement; Prior Representations; Amendments. This Agreement, the Confidentiality Agreements (subject to the last sentence of this Section 12.5) and the Transaction Documents executed concurrent herewith embody the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, agreements and understandings, oral or written, with respect thereto. Notwithstanding any representations which may have been made by either party in connection with the transactions contemplated by this Agreement, each party acknowledges that it has not relied on any representation by the other party with respect to such transactions, the Transferred Assets, or the Transferred Systems except those contained in this Agreement, the Schedules or the Exhibits hereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification or discharge may be sought to be enforced. The Confidentiality Agreements, as each relates to any obligation to keep confidential information regarding the Transferred Assets, the Transferred Systems and/or the Assumed Liabilities are hereby terminated. The Alternate Transaction Letter shall terminate on May 31, 2005.

         Section 12.6 Specific Performance. The parties recognize that their rights under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by applicable law so long as the party seeking such relief is prepared to consummate the transactions contemplated hereby. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. The parties waive any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award or injunctive, mandatory or other equitable relief.

         Section 12.7 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.4 shall be deemed effective service of process on such party.

         Section 12.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 12.9 Binding Effect; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. No party hereto shall assign this Agreement or delegate any of its duties hereunder to any other Person without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided that Comcast Subsidiary may assign its rights and delegate its obligations under this Agreement (in whole or in part) to any Affiliate of Comcast Subsidiary, upon written notice to Time Warner Cable. For purposes of this Section, any change in control of Comcast, Comcast Trust, Comcast Subsidiary or Time Warner Cable shall not constitute an assignment by it of this Agreement. In no event shall any assignment of rights or delegation of obligations relieve any party of its obligations hereunder.

         Section 12.10 Headings and Schedules. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Reference to Schedules shall, unless otherwise indicated, refer to the Schedules attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.

         Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 12.12 GOVERNING LAW. THE VALIDITY, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT AND ALL TRANSACTION DOCUMENTS, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

         Section 12.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

         Section 12.14 Third Parties; Joint Ventures. This Agreement constitutes an agreement solely among the parties hereto, and, except as otherwise expressly provided herein, is not intended to and shall not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person other than the parties hereto and their respective successors, or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement except that Time Warner shall be an express third party beneficiary of Section 2.3. For the avoidance of doubt, no Person other than a party hereto shall have any right to enforce
Section 3.1 or any other provision of this Agreement to the extent relating thereto. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

         Section 12.15 Construction. This Agreement has been negotiated by Comcast Trust, Comcast Subsidiary and Time Warner Cable and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

         Section 12.16 Risk of Loss; Governmental Taking.

         (a) Time Warner Cable shall bear the risk of any loss or damage to the Transferred Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. In the event any such loss or damage occurs, Time Warner Cable shall (at its expense) use its commercially reasonable efforts to replace or restore such lost or damaged property as soon as practicable and in any event prior to Closing (or, if such damaged property is not replaced or restored prior to Closing, Time Warner shall indemnify Holdco for any Losses arising out of such unrepaired damage or unrestored property). If any loss or damage is equal to or greater than $50,000,000 and is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of a Transferred System by the Outside Closing Date, Time Warner Cable shall, to the extent reasonably practical, immediately notify Comcast Subsidiary in writing of that fact (which notice shall, to the extent reasonably practical, specify with reasonable particularity the loss or damage incurred, the cause thereof if known or reasonably ascertainable, and the insurance coverage related thereto), and Comcast Subsidiary, at any time within 10 days after receipt of such notice, may elect by written notice to Time Warner Cable, to either (i) waive such defect and proceed toward consummation in accordance with the terms of this Agreement (provided that any such waiver shall also be deemed to be a waiver of any right to indemnification pursuant to the first sentence of this Section 12.16(a) or pursuant to Section 11.1 for any breach of any (x) representation or warranty of Time Warner Cable set forth in Article 6 resulting from any such loss or damage or (y) covenant hereunder to the extent that compliance therewith is frustrated or made commercially impracticable as a result of such loss or damage) or (ii) terminate this Agreement, subject to Section 10.2. If Comcast Subsidiary elects to so terminate this Agreement, Time Warner Cable shall be discharged of any and all obligations hereunder, subject to Section 10.2. If Comcast Subsidiary elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, there shall be no adjustment in the consideration payable to or by Transferee on account of such loss or damage, but all insurance proceeds received or receivable by Time Warner Cable or its Affiliates (determined on an effective after-tax basis as if TWE is instead of being partnership, a stand-alone corporation) as a result of the occurrence of the event resulting in such loss or damage (to the extent not already expended by Time Warner Cable or its Affiliates to restore or replace the lost or damaged Transferred Assets), except for any proceeds from business interruption insurance relating to the loss of revenue for any period through and including the Closing Date, shall be delivered by Time Warner Cable or its Affiliates to Holdco, or the rights to such proceeds shall be assigned by Time Warner Cable or its Affiliates to Holdco if not yet received by Time Warner Cable or its Affiliates. Time Warner Cable shall pay any deductible required and/or the self-insured portion of any such loss with respect to all such insurance proceeds payable under any insurance policy held by Time Warner Cable or its Affiliates. Any amounts received or receivable hereunder shall not be included in the Closing Net Liabilities Amount.

         (b) If, prior to Closing, any material part of or interest in the Transferred Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Time

Warner Cable or any of its Affiliates that it intends to condemn or take all or any of the Transferred Assets (such event being called, in either case, a "Taking"), then Comcast Subsidiary may terminate this Agreement. If Comcast Subsidiary does not elect to terminate this Agreement, (i) Comcast Subsidiary shall have the sole right, in the name of Time Warner Cable and its Affiliates, if Comcast Subsidiary so elects, to negotiate for, claim, contest and subject to the Closing occurring, and have Holdco receive all damages with respect to the Taking, (ii) Time Warner Cable shall be relieved of its obligation to convey to Holdco the Transferred Assets or interests that are the subject of the Taking if the Taking has occurred (but, subject to the Closing occurring, shall convey to Holdco any interest therein still held by Time Warner Cable or its Affiliates and any replacement property acquired by Time Warner Cable or its Affiliates),
(iii) at Closing, Time Warner Cable and its Affiliates shall assign to Holdco all of Time Warner Cable's and its Affiliates' rights to all payments received or receivable by Time Warner Cable or its Affiliates (determined on an effective after-tax basis as if TWE is, instead of being a partnership, a stand-alone corporation), with respect to such Taking and shall pay to Holdco all such payments previously paid to Time Warner Cable or any of its Affiliates with respect to the Taking (to the extent not already expended by Time Warner Cable or its Affiliates to restore or replace the taken Assets), and (iv) following Closing, Time Warner Cable and its Affiliates shall give Holdco such further assurances of such rights and assignment with respect to the Taking as Holdco may from time to time reasonably request. Any amounts received or receivable hereunder shall not be included in the Closing Net Liabilities Amount.

         Section 12.17 Commercially Reasonable Efforts. For purposes of this Agreement, "commercially reasonable efforts" shall not, with regard to obtaining any consent, approval or authorization, be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

         Section 12.18 Time. Time is of the essence under this Agreement. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                               COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.

                               By: /s/ Robert S. Pick
                                   ----------------------------
                                   Name: Robert S. Pick
                                   Title: Senior Vice President

                               MOC HOLDCO II, INC.

                               By: /s/ James P. McCue
                                   --------------------
                                   Name: James P. McCue
                                   Title: President

                               TWE HOLDINGS II TRUST

                               By: /s/ Edith E. Holiday
                                   --------------------
                                   Name: Edith E. Holiday, solely in her
                                   capacity as Operating Trustee

                               CABLE HOLDCO INC.

                               By: /s/ Satish Adige
                                   -----------------
                                   Name: Satish Adige
                                   Title: SVP, Investments

                               TIME WARNER CABLE INC.

                               By: /s/ Satish Adige
                                   ----------------
                                   Name: Satish Adige
                                   Title: SVP, Investments

                               TWE HOLDING I LLC

                               By: /s/ Satish Adige
                                   -----------------
                                   Name: Satish Adige
                                   Title: SVP, Investments

Solely for purposes of Section 2.3 and the last sentence of Section 12.5:

COMCAST CORPORATION

By: /s/ Robert S. Pick
    -----------------------------
     Name: Robert S. Pick
     Title: Senior Vice President

Solely for purposes the last sentence of Section 12.5:

TIME WARNER INC.

By: /s/ Robert Marcus
    ----------------------------
    Name: Robert Marcus
    Title: SVP

Solely for purposes of Section 2.1(b)(iv):

TWE HOLDINGS I TRUST

By: /s/ Edith E. Holiday
    -------------------------------------
    Name: Edith E. Holiday, solely in her
    capacity as Operating Trustee